                                                                  EXHIBIT 10.10


                                                                  EXECUTION COPY
                                                                            ESBU

================================================================================


                           ASSET PURCHASE AGREEMENT



                                    BETWEEN



                                CBS CORPORATION



                                      AND



                             WGNH ACQUISITION, LLC



                           DATED AS OF JUNE 25, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE 1

                                DEFINITIONS..................................  4

SECTION 1.1.  Specified Definitions..........................................  4
              ---------------------
SECTION 1.2.  Other Terms.................................................... 17
              -----------
SECTION 1.3.  Other Definitional Provisions.................................. 17
              -----------------------------

                                   ARTICLE 2

           SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES............ 18

SECTION 2.1.  Purchase and Sale.............................................. 18
              -----------------
SECTION 2.2.  Acquired Assets and Excluded Assets............................ 18
              -----------------------------------
        (a)     Acquired Assets.............................................. 18
                ---------------
        (b)     Excluded Assets.............................................. 21
                ---------------
        (c)     Nonassignable Rights......................................... 24
                --------------------
        (d)     Termination of Rights of Sold Subsidiaries................... 24
                ------------------------------------------
SECTION 2.3.  Assumption of Liabilities...................................... 25
              -------------------------
        (a)     Assumed Liabilities.......................................... 25
                -------------------
        (b)     Excluded Liabilities......................................... 27
                --------------------
SECTION 2.4.  Purchase Price................................................. 29
              --------------
SECTION 2.5.  Purchase Price Adjustment...................................... 29
              -------------------------

                                   ARTICLE 3

                                THE CLOSING.................................. 34

SECTION 3.1.  Closing Date................................................... 34
              ------------
SECTION 3.2.  Transactions to be Effected at the Closing..................... 34
              ------------------------------------------
        (a)     Deliveries by Sellers........................................ 34
                ---------------------
        (b)     Deliveries by Purchaser...................................... 34
                -----------------------
        (c)     Nominee Shares............................................... 35
                --------------

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES....................... 35

SECTION 4.1.  Representations and Warranties of CBS.......................... 35
              -------------------------------------
        (a)     Organization, Standing and Power............................. 35
                --------------------------------
        (b)     Authority.................................................... 35
                ---------

                                                                            Page
                                                                            ----

        (c)    Financial Statements; Undisclosed Liabilities................. 37
               ---------------------------------------------
        (d)    Compliance with Applicable Laws............................... 38
               -------------------------------
        (e)    Litigation; Decrees........................................... 39
               -------------------
        (f)    Title to Acquired Assets; Leasehold Interests................. 39
               ---------------------------------------------
        (g)    Real Property................................................. 40
               -------------
        (h)    Intellectual Property and Technology.......................... 42
               ------------------------------------
        (i)    Insurance..................................................... 43
               ---------
        (j)    Contracts..................................................... 44
               ---------
        (k)    Sufficiency of Acquired Assets................................ 47
               ------------------------------
        (l)    Absence of Certain Changes or Events.......................... 47
               ------------------------------------
        (m)    Employee Benefits............................................. 48
               -----------------
        (n)    Environmental Matters......................................... 51
               ---------------------
        (o)    Taxes......................................................... 53
               -----
        (p)    Sold Subsidiaries............................................. 55
               -----------------
        (q)    Labor Matters................................................. 55
               -------------
        (r)    Outstanding Bids.............................................. 56
               ----------------
        (s)    Major Suppliers and Customers................................. 56
               -----------------------------
        (t)    Year 2000..................................................... 57
               ---------
        (u)    Tangible Property............................................. 57
               -----------------
SECTION 4.2.  Representations and Warranties of Purchaser.................... 57
              -------------------------------------------
        (a)    Organization, Standing and Power.............................. 57
               --------------------------------
        (b)    Authority..................................................... 58
               ---------
        (c)    U.S.-Controlled Entity........................................ 59
               ----------------------
        (d)    U.K. Shareholder Approval..................................... 59
               -------------------------

                                   ARTICLE 5

                                 COVENANTS................................... 59

SECTION 5.1. (a) Covenants of CBS Relating to Conduct of Business............ 59
                 ------------------------------------------------
        (b)    Advice of Changes............................................. 62
               -----------------
SECTION 5.2.  Access to Information; Consultation............................ 62
              -----------------------------------
SECTION 5.3.  Governmental Approvals, Etc.................................... 64
              ---------------------------
SECTION 5.4.  Novations of Contracts and Third Party Consents................ 66
              -----------------------------------------------
SECTION 5.5.  Employee Matters............................................... 68
              ----------------
        (a)    Employee Matters.............................................. 68
               ----------------
        (b)    Accrued Vacation.............................................. 69
               ----------------
        (c)    Union Representation.......................................... 70
               --------------------
        (d)    Pension Plan.................................................. 70
               ------------
        (e)    Savings Plan.................................................. 72
               ------------
        (f)    Welfare Benefits.............................................. 74
               ----------------
        (g)    Severance Obligations......................................... 77
               ---------------------

                                                                            Page
                                                                            ----

        (h)     Executive Compensation......................................  78
                ----------------------
        (i)     Cooperation.................................................  79
                -----------
        (j)     WARN Act....................................................  79
                --------
        (k)     COBRA.......................................................  79
                -----
        (l)     Workers Compensation........................................  79
                --------------------
        (m)     Retained Liabilities........................................  80
                --------------------
        (n)     Actuarial Determinations and Payments.......................  80
                -------------------------------------
        (o)     Post-Closing Hiring of Employees............................  81
                --------------------------------
        (p)     Free-Standing Plans.........................................  81
                -------------------
        (q)     Foreign Employment Matters..................................  82
                --------------------------
        (r)     No Right to Employment......................................  84
                ----------------------
        (s)     Alternative Procedure.......................................  84
                ---------------------
SECTION 5.6.  Collection of Receivables.....................................  84
              -------------------------
SECTION 5.7.  Expenses......................................................  84
              --------
SECTION 5.8.  Brokers or Finders............................................  84
              ------------------
SECTION 5.9.  Shared Technology and Trademark License Agreements............  85
              ---------------------
SECTION 5.10.  Certain Information..........................................  86
               -------------------
SECTION 5.11.  Bulk Transfer Laws...........................................  87
               ------------------
SECTION 5.12.  Additional Agreements........................................  87
               ---------------------
SECTION 5.13.  Certain Understandings.......................................  88
               ----------------------
SECTION 5.14.  Allocation; Tax Matters......................................  88
               -----------------------
SECTION 5.15.  Supplies.....................................................  93
               --------
SECTION 5.16.  Transfer of Assets of Sold Subsidiaries......................  94
               ---------------------------------------
SECTION 5.17.  Removal of Excluded Assets and Liabilities from Sold
               ----------------------------------------------------
        Subsidiaries........................................................  94
        ------------
SECTION 5.18.  Credit Support...............................................  94
               --------------
SECTION 5.19.  Non-Competition and Confidentiality..........................  95
               -----------------------------------
SECTION 5.20.  Related Agreements...........................................  97
               ------------------
        (a)     Transitional Services.......................................  97
                ---------------------
        (b)     Business Supply Agreement...................................  97
                -------------------------
        (c)     Facilities..................................................  97
                ----------
        (d)     Field Sales Offices.........................................  97
                -------------------
SECTION 5.21.  Business Relationships with Sellers..........................  98
               -----------------------------------
SECTION 5.22.  Science and Technology Center................................  98
               -----------------------------
SECTION 5.23.  U.S.-Controlled Entity.......................................  99
               ----------------------
SECTION 5.24.  Insurance Matters............................................  99
               -----------------
SECTION 5.25.  Guarantee Agreement..........................................  99
               -------------------
SECTION 5.26.  Waivers...................................................... 100
               -------
SECTION 5.27.  Third Party Agreements....................................... 100
               ----------------------
SECTION 5.28.  [Intentionally omitted....................................... 100
SECTION 5.29.  Year 2000 Matters............................................ 100
               -----------------

                                                                            Page
                                                                            ----

SECTION 5.30.  Joint Defense Agreement...................................... 101
               -----------------------
SECTION 5.31.  Waltz Mill Service Center.................................... 101
               -------------------------
SECTION 5.32.  Guarantee Agreement.......................................... 101
               -------------------

                                   ARTICLE 6

                            CONDITIONS PRECEDENT............................ 101

SECTION 6.1.  Conditions to Each Party's Obligation......................... 101
              -------------------------------------
        (a)    Certain Waiting Periods...................................... 101
               -----------------------
        (b)    No Injunctions or Restraints................................. 101
               ----------------------------
        (c)    Governmental Action.......................................... 102
               -------------------
        (d)    Governmental Consents........................................ 102
               ---------------------
        (e)    Consummation of the GESCO Asset Purchase Agreement........... 102
               --------------------------------------------------
SECTION 6.2.  Conditions to Obligation of Purchaser......................... 102
              -------------------------------------
        (a)    Representations and Warranties............................... 102
               ------------------------------
        (b)    Performance of Obligations of CBS............................ 102
               ---------------------------------
        (c)    Material Permits............................................. 102
               ----------------
        (d)    Conveyancing Documents....................................... 103
               ----------------------
        (e)    Opinion of CBS's Counsel..................................... 103
               ------------------------
SECTION 6.3.  Conditions to Obligation of CBS............................... 103
              -------------------------------
        (a)    Representations and Warranties............................... 103
               ------------------------------
        (b)    Performance of Obligations of Purchaser...................... 103
               ---------------------------------------
        (c)    Guarantee Agreement.......................................... 103
               -------------------
        (d)    Opinion of Purchaser's Counsel............................... 104
               ------------------------------

                                   ARTICLE 7

                      TERMINATION, AMENDMENT AND WAIVER..................... 104

SECTION 7.1.  Termination................................................... 104
              -----------
SECTION 7.2.  Amendments and Waivers........................................ 105
              ----------------------

                                   ARTICLE 8

                               INDEMNIFICATION.............................. 106

SECTION 8.1.  Indemnification By CBS........................................ 106
              ----------------------
SECTION 8.2.  Indemnification by Purchaser.................................. 111
              ----------------------------
SECTION 8.3.  Characterization of Indemnification Payments.................. 112
              --------------------------------------------
SECTION 8.4.  Losses Net of Insurance; Tax Loss and Benefits; No
              --------------------------------------------------
        Consequential Damages............................................... 112
        ---------------------
SECTION 8.5.  Termination of Indemnification................................ 113
              ------------------------------
SECTION 8.6.  Procedures Relating to Third Party Claims (Other than Tax
              ---------------------------------------------------------

                                                                            Page
                                                                            ----

        Controversies and Environmental Liabilities)........................ 114
        --------------------------------------------
SECTION 8.7.  Procedures Relating to Non-Third Party Claims................. 115
              ---------------------------------------------
SECTION 8.8.  Arbitration of Certain Environmental Liabilities.............. 115
              ------------------------------------------------
SECTION 8.9.  Procedures Relating to Claims Constituting an
              ---------------------------------------------
        Environmental Liability............................................. 116
        -----------------------
SECTION 8.10.  Steam Generator Matters...................................... 117
               -----------------------
SECTION 8.11.  Subrogation.................................................. 117
               -----------

                                   ARTICLE 9

                             GENERAL PROVISIONS............................. 118

SECTION 9.1.  Notices....................................................... 118
              -------
SECTION 9.2.  Interpretation................................................ 120
              --------------
SECTION 9.3.  Survival of Representations, Warranties and Covenants......... 120
              -----------------------------------------------------
SECTION 9.4.  Severability.................................................. 120
              ------------
SECTION 9.5.  Counterparts.................................................. 121
              ------------
SECTION 9.6.  Entire Agreement; No Third Party Beneficiaries................ 121
              ----------------------------------------------
SECTION 9.7.  Governing Law................................................. 121
              -------------
SECTION 9.8.  Mediation; Consent to Jurisdiction............................ 121
              ----------------------------------
SECTION 9.9.  Publicity..................................................... 122
              ---------
SECTION 9.10.  Assignment................................................... 123
               ----------
SECTION 9.11.  Waiver of Jury Trial; Trial Costs............................ 123
               ---------------------------------

                                                                            Page
                                                                            ----

Exhibit A                   Terms of ESBU/PCD Business Supply Agreement

Exhibit B                   Shared Technology Agreement

Exhibit C                   Trademark and Trade Name License Agreement

Exhibit D                   Terms of Transitional Services Agreement

Exhibit E                   Guarantee Agreement

Exhibit F                   Joint Defense Agreement


                                List of Annexes

Annex S                     Steam Generator Matters


                               List of Schedules

Schedule 1.1(b)             Leased Real Property

Schedule 1.1(c)             Owned Real Property

Schedule 1.1(d)             Permitted Liens

Schedule 1.1(e)             Selling Subsidiaries

Schedule 1.1(f)             Steam Generator Settlement Agreements

Schedule 1.1(g)             Sold Subsidiaries

Schedule 2.2(a)             Acquired Assets

Schedule 2.2(b)             Excluded Assets

Schedule 2.3(a)(i)          Contractual Liabilities

Schedule                    Other Assumed Liabilities
2.3(a)(xviii)

                                                                            Page
                                                                            ----


Schedule 2.3(b)             Non-excluded Liabilities

Schedule 2.5(a)             Target Amount

Schedule 4.1(b)(i)          Consents under Intellectual
                            Property, Technology and Other
                            Contracts

Schedule 4.1(b)(ii)         Governmental Consents,
                            Approvals, and Filings

Schedule 4.1(c)(i)(A)       Financial Statements:
                            Differences between the Business
                            and Assets and Liabilities in
                            Financial Statements

Schedule 4.1(c)(i)(B)       Financial Statements:
                            Reconciliation

Schedule 4.1(c)(ii)         Undisclosed Liabilities

Schedule 4.1(c)(iii)        Accounts Receivable

Schedule 4.1(c)(v)          Order Backlog Information

Schedule 4.1(d)(i)          Compliance with Applicable
                            Laws

Schedule 4.1(d)(ii)         Non-Compliance with Cost
                            Accounting Standards.

Schedule 4.1(e)             Certain Lawsuits, Actions and
                            Proceedings

Schedule 4.1(g)(i)          Leases of Owned Real Property

Schedule 4.1(g)(iv)         Subleases Affecting Leased Real
                            Property.

Schedule 4.1(h)(i)          Intellectual Property and
                            Technology

Schedule 4.1(h)(ii)         Intellectual Property Subject
                            to Security Interest

                                                                            Page
                                                                            ----

Schedule 4.1(h)(iii)        Non-Sole Ownership -
                            Intellectual Property

Schedule 4.1(h)(iv)         Written Challenges to Intellectual
                            Property Rights

Schedule 4.1(h)(v)          CBS Infringement Claims

Schedule 4.1(h)(vi)         Third Party Infringement Claims

Schedule 4.1(h)(vii)        Copyright or Patent Proceedings

Schedule 4.1(i)             Insurance

Schedule                    Employment Contracts
4.1(j)(A)(i)

Schedule                    Collective Bargaining
4.1(j)(A)(ii)               Agreements

Schedule                    Affiliated Contracts
4.1(j)(A)(iii)

Schedule                    Credit Agreements
4.1(j)(A)(iv)

Schedule                    Non-Compete Covenants
4.1(j)(A)(v)

Schedule                    Real Property Leases
4.1(j)(A)(vi)

Schedule                    Personal Property Leases
4.1(j)(A)(vii)

Schedule                    Purchase Contracts
4.1(j)(A)(viii)

Schedule                    Products or Services Contracts
4.1(j)(A)(ix)

Schedule                    Joint Ventures, Long-Term
4.1(j)(A)(x)                Alliances, Partnerships or
                            Teaming Agreements

                                                                            Page
                                                                            ----

Schedule                    Options or Franchise Agreements
4.1(j)(A)(xi)

Schedule                    Take-or-Pay or Requirements
4.1(j)(A)(xii)              Contracts

Schedule                    Sale or Disposition of Assets
4.1(j)(A)(xiii)

Schedule                    Contracts Outside the Ordinary
4.1(j)(A)(xiv)              Course of Business

Schedule                    License or Development
4.1(j)(A)(xv)               Agreements

Schedule                    Material Contracts
4.1(j)(A)(xvi)

Schedule 4.1 (j)(C)         Allegations of Fraud by Federal
                            Agencies

Schedule 4.1(k)             Sufficiency of Acquired Assets

Schedule 4.1(l)             Non-Ordinary Course; Certain
                            Changes or Events

Schedule 4.1(m)(i)          Employee Benefit Plans

Schedule 4.1(m)(ii)         Governmental Filings; Litigation
                            and Termination Proceedings

Schedule 4.1(m)(iii)        Compliance with ERISA

Schedule 4.1(m)(iv)         Determination Letters; Qualified
                            Plans

Schedule 4.1(m)(v)          Prohibited Transactions;
                            Reportable Events

Schedule                    Unfunded Benefit Liabilities
4.1(m)(vii)

Schedule                    Multiemployee Plans
4.1(m)(viii)                Withdrawal Liabilities

Schedule 4.1(m)(ix)         Bonus and Severance Payments

                                                                            Page
                                                                            ----


Schedule 4.1(m)(xi)         Amendments to Benefit Plans

Schedule                    COBRA Compliance
4.1(m)(xii)

Schedule                    Underfunding of Foreign Benefit
4.1(m)(xiii)                Plans

Schedule                    Environmental Permits
4.1(n)(iii)(a)

Schedule 4.1                Material Legal or
(n)(iii)(b)                 Administrational Proceedings for
                            Permits

Schedule 4.1(n)(iv)         Governmental Consent to
                            Transfer

Schedule 4.1(n)(v)          Outstanding or Threatened
                            Government Authority Non-
                            Compliance Order or Notice of
                            Violation

Schedule 4.1(n)(vi)         Agency Action Relating to
                            Environmental Compliance

Schedule                    CERCLA Potentially Responsible
4.1(n)(viii)                Party (PRP) Sites

Schedule 4.1(o)(i)          Taxes: Filings

Schedule 4.1(o)(ii)         Taxes: Deficiency Claims

Schedule 4.1(o)(iii)        Taxes: Extensions

Schedule 4.1(o)(iv)         Taxes: Statute of Limitation
                            Waivers

Schedule 4.1(o)(v)          Taxes: Assets Owned by Others
                            and Tax-Exempt Use Property

Schedule 4.1(o)(vi)         Taxes: Adjustments due to
                            Change in Accounting Method

                                                                            Page
                                                                            ----

Schedule 4.1(o)(vii)        Taxes: Pending Audits or
                            Proceedings

Schedule                    Taxes: Powers of Attorney
4.1(o)(viii)

Schedule 4.1(o)(ix)         Taxes: Adverse Ruling Against
                            Sold Subsidiary or Acquired
                            Assets

Schedule 4.1(o)(x)          Taxes: Compliance with the Code

Schedule 4.1(o)(xi)         Taxes: Covenants; Non-
                            deductible Payments

Schedule 4.1(q)(i)          Labor Matters:  Labor Strikes

Schedule 4.1(q)(ii)         Labor Matters:  Unfair Labor
                            Practice Charges

Schedule 4.1(q)(iii)        Labor Matters:  Union
                            Grievances

Schedule 4.1(q)(iv)         Labor Matters:
                            Collective Bargaining

Schedule 4.1(q)(v)          Labor Matters:
                            Organization Attempts

Schedule 4.1(r)             Outstanding Bids

Schedule 4.1(s)             Major Suppliers and Customers

Schedule 5.1(a)(ii)         Ordinary Course of Business:
                            Collective Bargaining Agreement

Schedule 5.1(a)(iii)        Ordinary Course of Business:
                            Executive Compensation
                            Increases

Schedule 5.1(a)(xi)         Claims in Excess of 2.5 million

Schedule 5.1(a)(xiv)        Severance or Termination
                            Payments

Schedule 5.5(d)             Pension Plan (Assumptions)

                                                                            Page
                                                                            ----

Schedule 5.5(f)(iv)         OPEB Schedule

Schedule 5.14               Allocation to Foreign Sold
                            Subsidiaries

Schedule 5.16               Transfer of Assets of Sold
                            Subsidiaries

Schedule 5.18               Credit Support Arrangements

Schedule 5.22               STC Programs

Schedule 6.1(d)             Governmental Consents

Schedule 6.2(c)             Material Permits

Schedule 6.2(e)             Opinion of CBS' Counsel

Schedule 6.3(d)             Opinion of Purchaser's Counsel

Schedule 8.1(a)(vi)         Warranty Obligations

Schedule 8.1(b)             Certain Assumed Liabilities

Schedule 9.2                Persons with Knowledge

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of June
                                               ---------
25, 1998, between CBS CORPORATION, a Pennsylvania corporation ("CBS"), and WGNH
                                                                ---
ACQUISITION, LLC, a Delaware limited liability company ("Purchaser").
                                                         ---------

                                  WITNESSETH:
                                  ----------

          WHEREAS, CBS is engaged,

          (A) through its Energy Systems Business, in a worldwide business which, among other things, primarily serves the electric power industry by, among other things, (A) supplying (i) Nuclear Installation design technology, equipment, technology licensing, construction and start-up services, (ii) nuclear fuel, UF 6 conversion, associated materials, components, fuel technology, zirconium and hafnium products, and engineering services, (iii) technical services (including field and factory equipment refurbishment), technical information, service tools, training services and equipment, including simulators, total plant outage and maintenance services (including outage management, refueling services and other operating plant services, including renewal/spare parts and equipment and component repair/replacement services),
(iv) engineering, NRC and governmental licensing, start-up and operational support services, (v) Nuclear Installation instrumentation and control systems, engineered safeguard and primary plant protection systems, safety monitoring systems, plant computer, display systems, distributed control, communicators, data acquisition systems and information systems, monitoring and diagnostics systems, diverse actuation systems, nuclear instrumentation systems, rod control and position indication systems, traversing incore probe systems, flux mapping systems and control room design, (vi) nuclear steam supply systems (including the over 100 nuclear steam supply systems sold or licensed by the Energy Systems Business operating worldwide), reactor coolant pumps, seals, motors, valves, control rod drive mechanisms and other controlled mechanisms (other than for military applications), steam generators, pressurizers, reactor vessels and internals, other nuclear primary and secondary loop components, and auxiliary motor/generator sets, (vii) project management for Nuclear Installation construction and upgrades, (viii) decontamination and decommissioning equipment and services, and (ix) spent nuclear fuel management and engineering products, including canisters and transportation systems, and (B) maintaining and operating certain research and development facilities and laboratories of the Science and Technology Center (the "Energy Systems Business"), certain assets of
                                    -----------------------
which are owned by Subsidiaries of CBS; and

          (B) through its Government and Environmental Services Company ("GESCO"), in businesses which serve the United States government by (i)
  -----
managing and operating facilities, or providing services, for the United States Department of Energy pursuant to contracts or subcontracts, (ii) constructing, systemizing, operating and closing facilities for the United States Government, pursuant to contracts or subcontracts, (iii) developing, designing, manufacturing and processing United States Navy nuclear propulsion equipment and providing training and operations and maintenance services, (iv) developing and manufacturing low level radioactive waste containers, (v) providing safety management consulting services to U.S. government facilities and (vi) (through the Electro-Mechanical Division ("EMD") (which, effective January 1, 1998, was
                                  ---
transferred to GESCO from the Energy Systems Business)) manufacturing pumps, motors, generators and propulsion units for military applications; control rod drive mechanisms, pumps, seals, spent fuel handling products, motors and motor refurbishment services for Nuclear Installations, exclusively in connection with or through, and employing intellectual property and technology owned by or licensed to, the Energy Systems Business (the Energy Systems Business being the exclusive owner of all such CBS-owned intellectual property and technology relating to Nuclear Installations); and in businesses which serve other governments (through U.S. government contracts), or commercial entities by (x) providing advanced design deep ocean pumping systems to the oil industry, (y) designing and manufacturing low level radioactive waste containers, and (z) miscellaneous machining and fabrication services, which do not compete with the Energy Systems Business (the "GESCO Businesses"), certain assets of which are
                              ----------------
owned by Subsidiaries of CBS; and

          WHEREAS, CBS desires to (and to cause its appropriate Subsidiaries to) sell, transfer and assign to Purchaser, and Purchaser desires to purchase and assume from CBS and its appropriate Subsidiaries, substantially all of the assets and liabilities of the Energy Systems Business together with the shares of capital stock of certain Subsidiaries of CBS (including the Acquired Assets and the Assumed Liabilities, but excluding the Excluded Assets and the Excluded Liabilities (each as hereinafter defined), the "Business"), all as more
                                                --------
specifically provided herein; and

          WHEREAS, on the date hereof, concurrently with the execution of this Agreement, the parties hereto are entering into an asset purchase agreement (the "GESCO Asset Purchase Agreement") pursuant to which CBS, subject to the terms
 ------------------------------
and conditions set forth therein, has agreed to (and to cause its appropriate Subsidiaries to) sell, transfer and assign to Purchaser, and Purchaser has agreed to purchase and assume from CBS and its appropriate Subsidiaries, substantially all of the assets and liabilities of the GESCO Businesses; and

          WHEREAS, CBS also is engaged, through its Power Generation Business Unit, in a fossil fuel power generation business, which, among other things, (i) designs, manufactures, sells, installs and services steam and combustion turbine generators and components for the generation, transmission, distribution and control of electric power, (ii) constructs turn-key fossil fuel power plants worldwide, (iii) supplies, services and operates power plants for independent power producers and utilities and supplies power generation equipment and services to other non-utility customers, (iv) provides field service and factory service on electrical apparatus and maintains repair facilities which perform machine work on electrical apparatus (through its Electrical Systems Services Division), and (v) sells replacement parts and components related to the generators and components described in clause (i) above (the "Power Generation
                                                              ----------------
Business"), certain assets of which are owned by Subsidiaries of CBS; and
--------

          WHEREAS, on November 14, 1997, CBS entered into an asset purchase agreement (the "PGBU Asset Purchase Agreement") pursuant to which CBS, subject
                -----------------------------
to the terms and conditions set forth therein, agreed to (and to cause its appropriate Subsidiaries to) sell, transfer and assign to Siemens Power Generation Corporation ("Siemens") substantially all of the assets and
                         -------
liabilities of the Power Generation Business; and

          WHEREAS, CBS also is engaged, through its Process Control Division, in a worldwide process control business that designs, manufactures, sells, installs, services and supplies advanced industrial control and information systems and systems components, software, training, servicing, support spares, upgrade services and parts for power generation and conversion, water and wastewater treatment, metals, mining, chemical and other process industry applications (excluding products and services provided by the Energy Systems Business specifically for nuclear applications) (the "Process Control
                                                      ---------------
Business"), certain assets of which are owned by Subsidiaries of CBS; and
--------
          WHEREAS, CBS and Emerson Electric Co. ("Emerson") have entered into an
                                                  -------
asset purchase agreement, dated as of May 22, 1998 (the "PCD Asset Purchase
                                                         ------------------
Agreement"), pursuant to which CBS, subject to the terms and conditions set
---------
forth therein, agreed to (and to cause its appropriate Subsidiaries to), sell, transfer and assign to Emerson substantially all of the assets and liabilities of the Process Control Business and, among other things, enter into a business supply agreement pursuant to which Emerson will provide certain goods and services to the Energy Systems Business substantially on the terms set forth on Exhibit A hereto; and

          WHEREAS, certain Subsidiaries of CBS, the capital stock of which will be transferred to Purchaser hereunder, may hold assets utilized both in the Business, on the one hand, and in the Power Generation Business, the Process Control Business, the GESCO Businesses and/or other current and former businesses of CBS, on the other hand, and certain assets relating to the Power Generation Business, the Process Control Business, the GESCO Businesses and/or such other businesses will be transferred by such Subsidiaries prior to the Closing to CBS or other Subsidiaries of CBS or to the purchaser of the Power Generation Business, the Process Control Business and/or the GESCO Businesses pursuant to or in accordance with the terms hereof; and

          WHEREAS, certain facilities, assets and services of CBS and its Subsidiaries are utilized both in the Business, on the one hand, and in the Power Generation Business, the Process Control Business, the GESCO Businesses and/or other current and former businesses of CBS, on the other hand, and certain of such facilities, assets and services will be shared by the owners of the Business and the Power Generation Business, the Process Control Business, the GESCO Businesses and/or such other businesses pursuant to the terms of certain agreements contemplated hereby.

          NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

          SECTION 1.1.  SPECIFIED DEFINITIONS.  As used in this Agreement, the
                        ---------------------
following capitalized terms have the meanings specified below:

          "Accounts Receivable" means all trade accounts receivable and all
           -------------------
notes, bonds and other evidences of indebtedness and rights to receive payments arising out of sales of goods, provision of services or other transactions occurring in the conduct of the Business.

          "Acquired Assets" shall have the meaning specified in Section 2.2(a).
           ---------------

          "Affiliate" of a Person means a Person that directly or indirectly,
           ---------
through one or more intermediaries, controls, is controlled by or is under common control with, such

Person. Following the Closing, references to Purchaser's Affiliates shall include the Sold Subsidiaries.

          "Agency Action" means any investigation, request for information,
           -------------
notice of violation, complaint, order, directive, court order, injunction, judgment or decree, consent order, consent agreement, administrative judgment, decree or injunction or other enforcement inquiry or action brought by a Governmental Authority having the requisite authority and jurisdiction to bring such action.

          "Agreement State" means each state authorized to regulate nuclear
           ---------------
related materials based on authority delegated by the NRC pursuant to Section 274 of the Atomic Energy Act.

          "Assumed Liabilities" shall have the meaning specified in Section
           -------------------
2.3(a).

          "Assumed Off-Site Disposal Liabilities" shall mean the first
           -------------------------------------
$10,000,000 of the aggregate amount of any Losses incurred in connection with the conduct of the Business in respect of a Remedial Action required for any Release of Hazardous Substances at a treatment, storage or disposal facility other than (i) at the Premises or (ii) at the treatment, storage or disposal facilities set forth in Schedule 4.1(n)(viii).

          "Atomic Energy Act" means the Atomic Energy Act of 1954, as amended,
           -----------------
42 U.S.C. (S) 2022.

          "Balance Sheet" shall have the meaning specified in Section 4.1(c)(i).
           -------------

          "Benefit Plans" means "employee welfare benefit plans" (as defined in
           -------------
Section 3(1) of ERISA), Pension Plans, bonus, stock option, stock purchase, severance, employment, change-in-control, fringe benefit, incentive or deferred compensation plans and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, currently maintained or contributed to by CBS or any of its Subsidiaries for the benefit of (i) any officers or employees or Former Employees of the Business employed in the United States ("U.S. Benefit Plans") and (ii) any Former Employees or
                    ------------------
officers or employees of the Business employed in foreign jurisdictions ("Foreign Benefit Plans").
-----------------------

          "BNFL" means British Nuclear Fuels plc, an English company.
           ----

          "Business" shall have the meaning specified in the recitals of this
           --------
Agreement.

          "Business Employees" shall have the meaning specified in Section 5.5.
           ------------------

          "Business-Related Environmental Liability" means any Environmental
           ----------------------------------------
Liabilities arising under Environmental Laws and any Liability under any Permit issued pursuant to any Environmental Law in connection with the Acquired Assets, the Sold Subsidiaries or the Business, to the extent arising from any condition existing or any act or omission of Sellers, any Sold Subsidiary or any other Person (including any prior owner, occupant or user of any Premises and any Person engaged in the removal, transportation or disposition of Hazardous Substances that were originated or at any time stored or otherwise held at any site associated with the Sold Subsidiaries or the Business, whether or not included in whole or in part in the Acquired Assets or the Subsidiary Assets) at or prior to the Closing Date, but excluding in all cases (i) any liability for fines or penalties that arise as a result of any actual criminal violation of any Environmental Law and (ii) any Decontamination and Decommissioning Liabilities.

          "Business Supply Agreement" shall have the meaning specified in
           -------------------------
Section 5.20.

          "CERCLA" shall have the meaning specified in the definition of
           ------
"Environmental Law."

          "Closing" means the closing of the purchase, assignment and sale of
           -------
the Acquired Assets and the assumption of the Assumed Liabilities contemplated hereunder.

          "Closing Date" means the time and date on which the Closing takes
           ------------
place, as established by Section 3.1.

          "Code" means the Internal Revenue Code of 1986, as amended, and all
           ----
Laws promulgated pursuant thereto or in connection therewith.

          "Contracts" means all contracts (including any subcontracts), leases
           ---------
(including any subleases), indentures, joint venture, governmental funding or incentive program, guarantee, indemnity (including environmental indemnity), license (including any sublicense or any license of third-party software), development, settlement, teaming, divestiture and other agreements, commitments and all other legally binding arrangements, including all interworks orders and inter-divisional orders between the Business and other businesses of CBS, in each case whether oral or written, relating primarily to the Business to which any of Sellers or a Sold Subsidiary is a party or bound (including Government Contracts, the Settlement Support

Agreements, the Settlement Agreements and the Business Supply Agreement), except for Benefit Plans.

          "Decontamination and Decommissioning Liabilities" means all costs,
           -----------------------------------------------
Losses, Liabilities and Environmental Liabilities, to the extent inherent in or incident to the termination of service, decommissioning or demolition of facilities or equipment on the Premises required by the NRC or any foreign Governmental Authority, but excluding any such costs, Losses, Liabilities and Environmental Liabilities which are associated with the ongoing operations of the Business or Acquired Assets and not inherent in or incurred incident to such termination of service, decommissioning or demolition of facilities; provided,
                                                                     --------
however, that all costs, Losses, Liabilities and Environmental Liabilities
-------
inherent in or incurred in any Remedial Action at or relating to any active or inactive evaporation pond located on the property of the Western Zirconium facility in Ogden, Utah shall be considered a Decontamination and Decommissioning Liability regardless of whether such costs, Losses, Liabilities or Environmental Liabilities are inherent in or are incurred incident to termination of service, decommissioning or demolition of such ponds.

          "Emerson" shall have the meaning specified in the recitals.
           -------

          "Environmental Law" means any Law (including common law), policy or
           -----------------
any other legally binding requirement that governs or purports to govern the existence of, relates to or provides a remedy for an actual or threatened Release of Hazardous Substances, pollution or the protection of persons, natural resources or the environment (including, without limitation, the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety (excluding workers' compensation), the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, Release or management of solid waste or Hazardous Substances, or other activities involving Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., as
                                                              -- ----
amended by the Superfund Amendments and Reauthorization Act, the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Resource
                                                 -- ----
Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Clean Water Act,
                                                  -- ----
33 U.S.C. (S) 1251 et seq., the Clean Air Act, 33 U.S.C. (S) 2601 et seq., the
                   -- ----                                        -- ----
Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Federal
                                                 -- ----
Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S) 136 et seq., the Oil
                                                              -- ---
Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq., the Nuclear Waste Policy Act
                                          -- ----
of 1982, 42 U.S.C. (S) 10101 et seq., Atomic Energy Act of 1954, 42 U.S.C. (S)
                             -- ----
2011 et seq. and the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et
     -- ---                                                                --
seq., as such laws have been amended or supplemented, and/or any other similar
----
foreign, federal, state,
local and/or county laws or regulations, in each case as in effect on or prior to the Closing Date or, with respect to representations and warranties made on the date hereof, on or prior to the date hereof.

          "Environmental Liability" means any Liability of Sellers or the Sold
           -----------------------
Subsidiaries (other than any Liability of the type described in Section 2.3(a)(iii)) arising under the Environmental Laws, including all direct costs and expenses associated with Remedial Action, and including claims, demands, penalties, fines, liens, fees, reasonable costs of environmental consultants, personal injuries, property damages, natural resource damages, response costs of any Governmental Authority, administrative proceedings, assessments, judgments, orders, causes of action (including toxic tort suits), contribution actions, written notices of actual or alleged violations or liability (including such notices, claims or any actions arising from or regarding the disposal, transportation or Release or threatened Release of Hazardous Substances from or upon any property), proceedings and any associated Losses; provided, however,
                                                           --------  -------
that except as expressly used in the definition of Decontamination and Decommissioning Liabilities, "Environmental Liability" shall not include any Decontamination and Decommissioning Liability.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Excluded Assets" shall have the meaning specified in Section 2.2(b).
           ---------------

          "Excluded Liabilities" shall have the meaning specified in Section
           --------------------
2.3(b).

          "Existing Steam Generator Liabilities" shall have the meaning
           ------------------------------------
specified in Annex S.

          "Exon-Florio Amendment" means Section 721 of the Omnibus Trade and
           ---------------------
Competitiveness Act of 1988 (amending Title VII of the Defense Production Act, 50 U.S.C. App. Section 2170 (1997)).

          "Financial Statements" shall have the meaning specified in Section
           --------------------
4.1(c)(i).

          "Fixtures and Equipment" means all furniture, fixtures, furnishings,
           ----------------------
machinery, vehicles, equipment and other tangible personal property owned or leased by Sellers or any Sold Subsidiary and used or held for use primarily in connection with the Business.

          "Foreign Benefit Plans" shall have the meaning specified under the
           ---------------------
definition of "Benefit Plans."

          "Foreign Business Employees" shall have the meaning specified in
           --------------------------
Section 5.5(q).

          "Foreign Plan Participant" shall have the meaning specified in Section
           ------------------------
5.5(q).

          "Foreign Sold Subsidiary" means any Sold Subsidiary other than a U.S.
           -----------------------
Sold Subsidiary.

          "Former Employee" shall mean any former employee or Inactive Employee
           ---------------
of the Business whose employment with the Business was terminated for any reason (including retirement) prior to the Closing Date and who, as of the Closing Date, is not employed by CBS or any of its Affiliates.

          "Free Standing Plan" shall have the meaning specified in Section
           ------------------
4.1(m)(i).

          "GAAP" means United States generally accepted accounting principles.
           ----

          "GESCO" shall have the meaning specified in the recitals of this
           -----
Agreement.

          "GESCO Asset Purchase Agreement" shall have the meaning specified in
           ------------------------------
the recitals of this Agreement.

          "GESCO Businesses" shall have the meaning specified in the recitals of
           ----------------
this Agreement.

          "Government Contract" means any Contract entered into with any
           -------------------
Governmental Authority and any subcontract relating to obligations to be performed pursuant to a Contract entered into with any Governmental Authority.

          "Governmental Authority" means any agency, board, body, bureau, court,
           ----------------------
commission, department, instrumentality, entity established or controlled by, or administration of any foreign government, the United States government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia or any political subdivision of any of the foregoing, including any legislative, judicial or administrative body.

          "Guarantee Agreement" shall have the meaning specified in Section
           -------------------
5.25.

          "Guarantors" means the signatories to the Guarantee Agreement.
           ----------

          "Hazardous Substance" means (i) any petroleum or petroleum products
           -------------------
(to the extent regulated under Environmental Law), flammable explosives, radioactive materials, asbestos or polychlorinated biphenyls (PCBs); and (ii) any substance, material or waste that is regulated under any Environmental Law and is defined as, or included in the definition of, or deemed by any Environmental Law or Governmental Authority to be "hazardous," "toxic," a "contaminant," "waste," a "pollutant," "hazardous substance," "hazardous waste," "restricted hazardous waste," "hazardous material," "extremely hazardous waste," a "toxic substance," a "toxic pollutant" or words with similar meaning.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Inactive Employees" shall have the meaning specified in Section
           ------------------
5.5(a)(i).

          "Income Tax" means any Tax on or determined by reference to net income
           ----------
and all interest, fines and penalties imposed with respect to any such Tax.

          "Indebtedness" of any Person means, without duplication, (i) the
           ------------
principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

          "Intellectual Property" means all domestic and foreign patents,
           ---------------------
utility models, patent applications, trademarks, trademark registrations, service marks, service mark registrations, tradenames, tradename registrations, slogans, corporate names, corporate nicknames or initialisms, registered copyrights, applications for registration of any of the foregoing, and trade secret rights, owned by Sellers or any Sold Subsidiary that relate primarily to the Business.

          "Inventory" means all raw materials, work-in-process, finished goods,
           ---------
merchandise, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the Premises or located at other locations at which the Business is conducted, or located at suppliers' premises, in each case, which are used or held for use by any Seller or Sold Subsidiary primarily in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of any Seller or Sold Subsidiary against suppliers of such inventories.

          "Investments" means all capital stock, partnership interests and other
           -----------
equity interests owned by any Seller in any Person which are held primarily in connection with the Business, including the capital stock, partnership interests and other equity interests owned by any Seller in the Sold Subsidiaries, and all issued and outstanding capital stock, partnership interests and other equity interests owned by any Sold Subsidiary in any Person (except as otherwise provided by Section 5.16).

          "Law" means, as to any Person, any foreign or United States federal,
           ---
state or local law, statute, code, ordinance, regulation, order, writ, injunction, decision, directive, judgment or decree (or judicial or administrative interpretations thereof having the force of law which are not subject to appeal or challenge) applicable to such Person and to the businesses and assets thereof.

          "Leased Real Property" means all real property leased by any Seller as
           --------------------
lessee or by any Sold Subsidiary as lessee and listed in Schedule 1.1(b).

          "Liabilities" means, as to any Person, all debts, adverse claims,
           -----------
fines, liabilities and obligations, direct, indirect, absolute or contingent, known or unknown, of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such Person's financial statements (including the notes thereto) or other books and records.

          "Liens" means mortgages, liens, security interests, easements, rights
           -----
of way, pledges, restrictions or encumbrances of any nature whatsoever.

          "Losses" means, subject to Section 8.4, any and all demands, claims,
           ------
complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any reasonable costs and expenses, including attorney's and other advisors' fees and disbursements.

          "Material Adverse Effect" means an effect or change that is materially
           -----------------------
adverse to the business, assets, financial condition or results of operations of the Business taken as a whole.

          "MK" means Morrison Knudsen Corporation, a Delaware corporation.
           --

          "Novation Agreements" shall have the meaning specified in Section
           -------------------
5.4(a).

          "NRC" means the United States Nuclear Regulatory Commission or any
           ---
successor agency or other Governmental Authority to whom jurisdiction over radiological materials has been transferred or delegated and, for purposes of this Agreement, shall include any Agreement State.

          "Nuclear Installation" means a nuclear powered electric generating
           --------------------
facility and associated support facilities, nuclear processing facility, military nuclear instrumentation and control systems and nuclear test facilities.

          "Ordinary Course of Business" means, with respect to any Seller or
           ---------------------------
Sold Subsidiary, actions taken in the ordinary course of business consistent with past practices of such Seller or Sold Subsidiary in relation to the Business.

          "Owned Real Property" means all real property owned by any Seller or
           -------------------
by any Sold Subsidiary and listed in Schedule 1.1(c).

          "Parent Companies" means MK and BNFL.
           ----------------

          "PCD Asset Purchase Agreement" shall have the meaning specified in the
           ----------------------------
recitals.

          "Pension Plan" means an "employee pension benefit plan" (as such term
           ------------
is defined in Section 3(2) of ERISA) including multiemployer plans within the meaning of Section 3(37) of ERISA, currently maintained or contributed to by CBS or any of its Subsidiaries for the benefit of (i) any officers or employees or Former Employees of the Business employed in the United States and (ii) any Former Employees or officers or employees of the Business employed in foreign jurisdictions.

          "Permits" means all permits, licenses, registrations, filings,
           -------
variances, exemptions, franchises and authorizations by or of any Governmental Authority, or other indicia of authority necessary for the conduct of the Business that (i) are owned or held by or otherwise have been granted to or for the benefit of any Seller and that relate to the Business or any part thereof or to any of the Acquired Assets or (ii) are owned or held by or otherwise have been granted to or for the benefit of any Sold Subsidiary; provided, however,
                                                           --------  -------
that in no event shall a Government Contract constitute a Permit.

          "Permitted Liens" means (i) Liens disclosed in Schedule 1.1(d),
           ---------------
specifically described in the notes to the Financial Statements or that secure Indebtedness that is included in Assumed Liabilities and reflected as a liability on the Balance Sheet, (ii) any progress payment Liens arising in the ordinary course of business from progress payments made by the United States Government or any agency thereof or any other Governmental Authority on Government Contracts that are included in the Assumed Liabilities and (iii)(A) mechanics' carriers', workmen's, repairmen's and other like Liens arising or incurred in the Ordinary Course of Business that are included in the Assumed Liabilities and that are not yet due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings, (B) Liens for Taxes, assessments and other governmental charges not yet due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and (C) imperfections of title and other Liens that do not materially affect the value of the encumbered asset or the continued use and operation of the encumbered asset in the Business for its intended purpose.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

          "PGBU Asset Purchase Agreement" shall have the meaning specified in
           -----------------------------
the recitals.

          "Post-Closing Tax Period" means any taxable period commencing after
           -----------------------
the Closing Date.

          "Power Generation Business" shall have the meaning specified in the
           -------------------------
recitals to this Agreement.

          "Pre-Closing Tax Period" means any taxable period ending on or before
           ----------------------
the Closing Date.

          "Premises" means, collectively, the Owned Real Property and the Leased
           --------
Real Property, in each case to the extent included in the Acquired Assets, and the portion of STC to be leased by Purchaser pursuant to Section 5.22 and the leasehold interest in Waltz Mill Service Center contemplated by Section 5.31.

          "Process Control Business" shall have the meaning specified in the
           ------------------------
recitals of this Agreement.

          "Purchase Price" shall have the meaning specified in Section 2.4.
           --------------

          "Purchaser Affiliate" shall mean any Person that is wholly-owned
           -------------------
directly or indirectly by Purchaser or directly or indirectly by either or both of the Parent Companies.

          "Purchaser Ancillary Documents" shall have the meaning specified in
           -----------------------------
Section 4.2(b).

          "Purchaser Permit" shall have the meaning specified in Section 5.3(c).
           ----------------

          "Purchaser's Straddle Period" means any portion of a Straddle Period
           ---------------------------
beginning after the Closing Date.

          "Release" means any releasing, spilling, leaking, discharging,
           -------
disposing of, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape into the environment (air, surface water, groundwater, land surface, soil, substrata, sediment or rock) and includes any "release" as defined in CERCLA.

          "Remedial Action" means any action to investigate, clean up, monitor,
           ---------------
abate, transport, remove, treat or in any way address any Hazardous Substance that is required by any Environmental Law, whether or not such action is taken pursuant or in response to any Agency Action or third party claim.

          "Schedules" means the disclosure schedules delivered by CBS to
           ---------
Purchaser in connection herewith.

          "Seller Ancillary Documents" shall have the meaning specified in
           --------------------------
Section 4.1(b).

          "Sellers" means, collectively, CBS and the Selling Subsidiaries.
           -------

          "Sellers' Straddle Period" means any portion of a Straddle Period
           ------------------------
ending on the Closing Date.

          "Selling Subsidiary" means each of the Subsidiaries of CBS listed in
           ------------------
Schedule 1.1(e) and each other Subsidiary of CBS that has any right, title or interest in, to, or under the Acquired Assets or any Liabilities included in the Assumed Liabilities, but shall not include any Sold Subsidiary (unless retained by Sellers pursuant to Section 5.17).

          "Settlement Agreements" means all Steam Generator Settlement
           ---------------------
Agreements and all settlement agreements existing on the date hereof or entered into prior to the Closing Date with respect to steam generators, uranium or the matters specified in Schedule 1.1(f).

          "Settlement Support Agreements" shall have the meaning specified in
           -----------------------------
Annex S.

          "Shared Technology Agreement" shall have the meaning specified in
           ---------------------------
Section 5.9.

          "Siemens" shall have the meaning specified in the recitals.
           -------

          "Significant Real Property" means (i) any Owned Real Property having
           -------------------------
improvements thereon in excess of 75,000 square feet, (ii) any Leased Real Property of more than 25,000 square feet and (iii) any Owned or Leased Real Property that is the site of any manufacturing, design, management, warehouse, assembly, distribution, research, marketing or other operation that, in any case, is material to the operation of the Business as presently conducted.

          "Sold Subsidiary" means any Subsidiary of CBS listed in Schedule
           ---------------
1.1(g) under the caption "Sold Subsidiary."

          "Specified Steam Generator Liabilities" shall have the meaning
           -------------------------------------
specified in Annex S.


          "Statement of Net Assets" shall have the meaning specified in Section
           -----------------------
2.5.

          "Statement of Working Capital" shall have the meaning specified in
           ----------------------------
Section 2.5(a).

          "STC" shall have the meaning specified in Section 5.22.
           ---

          "STC Employee" shall have the meaning specified in Section 5.22.
           ------------

          "Steam Generator Liabilities" shall have the meaning specified in
           ---------------------------
Annex S.

          "Steam Generator Settlement Agreements" shall have the meaning
           -------------------------------------
specified in Annex S.

          "Straddle Period" means any taxable period including, but not ending
           ---------------
on, the Closing Date.

          "Subsidiary" means, as to any Person another Person of which an amount
           ----------
of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests) is owned directly or indirectly by such Person.

          "Subsidiary Assets" means all assets, properties, goodwill and rights
           -----------------
of the Sold Subsidiaries of whatever kind or nature, real or personal, tangible or intangible, other than as contemplated by Section 5.16.

          "Surplus Property" means all real property owned, leased or occupied
           ----------------
by any Seller or Sold Subsidiary that is not listed in Schedule 1.1(b) or 1.1(c) or that is entirely or substantially vacant, "mothballed" or held principally for remediation or other risk management purposes; provided, that the property located at Pensacola, Florida
                     --------
shall not be deemed a Surplus Property.

          "Tax Return" means any return, report, form, supplementary or
           ----------
supporting schedules or other information filed with any taxing authority with respect to Taxes.

          "Taxes" means all federal, state, local, foreign or other governmental
           -----
taxes, assessments, duties, fees, levies or similar charges of any kind, including all income, profit, franchise, capital gains, transfer, excise, property, use, intangibles, sales, value added, payroll, employment, social security, withholding, capital and other taxes, all capital duties and all stamp duties, and including all interest, fines and penalties imposed with respect to such amounts, and "Tax" and "Taxation" shall have correlative meanings.

          "Technology" means all trade secrets, inventions, invention
           ----------
disclosures under evaluation, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how, unregistered copyrights and software including source and object code, and related documentation, supporting database information and modification and enhancements thereof owned by any Seller or any Sold Subsidiary that relate primarily to the Business.

          "Transfer Taxes" shall have the meaning specified in Section 5.14.
           --------------

          "Transitional Services Agreement" shall have the meaning specified in
           -------------------------------
Section 5.20(a).

          "U.S.-Controlled Entity" shall have the meaning specified in Section
           ----------------------
4.2(d).

          "U.S. Sold Subsidiary" means any Sold Subsidiary incorporated in the
           --------------------
United States.

          "WARN Act" means the Worker Adjustment and Retraining Notification
           --------
Act, as amended.

          "WELCO" means the Westinghouse Electric Company Division of CBS, which
           -----
comprises certain businesses of CBS, including the GESCO Businesses, the Energy Systems Business and the Process Control Business.

          "Year 2000 Compliance" shall have the meaning specified in Section
           --------------------
4.1(t)(ii).

          "Year 2000 Plan" shall have the meaning specified in Section
           --------------
4.1(t)(i).

          SECTION 1.2.  OTHER TERMS.  Other terms may be defined elsewhere in
                        -----------
the text of this Agreement or Annex S hereto and, unless otherwise indicated, shall have such meaning throughout this Agreement.

          SECTION 1.3.  OTHER DEFINITIONAL PROVISIONS.
                        -----------------------------

          (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) The terms "dollars" and "$" shall mean United States dollars.


                                   ARTICLE 2

            SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

          SECTION 2.1.  PURCHASE AND SALE.  Upon the terms and subject to the
                        -----------------
conditions of this Agreement, at the Closing, CBS agrees to sell, assign, transfer, convey and deliver to Purchaser all of CBS's right, title and interest in, to and under the Acquired Assets and to cause each Selling Subsidiary to sell, assign, transfer, convey and deliver to Purchaser all of such Selling Subsidiary's right, title and interest in, to and under the Acquired Assets held by it, in each case free and clear of any Liens other than Permitted Liens, and Purchaser agrees to purchase, acquire and accept from Sellers, all such right, title and interest in, to and under the Acquired Assets; provided, that the
                                                         --------
transfer of the stock of each U.S. Sold Subsidiary shall be effected pursuant to a forward taxable merger of each U.S. Sold Subsidiary with and into a Purchaser Affiliate.

          SECTION 2.2.  ACQUIRED ASSETS AND EXCLUDED ASSETS.
                        -----------------------------------

          (A) ACQUIRED ASSETS.  The term "Acquired Assets" means all the
              ---------------             ---------------
business, properties, assets, goodwill and rights of Sellers of whatever kind and nature, real or personal, tangible or intangible, and wherever located, other than the Excluded Assets, primarily used or held for use in, or primarily relating to or arising out of the conduct of, the Energy Systems Business and the operation of the Premises, including all Intellectual Property and Technology of the Energy Systems Business, whether or not reflected on the books and records of the Sellers or the Schedules hereto, as they exist on the date hereof, with such changes, deletions or additions thereto as may occur from the date hereof to the Closing Date consistent with the terms and conditions of this Agreement, including subject to Section 2.2(b):

          (i) all parcels of Owned Real Property listed in Schedule 1.1(c) (and all easements and rights of way appurtenant thereto) owned by any of the Sellers, all rights of the Sellers as lessee to the parcels of Leased Real Property listed in Schedule 1.1(b) and the leasehold interest in the Waltz Mill Service Center as provided in Section 5.31;

          (ii) all Inventory that is located on the Premises and all other Inventory, including Inventory in transit;

          (iii)  all Fixtures and Equipment;

          (iv) all Accounts Receivable of the Sellers and the security agreements related thereto, including any rights of any of the Sellers with respect to any third party collection proceedings or any other actions or proceedings which have been commenced in connection therewith;

          (v)    [intentionally omitted];

          (vi) subject to Section 2.2(c) and to the licenses to be granted pursuant to Section 5.9(a), all Intellectual Property and Technology;

          (vii)  subject to Section 2.2(c), all Permits;

          (viii) subject to Section 2.2(c), all Contracts, including all Government Contracts;

          (ix) subject to Section 2.2(c), all bids, quotations and proposals for Contracts, including all Government Contracts, whether oral or written, to which any of Sellers is a party or by which any of Sellers is bound that relate primarily to the Business and including historical proposals, historical records of indirect costs, Cost Accounting Standards submissions and current and historical forward pricing policies;

          (x)    all Investments;

          (xi) all books of account, general, financial, accounting and personnel records, policies and procedures, files, invoices, customers' and suppliers' lists and other data, both current and historical, owned by Sellers on the Closing Date and used or held for use primarily by, in or for the Business, including those which are located in Sellers' storage facilities, except (A) to the extent relating to the Excluded Assets or the Excluded Liabilities and (B) the materials described in Section 2.2(b)(vii);

          (xii) subject to Section 2.2(c), all rights, claims and causes of action of the Sellers to the extent relating to the Business or any of the Assumed Liabilities or the Acquired Assets;

          (xiii) all prepaid expenses of the Sellers, to the extent relating to the Business;

          (xiv) all motor vehicles owned by the Sellers and all rights of the Sellers as lessee to any leased motor vehicles, in each case that are used or held for use primarily in the conduct of the Business;

          (xv) all security deposits (A) deposited by or on behalf of any Seller as lessee or sublessee under any of the Contracts or (B) deposited with or paid to any Seller pursuant to any Contract;

          (xvi) all site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, environmental studies, audits and assessments and other plans and studies of any kind if existing and in the possession or subject to the control of or used by any Seller relating to the Business;

          (xvii) all rights of any Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold to or services provided to any Seller for the Business, or affecting the Acquired Assets, the Assumed Liabilities or the property, machinery or equipment owned by Sellers or any Sold Subsidiary and used in the conduct of the Business;

          (xviii) subject to Section 5.24, (A) all rights to insurance proceeds receivable after the Closing in respect of any Assumed Liabilities (x) that reduced both the Target Amount and the Closing Date Working Capital or (y) that did not reduce Closing Date Working Capital, in each case insured on a "claims made" basis, or, in the case of workers' compensation losses, on an "occurrence" basis, and (B) all insurance proceeds received subsequent to December 31, 1997 and prior to the Closing, and all rights to insurance proceeds receivable after the Closing, in each case in respect of any loss or casualty occurring subsequent to December 31, 1997 and prior to the Closing with respect to any asset that will be or would, if held by a Seller or a Sold Subsidiary on the Closing Date, be an Acquired Asset (except to the extent any such proceeds have been used to repair or replace fixed assets);

          (xix) all proceeds, net of any cost of disposition (including Taxes), from the sale or other disposition after the date of this Agreement and prior to the Closing Date of any asset that (A) is of a type permitted or required by GAAP to be treated as a fixed asset on the books of the Business and (B) but for such sale or other disposition prior to the Closing would be an Acquired Asset (except to the extent any such proceeds have been used to repair or replace fixed assets);

          (xx) all transferable telephone exchange numbers used by the Sellers in the Business;

          (xxi) the Settlement Support Agreements and all Settlement Agreements and the rights of Sellers thereunder;

          (xxii) the assets of and the leasehold interest in STC, in each case as described in Section 5.22, but only to the extent provided in or contemplated by the arrangements described in Section 5.22;

          (xxiii) all assets described in Schedule 2.2(a), whether or not related to the Business; and

          (xxiv) all (A) Tax Returns, Tax records, and Tax work papers of the Foreign Sold Subsidiaries, (B) copies of Tax Returns, Tax records and Tax work papers of the U.S. Sold Subsidiaries (other than Income Tax Returns and the records and work papers relative thereto and other than Tax Returns that include businesses other than the Business), and (C) copies of separate company Income Tax Returns, Income Tax records, and Income Tax work papers of the U.S. Sold Subsidiaries, provided that, in
                                                --------
     the case of the U.S. Sold Subsidiaries, such Tax Returns, Tax records, Tax work papers, Income Tax Returns, Income Tax records, and Income Tax work papers shall be for the six calendar years preceding the Closing Date or, if longer, the taxable periods for which the applicable statute of limitations has not yet run.

          (B)    EXCLUDED ASSETS.  The term "Excluded Assets" means:
                 ---------------             ---------------

          (i) all cash on hand or in banks and all cash equivalents, on the books of the Business immediately prior to the Closing, except any cash or cash equivalents (A) described in Section 2.2(a)(xv)(B), (xviii) or (xix),
     (B) constituting security deposits deposited with or paid to any Sold Subsidiary pursuant to any Contract or (C) required to be held on hand or in banks pursuant to Contracts, including joint venture Contracts;

          (ii) all rights of Sellers under this Agreement and the agreements, instruments and certificates executed in connection with this Agreement;

          (iii) all records prepared in connection with the sale of the Business, including bids received from third persons and analyses relating to the Business (but not the Sellers' rights under any confidentiality agreements with such bidders, which shall be, to the extent related to the Business, included in Acquired Assets);

          (iv) except as provided in Section 2.2(a)(xviii), all rights of Sellers under insurance policies;

          (v) all rights, claims and causes of action relating to any of the Excluded Liabilities or the Excluded Assets, including rights, claims and causes of action under Contracts and insurance policies relating thereto;

          (vi) all rights to claims, available to or being pursued by Sellers or any Sold Subsidiary, for refunds of or credits against Taxes (including all investment tax credits, research credits and credits for prepayments of Income Taxes) attributable to the Business for Pre-Closing Tax Periods and Sellers' Straddle Periods, but only to the extent of Taxes that are Excluded Liabilities; provided that Purchaser shall have no obligation for,
                           --------
     and shall be indemnified by CBS against (without regard to Article 8 hereof), any expenses or Taxes incurred in connection therewith and that Purchaser shall have the right, solely for its own account and the accounts of its Affiliates, to make claims for refunds of or credits against Income Taxes of the Foreign Sold Subsidiaries attributable to carry backs of items of income, credit, loss, or deduction from any taxable period beginning after the Closing Date to any taxable period including or ending prior to the Closing Date to the extent Taxes remain payable after all CBS tax benefits have been taken into account;

          (vii) any consolidated, combined or unitary Tax Return relating to Income Taxes that includes any of Sellers or any Sold Subsidiary, and records and work papers used in preparation thereof;

          (viii) all assets (other than the Intellectual Property and Technology of the Business relating to Nuclear Installations) used primarily in the Power Generation Business, the Process Control Business or the GESCO Businesses and any other retained business of CBS (including the business of CBS itself);

          (ix) subject to the license to be granted pursuant to Section 5.9(b), all right, title or interest in or to (i) the names and marks "Westinghouse Electric Corporation," "Westinghouse Electric Company," "WESTINGHOUSE," "WELCO," "CIRCLE W" (in logo type design or any other style or design), and (ii) "129.228.x.x Class B internet address range" and the westinghouse.com, wec.com and westinghouseelectric.com domain names, and any name or mark derived from or including any of the foregoing;

          (x) all Surplus Property owned by any of the Sellers or the Sold Subsidiaries;

          (xi) all assets of the Sold Subsidiaries not used or held for use primarily in the Business or which pursuant to Section 5.16 will be transferred by the Sold Subsidiaries to CBS, to other Subsidiaries of CBS or to third parties designated by CBS, including the purchaser of the Power Generation Business, the Process Control Business or the GESCO Businesses, in the manner provided by Section 5.16;

          (xii)  all insurance policies of Sellers, including those described in
     Schedule 4.1(i), and all insurance proceeds received prior to the Closing, or rights to insurance proceeds receivable after the Closing, in each case in respect of any Assumed Liability recognized on the Statement of Working Capital (except to the extent the right to receive such proceeds is reflected on the Statement of Working Capital);

          (xiii) all assets, including facilities, equipment, intellectual property and technology, that are subject to the provisions of (A) the Transitional Services

     Agreement and other arrangements described in Section 5.20 or (B) the licenses described in Sections 5.9(a)(ii) or 5.9(b);

          (xiv) CBS's Gateway Center corporate headquarters located in Pittsburgh, Pennsylvania, the Shared Service Center located in Churchill, Pennsylvania, the Information Technology shared service operations located in Monroeville, Pennsylvania and, subject to the Transitional Services Agreement and the arrangements contemplated by Section 5.20(b), all assets used in connection with or relating to CBS's corporate headquarters or corporate activities that are provided to or managed for the benefit of any of the Sellers or any of the Sold Subsidiaries;

          (xv) except to the extent provided in or contemplated by the arrangements described in Section 5.22, the assets of STC; and

          (xvi)  all assets identified in Schedule 2.2(b).

          (C)    NONASSIGNABLE RIGHTS.  Notwithstanding anything to the contrary
                 --------------------
contained herein but without limiting the rights and obligations of the parties under the other provisions of this Agreement (including Section 5.4), this Agreement shall not operate to assign, and there shall not be included in the Acquired Assets, any Intellectual Property, Technology, Permit or Contract or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of any Person (except for consents already received), would constitute a breach, default or other contravention thereof or a violation of Law (it being understood that the failure to obtain such consents shall not reduce the Purchase Price or, except as provided in Section 6.1(d), relieve either party from its obligation to consummate at the Closing the transactions contemplated by this Agreement). To the extent that this Section 2.2(c) operates to exclude from the Acquired Assets any such Intellectual Property, Technology, Permit or Contract or any claim, right or benefit arising thereunder or resulting therefrom, the definition of "Business" in the recitals hereto shall be modified to exclude such assets and the business, goodwill and rights related thereto until such consents are received, and provided that such assets shall be included in the definition of "Business" to the extent that the benefits thereof inure to Purchaser pursuant to Section 5.4.

          (D)    TERMINATION OF RIGHTS OF SOLD SUBSIDIARIES. Notwithstanding
                 ------------------------------------------
anything to the contrary in any agreement or otherwise, any rights, express or implied, of any Sold Subsidiary to use any and all domestic and foreign patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, trade name registrations, slogans, corporate names, corporate nicknames or initialisms, registered copyrights, domain names, domain name registrations, trade secrets, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how, unregistered copyrights and software, including source and object code and related documentation, supporting database information and modifications and enhancements thereof owned by Sellers shall terminate at the Closing, except to the extent included in the Acquired Assets, Intellectual Property, Technology or Contracts and except as otherwise contemplated by Sections 5.9(a) and 5.9(b).

          SECTION 2.3.  ASSUMPTION OF LIABILITIES.
                        -------------------------

          (A)   ASSUMED LIABILITIES.  Upon the terms and subject to the
                -------------------
conditions of this Agreement and notwithstanding anything to the contrary in any Novation Agreement, Purchaser hereby agrees to assume, effective as of the Closing, and agrees to pay, perform and discharge when due all Liabilities of Sellers (except Excluded Liabilities) only to the extent arising out of, relating to or otherwise incurred in respect of the Acquired Assets, the Business or the operations of the Business before, on or after the Closing Date (collectively, the "Assumed Liabilities"), including (except Excluded
Liabilities):       -------------------

          (i) all Liabilities of Sellers under Contracts, including all Government Contracts and any related guarantees and Novation Agreements and the Contracts set forth in Schedule 2.3(a)(i) or any other Schedule hereto;

          (ii) all accounts payable owed by Sellers arising out of operations of the Business or otherwise incurred in respect of the Business;

          (iii) all Liabilities in respect of any and all products sold or licensed, services rendered or technology or intellectual property provided or licensed by the Business, including Liabilities for refunds, adjustments, allowances, repairs, exchanges, returns and warranty, merchantability and product liability and other claims;

          (iv) all Liabilities (other than Environmental Liabilities and Decontamination and Decommissioning Liabilities) arising as a result of being the owner or occupant of, or the operator of the activities conducted at, (A) the Premises or (B) any other real property owned, leased or operated at any time by any of Sellers and used or held for use primarily in the Business, including (in the case of clause (A) only) all Liabilities relating to personal injury and property damage;

          (v) all Business-Related Environmental Liabilities but only to the extent that (A) they arise as a result of being the owner or occupant of, or the operator of the activities conducted at, the Premises or (B) they relate to the treatment, storage, transportation or disposal of Hazardous Substances on, to or at a waste site, treatment site, disposal site or other location after they were produced, generated, used or stored at the Premises;

          (vi) all Decontamination and Decommissioning Liabilities, except for such Liabilities incurred with respect to STC;

          (vii)  all Assumed Off-Site Disposal Liabilities;

          (viii) all Liabilities relating to the employment or termination of employment of any employee or Former Employee of the Business or an STC Employee, other than as described in Section 2.3(a)(ix);

          (ix) all Liabilities, with respect to an STC Employee or employees or Former Employees of the Business, arising under or in connection with any Benefit Plan, other than those Liabilities retained by CBS pursuant to
     Section 5.5;

          (x) all Liabilities for Taxes (other than Taxes described in Sections 2.3(b)(ii) and (iii)) attributable to the Business for all taxable periods;

          (xi) all Liabilities in respect of lawsuits, actions and proceedings, pending or threatened, and claims, whether or not presently asserted, arising out of, relating to or otherwise in any way in respect of the Business, including those that are set forth in Schedules 4.1(e), 4.1(m)(ii) and 4.1(q), except as specifically excluded in Sections 2.3(b)(v) and 2.3(b)(ix), but, in the case of employment-related matters involving employees of the other businesses of CBS, only to the extent they relate to employees or Former Employees of the Business or to STC Employees;

          (xii) all Liabilities of Sellers or any Sold Subsidiary with respect to any guarantees (including guarantees of performance (including of performance by Purchaser or its Affiliates) under Contracts), assumption of obligations, letters of credit or other similar arrangements established in connection with and in support of the purposes of the Business, including surety and performance bonds, and foreign exchange contracts;

          (xiii)  all Steam Generator Liabilities;

          (xiv) all Liabilities arising out of, relating to or otherwise incurred in respect of the Settlement Agreements (other than the Steam Generator Settlement Agreements) and any Liabilities, arising out of, relating to or otherwise in any way in respect of uranium or the matters set forth in Schedule 1.1(f);

          (xv) all Liabilities relating to or associated with STC, but only to the extent provided in or contemplated by the arrangements described in
     Section 5.22;

          (xvi) all Liabilities of Sellers or any Sold Subsidiary with respect to the abatement of asbestos or asbestos-containing products present at the Premises or claims with respect to exposure after the Closing Date to asbestos or asbestos-containing products at the Premises;

          (xvii)  all Indebtedness reflected on the Statement of Net Assets; and

          (xviii) all Liabilities described in Schedule 2.3(a)(xviii), whether or not related to the Business.

          (B)     EXCLUDED LIABILITIES.  The term "Excluded Liabilities" means:
                  --------------------             --------------------

          (i) except as set forth in Schedule 2.3(b), any Liability of Sellers to the extent related to the Excluded Assets;

          (ii) any Liability of Sellers or any Sold Subsidiary for Income Taxes attributable to the Business or the Sold Subsidiaries or for Taxes other than Income Taxes of the Sold Subsidiaries to the extent not related to the Business for Pre-Closing Tax Periods or Sellers' Straddle Periods, including (A) any Liability for Income Taxes of any of the Sellers or any Sold Subsidiary pursuant to Treasury Regulation (S) 1.1502-6(a) or any comparable provision of state, local or foreign law and (B) Income Taxes resulting from the sale and transfer from any Seller to Purchaser of the Acquired Assets, but Excluded Liabilities shall not include any Taxes for Post-Closing Tax Periods or for Purchaser's Straddle Periods;

          (iii) any Liability attributable to the Business for Pre-Closing Tax Periods or Sellers' Straddle Periods for (A) Monroeville, Pennsylvania business privilege Taxes, (B) any Taxes attributable to the reclassification for federal Tax purposes of any individual from independent contractor status to employee status, and (C) any Taxes (other than Income Taxes) attributable to the organization, operations, business or activities of Foreign Sold Subsidiaries in excess of the sum of (i) $1,500,000, (ii) the aggregate amount reflected on the Statement of Working Capital for such Foreign Taxes (other than Income Taxes), and (iii) the lesser of (x) the aggregate non-current liability reflected on the Balance Sheet for such Foreign Taxes (other than Income Taxes), or (y) the aggregate non-current liability reflected on the Statement of Net Assets for such Foreign Taxes (other than Income Taxes);

          (iv) any Environmental Liabilities of Sellers or any Sold Subsidiary (other than those Business-Related Environmental Liabilities designated as Assumed Liabilities pursuant to Section 2.3(a)(v)), including any that relate to Surplus Property or any other real property owned, leased or occupied at any time by any Seller or Sold Subsidiary and not included in the Premises; any Environmental Liabilities of Sellers or any Sold Subsidiary relating to PCB contamination other than at the Premises; and any Environmental Liabilities of Sellers or any Sold Subsidiary relating to any generation, handling, transportation, treatment, storage or disposal of any Hazardous Substance at any location other than the Premises, other than the Assumed Off-Site Disposal Liabilities;

          (v) any Liabilities in respect of any claim, lawsuit, action or proceeding before or after the Closing to the extent the same directly pertain to any Excluded Asset or Excluded Liability;

          (vi) any Liabilities relating to the capital stock of any Seller or any shareholders' agreements to which any Seller is party (except for agreements relating to the equity interests of any of the Sold Subsidiaries);

          (vii) any Liabilities relating to amounts required to be paid by CBS pursuant to Section 2.5;

          (viii) except for any Liabilities reflected on the Statement of Working Capital and Liabilities contemplated by the agreements and arrangements referred to in Sections 5.20 and 5.21, any Liabilities owed to any Seller or any Affiliate of any Seller;

          (ix) any Liabilities in respect of any claim, lawsuit, action or proceeding that is asserted or brought by any Governmental Authority (in any criminal proceeding), before or after the Closing, based on any actual criminal violation of Law occurring prior to the Closing;

          (x) any Liabilities arising out of or in respect of (A) any Subsidiary of CBS sold or otherwise divested prior to the Closing, or (B) any business or business unit of CBS or any of its Subsidiaries sold or otherwise divested prior to Closing;

          (xi) any Liabilities with respect to Benefit Plans to be retained by CBS pursuant to Section 5.5;

          (xii) all Liabilities of Sellers or any Sold Subsidiary with respect to death or personal injury actually or allegedly caused directly or indirectly by asbestos or asbestos compounds or products or any Liabilities relating to asbestos or asbestos compounds or products which are not Assumed Liabilities covered by Section 2.3(a)(xvi);

          (xiii) except to the extent provided in Section 5.5 or 5.22, all Liabilities relating to or associated with STC;

          (xiv) subject to Section 5.10(a), any Liability of Sellers or any Sold Subsidiaries for patent infringement claims asserted in the name of Jerome H. Lemelson alone or as co-inventor or the Lemelson Medical, Education and Research Foundation Limited Partnership or its successors or assigns with respect to any of Sellers' businesses, including the Business, and for trademark or trade name infringement claims asserted in any way, including by way of declaratory judgment action, opposition proceeding, or infringement suit involving White Consolidated Industries, Inc.;

          (xv) Sellers' and Sold Subsidiaries' liabilities for outstanding checks issued on or before the Closing Date which (x) are drawn on bank accounts that are Excluded Assets and (y) have reduced Assumed Liabilities as of the Closing; and

          (xvi) any other Liabilities not assumed by Purchaser pursuant to the provisions of Section 2.3(a).

          Except for Assumed Liabilities, neither Purchaser nor any of its Affiliates is assuming, or in any other way becoming responsible for the payment or performance of, any Liabilities of any of the Sellers, whether known or unknown, accrued, absolute, contingent, changing, determinable, indeterminable, liquidated, unliquidated or otherwise and whether due or to become due or relating to any existing or prior act, omission, condition or state of facts.

          SECTION 2.4.  PURCHASE PRICE.  Subject to Section 2.5 and Section
                        --------------
3(a)(iii)(B)(1) of Annex S, the purchase price for the Acquired Assets (the "Purchase Price") shall consist of the assumption by Purchaser and its
---------------
Affiliates of the Assumed Liabilities.

          SECTION 2.5.  PURCHASE PRICE ADJUSTMENT.
                        -------------------------

          (a) Within 90 days after the Closing Date, CBS shall at its expense prepare and deliver to Purchaser a statement of Working Capital (the "Statement
                                                                      ---------
of Working Capital") and a statement of Net Assets (the "Statement of Net
------------------                                       ----------------
Assets") as of the close of business on the Closing Date setting forth Working
------
Capital (as defined below), and Net Assets (as defined below), respectively, together with separate special-purpose reports of CBS's independent auditors to the effect that the Statement of Working Capital and the Statement of Net Assets have been prepared and audited in compliance with the requirements of this
Section 2.5. The Statement of Working Capital and Statement of Net Assets are collectively the "Statements."
                  ----------

          During the 60-day period following Purchaser's receipt of the Statements, Purchaser and its independent auditors shall be permitted to review and make copies reasonably required of the working papers of CBS and its independent auditors relating to the Statements and shall have reasonable access to CBS representatives and its independent auditors. The Statement of Working Capital shall become final and binding upon the parties on the 60/th/ day following delivery thereof, unless Purchaser gives written notice of its disagreement with the Statement of Working Capital ("Notice of Disagreement") to
                                                     ----------------------
CBS prior to such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted, (B) only include disagreements based on mathematical errors or based on Working Capital not being calculated in accordance with this Section 2.5, (C) only include disagreements based on the Statement of Working Capital, (D) be accompanied by a signed written confirmation by Purchaser that it has complied with the covenants set forth in Section 2.5(e), and (E) if Purchaser's independent auditors are engaged by Purchaser in connection with the preparation of the Notice of Disagreement, be accompanied by a written confirmation of Purchaser's independent auditors that they concur with each of the positions taken by Purchaser in the Notice of Disagreement. If a Notice of Disagreement complying with the preceding sentence is received by CBS in the period specified, then the Statement of Working Capital (as revised in accordance with clause (I) and (II) below) shall become final and binding upon the parties on the earlier of (I) the date CBS and Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

          During the 60-day period following the delivery of a Notice of Disagreement that complies with the preceding paragraph, CBS and Purchaser shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, CBS and its independent auditors shall be permitted to review and make copies reasonably required of the working papers of Purchaser and shall have reasonable access to its representatives and its independent auditors, including their working papers and make copies reasonably required relating to the preparation of the Notice of Disagreement. If, at the end of such 60-day period, CBS and Purchaser have not so resolved such differences, CBS and Purchaser shall submit to an independent accounting firm (the "Accounting Firm")
                                                               ---------------
mutually acceptable to the parties for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. CBS and Purchaser shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters in dispute within 30 days following the submission of such matters to the Accounting Firm. CBS and Purchaser agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. Except as specified in the following sentence, the cost of any arbitration (including the fees and expenses of the Accounting Firm) pursuant to this Section 2.5 shall be borne by CBS and Purchaser in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and expenses of CBS's independent auditors incurred in connection with the issuance of their special-purpose reportS relating to the Statements and review of any Notice of Disagreement shall be borne by CBS, and the fees and expenses of Purchaser's independent auditors incurred in connection with their review of the Statements shall be borne by Purchaser.

          (b) The Purchase Price shall be increased by the amount by which Working Capital exceeds the Target Amount (as defined below), and the Purchase Price shall be decreased by the amount by which Working Capital is less than the Target Amount (the Purchase Price as so increased or decreased shall hereinafter be referred to as the "Adjusted Purchase Price"). The Target Amount shall be
                       -----------------------
$14,600,000. If the Purchase Price is less than the Adjusted Purchase Price, Purchaser shall, and if the Purchase Price is greater than the Adjusted Purchase Price, CBS shall, within 10 business days after the Statement of Working

Capital becomes final and binding upon the parties, make payment to the other party by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at the three-month treasury bill rate (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) in effect on the Closing Date plus .25% (the "Rate"),
                                                                    ----
calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of actual payment, compounded annually. Notwithstanding the foregoing provisions of this Section 2.5, if the Statement of Working Capital delivered by CBS pursuant to Section 2.5(a) and any Notice of Disagreement delivered by Purchaser pursuant to Section 2.5(a) both reflect a calculation of Working Capital that if correct would require a payment by the same party, then within 10 days after delivery of the Notice of Disagreement that party shall make a payment to the other, in the manner and with interest as provided elsewhere in this Section 2.5(b), in an amount equal to the lesser of
(i) the amount payable by that party pursuant to the calculation reflected in the Statement of Working Capital and (ii) the amount payable by that party pursuant to the calculation reflected in the Notice of Disagreement. Any amount paid pursuant to the preceding sentence shall be applied against, and correspondingly reduce, the amount otherwise payable under this Section 2.5(b).

          (c) The term "Working Capital" shall mean Total Current Assets minus
                        ---------------
Total Current liabilities (in each case as defined below). The Target Amount equals Working Capital at December 31, 1997, including a proforma adjustment for certain restructuring actions. The terms "Total Current Assets" and "Total
                                           --------------------       -----
Current liabilities" shall mean the total current assets and total current
-------------------
liabilities, respectively, of the Business (including amounts related to the nuclear instrumentation and control business), determined in accordance with GAAP (it being understood that (i) all Excluded Assets, (ii) all Excluded Liabilities, (iii) all pension, postretirement, and postemployment (excluding restructuring actions) benefit liabilities, (iv) all warranty liabilities for
(x) RCCA (control rods), (y) fuel element structural corrosion or (z) rod internal pressure, (v) deferred Income Taxes, (vi) all Steam Generator Liabilities, (vii) insurance proceeds receivable classified as a current asset as of the Closing Date related to the loss of any asset for which as of such date a replacement has not been placed in service and (x) is of a type permitted or required by GAAP to be recognized as a fixed asset on the books of the business as of the Balance Sheet date and (y) but for the loss prior to the Closing would be an Acquired Asset, and (viii) any current assets and current liabilities of STC, shall be excluded in determining Total Current Assets and Total Current liabilities), using the same methodologies, practices (including GAAP as in effect as of December 31, 1997), accounting applications and assumptions (including discount rates and actuarial assumptions), policies, valuations and estimation methodologies and judgments (including those relating to balance sheet classification) as used in determining the Target Amount as set forth in Schedule 2.5(a).

          In calculating Working Capital or Net Assets, as the case may be, no changes will be made in any valuation allowances, including but not limited to contract estimates at completion, any inventory or accounts receivable valuation allowances, any product warranty liabilities, environmental liabilities, including decommissioning and decontamination liabilities, workers compensation liabilities, government rate and cost disallowance liabilities, or Steam Generator Liabilities except to reflect specific identifiable events, facts and circumstances (other than any such events relating to or arising as a result of the announcement of the transactions contemplated by this Agreement) occurring between December 31, 1997 and the Closing Date. The parties agree that the adjustment contemplated by this Section 2.5 is intended to show the change in Working Capital from the Target Amount and that such change may only be measured if the calculation is done in accordance with the preceding sentence and using the same methodologies, practices (including GAAP as in effect as of December 31, 1997), accounting applications and assumptions (including discount rates and actuarial assumptions), policies, valuations and estimation methodologies and judgments (including those relating to balance sheet classification) as used in determining the Target Amount. The scope of the disputes to be resolved by the Accounting Firm is limited to whether the Statement of Working Capital calculations were done in accordance with the foregoing provisions of this
Section 2.5 and whether there were mathematical errors in the Statement of Working Capital.

          (d) The term "Net Assets" shall mean Total Assets minus Total liabilities (in each case as defined below). The terms "Total Assets" and
                                                         ------------
"Total liabilities" shall mean the total assets and total liabilities,
------------------
respectively, of the Business (including amounts related to the nuclear instrumentation and control business), determined in accordance with GAAP (it being understood that (i) all Excluded Assets, (ii) all Excluded Liabilities,
(iii) all pension, postretirement, and postemployment (excluding restructuring actions) benefit liabilities, and (iv) deferred Income Taxes shall be excluded in determining Total Assets and Total liabilities), using the same methodologies, practices (including GAAP as in effect as of December 31, 1997), accounting applications and assumptions (including discount rates and actuarial assumptions), policies, valuations and estimation methodologies and judgments (including those relating to balance sheet classification) as used in determining the Balance Sheet.

          (e) Without limiting anything contained in this Section 2.5, no decision announced or event initiated by Purchaser prior to Closing with respect to matters to take effect on or after the Closing Date shall be taken into account in determining Closing Working Capital or Closing Net Assets. Purchaser further agrees that following the Closing, it shall not take any actions which would affect preparation and audit of the Statements with respect to the accounting books and records of the Business on which the Statements are to be based that are not consistent with past practices. Purchaser shall cause the employees of the Business to cooperate in the preparation of the Statements, including providing customary certifications, including management representation letters, to CBS's independent auditors.

     (f) During the period of time from and after the Closing Date through the resolution of any adjustment to the Purchase Price contemplated by this Section 2.5, Purchaser shall cause the employees of the Business to afford to CBS and any accountants, counsel or financial advisers retained by CBS in connection with any adjustment to the Purchase Price contemplated by this Section 2.5 on-site access reasonably required at all reasonable times to all personnel, properties, books, contracts, records, schedules, analyses and working papers of the Business.


                                   ARTICLE 3

                                  THE CLOSING

          SECTION 3.1.  CLOSING DATE.  The Closing shall take place at the
                        ------------
offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m. on a date specified by CBS that is not earlier than two (2) days and not later than ten (10) days following the satisfaction or waiver of the conditions to the Closing set forth in Sections 6.1(a) and 6.1(d), or, if the other conditions to the Closing set forth in Article 6 shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, and the Closing shall be deemed to take place at 10:00 a.m. on such date.

          SECTION 3.2.  TRANSACTIONS TO BE EFFECTED AT THE CLOSING.  At the
                        ------------------------------------------
Closing:

          (A)  DELIVERIES BY SELLERS.  CBS shall deliver (and cause any Selling
               ---------------------
Subsidiaries to deliver) to Purchaser such appropriately executed deeds, bills of sale, assignments, certificates or agreements of merger (with respect to the U.S. Sold Subsidiaries) and other instruments of transfer providing for the sale, assignment, transfer, conveyance and delivery of the Acquired Assets in form and substance reasonably satisfactory to Purchaser and its counsel (it being understood that any such instrument shall not provide for any representations or warranties or any Liabilities that are not otherwise expressly provided for in this Agreement), together with resignations as director of each director of each Sold Subsidiary (together with, to the extent obtained pursuant to Section 5.26, waivers of any claim such director may have against the Purchaser or the Sold Subsidiaries) if requested by Purchaser at least 10 days prior to Closing; and

          (B) DELIVERIES BY PURCHASER.  Purchaser shall deliver to CBS (or, at
              -----------------------
CBS's direction, one or more Selling Subsidiaries) (i) by wire transfer at the Closing, to an account or accounts designated in writing by CBS prior to the Closing, of immediately available funds in an amount equal to the aggregate of all amounts, if any, required to be paid by Purchaser to CBS pursuant to Section 3(a)(iii)(B) of Annex S, (ii) certificates or agreements of merger (with respect to the U.S. Sold Subsidiaries) and (iii) such appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed Liabilities in form and substance reasonably satisfactory to CBS and its counsel (it being understood that any such instrument in clause (ii) or (iii) shall not provide for any representations or warranties or any Liabilities that are not otherwise expressly provided for in this Agreement).

          (C) NOMINEE SHARES.  At the Closing, or as promptly thereafter as
              --------------
possible, with respect to any Foreign Sold Subsidiaries as to which directors or other nominees of CBS or any of its Subsidiaries (other than one of the Sold Subsidiaries) own shares of capital stock for the purpose of satisfying requirements of Law (such shares, "Nominee Shares"), CBS shall cause the
                                   --------------
applicable Selling Subsidiary to take all necessary or appropriate steps to effect the transfer of the Nominee Shares to new directors or other nominees designated by Purchaser as, when and to the extent permitted by Law.


                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.1.  REPRESENTATIONS AND WARRANTIES OF CBS.  CBS hereby
                        -------------------------------------
represents and warrants to Purchaser as follows:

          (A) ORGANIZATION, STANDING AND POWER.  CBS is a corporation duly
              --------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to own the Acquired Assets owned by it and to carry on the Business as now being conducted. Each Sold Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the requisite corporate power and authority to own its assets and to carry on its business as now being conducted and is duly qualified to do business in each jurisdiction in which the nature of its business or properties requires such qualification, except for failures to qualify that, individually or in the aggregate, would not have a Material Adverse Effect.

          (B) AUTHORITY.  CBS has the requisite corporate power and authority to
              ---------
execute, deliver and perform this Agreement. Sellers have the requisite corporate power and authority to execute, deliver and perform the agreements to be entered into by them at the Closing pursuant hereto (the "Seller Ancillary
                                                             ----------------
Documents") and to consummate the transactions contemplated hereby and thereby.
---------
The execution and delivery of this Agreement and the Seller Ancillary Documents to which CBS is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CBS, and, in the case of the Seller Ancillary Documents, will be authorized by all necessary corporate action on the part of the Selling Subsidiaries prior to the Closing, and do not and will not require the approval of the stockholders of CBS. This Agreement has been duly executed and delivered by CBS and constitutes, and each Seller Ancillary Document to be entered into by any of Sellers will be duly executed and delivered at the Closing and when so executed and delivered will constitute, a legal, valid and binding obligation of each of the Sellers party thereto enforceable against it in accordance with its terms, subject to the Bankruptcy Exception (as defined below). The execution and delivery of this Agreement by CBS do not, and the execution and delivery by Sellers of the Seller Ancillary Documents, the consummation by Sellers of the transactions contemplated hereby and thereby and the compliance by Sellers with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation (except, to the extent provided in any such program or plan, any acceleration of vesting under the Westinghouse Savings Program or under any Pension Plan or long-term incentive plan) or to the loss of a material benefit under, or result in the creation of any Lien upon any of the Acquired Assets under, any provision of (i) the Business Corporation Law of the Commonwealth of Pennsylvania, (ii) the certificate of incorporation or by-laws (or comparable organizational documents) of any of Sellers or the Sold Subsidiaries, (iii) except as disclosed in Schedule 4.1(b)(i), any Intellectual Property, Technology, contract, lease, indenture or other agreement of any Seller or Sold Subsidiary or (iv) subject to the filings and other matters referred to in the following sentence, any Law applicable to Sellers, the Sold Subsidiaries, the Acquired Assets or the Subsidiary Assets, other than, in the case of clauses (iii) and (iv) above, any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not (A) reasonably be expected to have a Material Adverse Effect or (B) materially impair the ability of CBS to perform its obligations under this Agreement. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Sellers, the Sold Subsidiaries, the Acquired Assets or the Subsidiary Assets in connection with the execution and delivery of this Agreement or the Seller Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except as disclosed in

Schedule 4.1(b)(ii) and for (i) compliance with and filings under the HSR Act,
(ii) voluntary notification under the Exon-Florio Amendment, (iii) filings and approvals under foreign laws, (iv) compliance with and filings under the Exchange Act, (v) consents or novations which may be required for the assignment of any Intellectual Property, Technology or Contract as contemplated in Section 5.4, (vi) compliance with, and notices and filings under, environmental permits, statutes and regulations, (vii) compliance with, and notices and filings under, the regulations of the NRC, including any application for licenses or license transfers, (viii) those that may be required solely by reason of Purchaser's (as opposed to any other Person's) participation in the transactions contemplated hereby and (ix) those the failure of which to obtain or make, individually or in the aggregate, would not (A) reasonably be expected to have a Material Adverse Effect or (B) materially impair the ability of CBS to perform its obligations under this Agreement.

          (C) FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.
              ---------------------------------------------

          (i) CBS has previously delivered to Purchaser the audited combined balance sheet (the "Balance Sheet") and related statements of income and
                         -------------
     cash flows of the Business (except as set forth in Schedule 4.1(c)(i)(A)) as of and for the fiscal year ended December 31, 1997, together with the notes to such financial statements (collectively, the "Financial
                                                            ---------
     Statements").  The Financial Statements have been prepared from the books
     ----------
     and records of CBS and its Subsidiaries relating to the Business and, except as described in the notes thereto or the independent auditors' report thereon, or otherwise indicated in the Financial Statements, have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the financial position, results of operations and cash flows of the Business (except as set forth in Schedule 4.1(c)(i)(A)) as at the dates and for the periods indicated. Schedule 4.1(c)(i)(B) sets forth a complete and correct reconciliation of the Financial Statements to the 1997 balance sheet and income statement contained in the information memorandum dated March 1998 provided by CBS to potential purchasers (the "Memorandum").
                                ----------

          (ii) Except (A) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (B) for items set forth in Schedules 4.1(c)(ii) and 4.1(e) or any other Schedule hereto, (C) for Liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet that would not reasonably be expected to have a Material Adverse Effect, (D) for Liabilities incurred in connection with this Agreement and the transactions contemplated hereby, (E) for Excluded Liabilities, (F) for Liabilities pursuant to any lawsuit, action or proceeding and (G) for Income

     Taxes, as of the date hereof there is no material liability related to the Business and none of the Sold Subsidiaries has any material liabilities, in each case of a nature required to be reflected on a balance sheet for the Business prepared in accordance with GAAP.

          (iii) All Accounts Receivable reflected on the Balance Sheet and all Accounts Receivable that have arisen since the date of the Balance Sheet,
     (A) have arisen from bona fide sales transactions in the Ordinary Course of Business, and (B) represent valid and binding obligations due to the Sellers or Sold Subsidiaries, and are, and immediately following the Closing will be, enforceable in accordance with their terms (subject to the Bankruptcy Exception). Schedule 4.1(c)(iii) lists any obligor which together with all of its Affiliates owed, as of May 31, 1998, amounts billed and uncollected by Sellers and the Sold Subsidiaries in an aggregate amount of $5,000,000 or more. Schedule 4.1(c)(iii) also sets forth a complete and correct list in all material respects of all set-offs or claims in respect of accounts receivable as of such date in an amount billed and uncollected with an invoice amount in excess of $500,000.

          (iv) All the Inventory held for use or sale by any Seller or Sold Subsidiary consists of items that are of a quality and quantity usable and salable in the Ordinary Course of Business consistent with past practice, subject to normal and customary allowances in the industry for damage and outdated items.

          (v) The order backlog information of the Business at the date of the Balance Sheet set forth in Schedule 4.1(c)(v) is true and correct in all material respects. The orders comprising the backlog of the Business reflect bona fide transactions entered into in the Ordinary Course of Business.

          (vi) The financial projections contained in the Memorandum were prepared in good faith utilizing assumptions which management of CBS believed to be reasonable as of the time of such preparation (it being acknowledged by Purchaser that actual results may vary from such projections, and that such variances may be material).

          (D)   COMPLIANCE WITH APPLICABLE LAWS.  (i) Except as set forth in
                -------------------------------
Schedule 4.1(d)(i), Sellers and the Sold Subsidiaries have complied with all Laws which relate to the Business and the Acquired Assets, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.1(d)(i), since December 31, 1997, neither Sellers nor the

Sold Subsidiaries have (i) received any written notice alleging any non-compliance with any such Laws which would reasonably be expected to have a Material Adverse Effect or (ii) received any written notice of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the Business which if adversely determined would reasonably be expected to have a Material Adverse Effect. None of the Sellers or the Sold Subsidiaries has at any time since December 31, 1994, (a) made any illegal payments for political contributions or any bribes, illegal kickback payments or other illegal payments except for those that are not material or (b) been disqualified, for any reason, from bidding on any public or private contract or project. This Section 4.1(d) does not relate to litigation matters (to which Section 4.1(e) is applicable), labor and employment matters (to which Section 4.1(q) is applicable), employee benefits matters (to which Section 4.1(m) is applicable), Environmental Laws (to which Sections 4.1(j)(B) and 4.1(n) are applicable) or Tax matters (to which Section 4.1(o) is applicable).

          (ii) Except as set forth in Schedule 4.1(d)(ii), with respect to the Acquired Assets, all Sellers and Sold Subsidiaries are currently, and will on the Closing Date be, in material compliance with the requirements of the Cost Accounting Standards, the Federal Acquisition Regulations and agency supplements, as applicable.

          (E)  LITIGATION; DECREES.  Schedule 4.1(e) sets forth a list as of the
               -------------------
date of this Agreement of all pending lawsuits, actions and proceedings to which any of the Sold Subsidiaries is a party or to which any of the Sellers is a party and which, if still pending on the Closing Date, would be an Assumed Liability, provided that this Section 4.1(e) shall not require disclosure of any lawsuit, action or proceeding (i) in which one of the Sellers or the Sold Subsidiaries is the plaintiff and no counterclaim or cross-claim has been, or is likely, to be made against any of the Sellers or the Sold Subsidiaries, or (ii) in which the amount at issue is less than $5,000,000. Except for matters set forth in Schedule 4.1(e), as of the date hereof, there is no lawsuit, action or proceeding pending, or, to the knowledge of CBS, threatened, against any of Sellers or the Sold Subsidiaries seeking to delay or prevent, or otherwise challenging, the transactions contemplated hereby. Neither Sellers nor the Sold Subsidiaries are in default in any material respect under any judgment, order, injunction or decree of any Governmental Authority entered against any of Sellers or the Sold Subsidiaries and relating to the Business.

          (F)  TITLE TO ACQUIRED ASSETS; LEASEHOLD INTERESTS.
               ---------------------------------------------

          (i) Sellers have, and will convey and transfer (subject to Sections 2.2(c) and 5.4) to Purchaser at Closing, good and valid title to the Acquired Assets, and the Sold

     Subsidiaries have good and valid title to all the Subsidiary Assets, in each case free and clear of all Liens, except Permitted Liens.

          (ii) Sellers have and will convey and transfer to Purchaser at Closing the right to possess and use all the properties held by them under any lease, and the Sold Subsidiaries have the right to possess and use all the properties held by them under any lease, in each case (i) free and clear of all Liens, except Permitted Liens, and (ii) during the term, and subject to the provisions, of the leases as being applicable to such properties.

This Section 4.1(f) does not relate to Intellectual Property or Technology (to which Section 4.1(h) is applicable) or the Owned Real Property and Leased Real Property (to which Section 4.1(g) is applicable).

          (G)  REAL PROPERTY.
               -------------

          (i)  Owned Real Property.  Schedule 1.1(c) is in all material respects
               -------------------
     a true, complete and correct list, as of the date hereof, of the street addresses and square footage of improvements on each parcel of Owned Real Property. The Owned Real Property constitutes all real property or interests in real property owned in fee by Sellers or the Sold Subsidiaries (other than any Excluded Assets) and primarily used in the operation of the Business as presently conducted. None of the Owned Real Property is Surplus Property. Each Seller and Sold Subsidiary has good and insurable fee title to all Owned Real Property owned by it free and clear of all Liens other than (A) Permitted Liens, (B) easements, covenants, rights-of-way and other encumbrances or restrictions of record, (C) zoning, building and other similar restrictions, (D) unrecorded easements, covenants, rights- of-way or other restrictions, (E) Liens that have been placed by any developer, landlord or other Person (other than Sellers or the Sold Subsidiaries) on property (other than Owned Real Property) over which any of Sellers or the Sold Subsidiaries has easement rights, none of which items set forth in clauses (B), (C), (D) or (E) above, individually or in the aggregate, materially impair the ability of the Sellers or the Sold Subsidiaries to use the property for the purposes for which it is currently being used in connection with the Business and, with respect to any Significant Real Property, none of which items set forth in clauses (B), (C), (D) or (E) would materially impair the continued use and operation thereof for the same uses and operations as those conducted at the present time or grant to any party any option or right to acquire or lease a material portion thereof. Except as set forth in Section 5.8, no brokerage or finders commissions shall be payable by Purchaser in connection with the conveyance of the Owned Real Property to Purchaser. Except as set forth in Schedule 4.1(g)(i), no material portion of any of the Owned Real Property is leased by Sellers or the Sold Subsidiaries to any Person.

          (ii)  Leased Real Property. Schedule 1.1(b) is in all material
                --------------------
     respects a true, complete and correct list of all Leased Real Property. CBS shall provide Purchaser a list of all leases of Leased Real Property not later than 20 business days following the date of this Agreement. The Leased Real Property constitutes all real property leased by any Seller or Sold Subsidiary as Lessee (other than the Excluded Assets) and primarily used in the operation of the Business as presently conducted. None of the Leased Real Property is Surplus Property. With respect to each lease for Significant Real Property: (A) each such lease is valid and subsisting and in full force and effect as against the Seller or the Sold Subsidiary therein designated and, to the best of Sellers' knowledge, as against the landlord, and has not been amended, modified or supplemented except as set forth in Schedule 1.1(b) or in a manner which would not reasonably be expected to materially reduce the benefits to Purchaser of the transactions contemplated by this Agreement; (B) no notice of a material default has been sent or received by any Seller or Sold Subsidiary under such lease which remains uncured and, to the best of Sellers' knowledge, no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a material default by any Seller or Sold Subsidiary under such lease; and (C) the tenant is in occupancy of the space demised thereunder.

          (iii) Significant Real Property. With respect to each Significant Real
                -------------------------
     Property (which for purposes of this representation and warranty shall also include any Leased Real Property that is the subject of a sale/leaseback or similar arrangement in which any Seller or Sold Subsidiary is the primary occupant of the property demised thereunder): (A) CBS has no knowledge that any condemnation or eminent domain proceedings are pending with respect to any Significant Real Property; (B) each Significant Real Property is an independent unit that does not rely in any material respect on any facilities located on any property not included in such Significant Real Property to fulfill any municipal or governmental requirement or for the furnishing to such Significant Real Property or any essential building systems or utilities, other than facilities provided to the Significant Real Property pursuant to one or more valid easements; and (C) each Significant Real Property has access to a dedicated, public street, either by reason of such Significant Real Property abutting a dedicated, public street or by way of good and insurable appurtenant easement(s), and such access is adequate for the present use and operation thereof. No real estate tax certiorari proceedings are currently pending with respect to any Significant Real Property.

          (iv) Subleases Affecting Leased Real Property. Schedule 4.1(g)(iv)
               ----------------------------------------
     sets forth in all material respects a true, complete and correct list of all oral or written subleases (including all amendments and supplements thereto) demising space on the Leased Real Property leased by any of the Sellers or the Sold Subsidiaries under a lease (each, a "Sublease"). With
                                                              --------
     respect to each Sublease for premises larger than 15,000 square feet of rentable space (each, a "Material Sublease"): (A) each such sublease is
                              -----------------
     valid and subsisting and in full force and effect as against the Seller or the Sold Subsidiary therein designated and, to the best of the knowledge of CBS, as against the subtenant, and has not been amended, modified or supplemented expect as set forth in Schedule 4.1(g)(iv); and (B) no notice of a material default has been sent or received by any Seller or Sold Subsidiary under any Material Sublease which remains uncured and, to the best of the knowledge of CBS, no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a material default by any Seller or Sold Subsidiary under any Material Sublease.

          (H)  INTELLECTUAL PROPERTY AND TECHNOLOGY.
               ------------------------------------

          Schedule 4.1(h)(i) sets forth a list, as of the date of this Agreement, of all material patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights and copyright applications owned by Sellers that relate primarily to the Business or owned by a Sold Subsidiary (except as otherwise provided by Section 5.16 and subject (i) to rights under development contracts under which the Intellectual Property and Technology may have been generated, (ii) to the rights of the United States government and (iii) to licenses granted to third parties) and included in the Acquired Assets or the Subsidiary Assets and, to the extent indicated on such Schedule, the Intellectual Property listed in Schedule 4.1(h)(i) has been duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions. Except as set forth in
     Schedule 4.1(h)(ii) and subject (i) to rights under development contracts under which the Intellectual Property and Technology may have been generated, (ii) to the rights of the United States government and (iii) to licenses granted to third parties, a Seller or a Sold Subsidiary is the sole and exclusive owner of all material Intellectual Property and material Technology (other than licenses) included in the Acquired Assets or the Subsidiary Assets, free and clear of any security interests. Except as set forth in Schedule 4.1(h)(iii), and subject (i) to rights under development contracts under which the Intellectual Property and Technology may have been generated, (ii) to the rights of the United States government and (iii) to licenses granted to third parties, a Seller or a Sold Subsidiary is the sole and exclusive owner of all right to sue and keep any damage awards for any past infringements by third parties of any material Intellectual Property or Technology (other than licenses). Except as set forth in Schedule 4.1(h)(iv), since January 1, 1997, no Seller or Sold Subsidiary has received any written notice from any other Person challenging in any material respect the right of Sellers or the Sold Subsidiaries to use any of the material Intellectual Property or material Technology included in the Acquired Assets or the Subsidiary Assets or any rights thereunder. Sellers have taken measures, consistent with Sellers' corporate practice, to protect the secrecy, confidentiality and value of the material Technology included in the Acquired Assets. Except for the Excluded Assets (other than those described in clause (viii) of the definition of Excluded Assets) and subject to Section 2.2(c), Seller does not own any material intellectual property rights that it is not transferring to Purchaser that are required for Purchaser (together with the rights of Purchaser under the Purchaser Ancillary Documents, the Novation Agreements and the Purchaser Permits) to operate the Business after Closing in the manner in which it presently is operated. Except as set forth in Schedule 4.1(h)(v), since January 1, 1997, no Seller or Sold Subsidiary has made any claim in writing of a violation, infringement, misuse or misappropriation by others of their rights to or in connection with any material Intellectual Property or material Technology included in the Acquired Assets or the Subsidiary Assets, which claim is still pending. Except as set forth in Schedule 4.1(h)(vi), to the knowledge of CBS, as of the date of this Agreement, there is no pending or threatened claim by any third Person of a violation, infringement, misuse or misappropriation by any Seller or Sold Subsidiary of any intellectual property or technology owned by any third Person, or of the invalidity of any patent or registration of a copyright, trademark, servicemark or trade name included in the Acquired Assets or the Subsidiary Assets, which if adversely determined would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.1(h)(vii), there are no interferences or other contested proceedings, either pending or, to the knowledge of CBS, threatened, in the United States Copyright Office, the United States Patent and Trademark Office or any Governmental Authority relating to any pending application with respect to any material Intellectual Property. The use by Purchaser and its Affiliates of the names and marks of CBS as permitted under the licenses described in Section 5.9(b) will not infringe on the rights of third parties. Except as provided in the immediately preceding sentence, nothing in this Agreement shall imply an indemnity for the infringement of third party intellectual property rights not within the knowledge of CBS.

          (I)   INSURANCE.  Schedule 4.1(i) sets forth a list and brief
                ---------
description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, and the aggregate limit, if any, of the insurer's liability thereunder) of all property and liability policies or binders, including fire, liability, errors and omissions, workers' compensation, vehicular and other property and liability insurance held by or on behalf of Sellers or the Sold Subsidiaries with respect to the Acquired
Assets, the Subsidiary Assets and the Business.   Such policies and binders are
valid and enforceable in accordance with their terms in all material respects (subject to the Bankruptcy Exception), and, as of the date hereof, are in full force and effect. None of the Sellers or the Sold Subsidiaries is in default with respect to any material provision contained in any such policy or binder or has failed to give any material notice or present any material claim under any such policy or binder. As of the date hereof, none of Sellers or the Sold Subsidiaries has received any notice of cancellation or non-renewal of any such policy or binder.

          (J)   CONTRACTS.  (A) Except for Contracts listed in Schedule
                ---------
4.1(j)(A), none of Sellers or any of the Sold Subsidiaries is a party to or bound by any Contract that is (all such Contracts being referred to as "Material
Contracts"):                                                            --------
---------

          (i) a Contract for the employment of any Person with an annual base salary in excess of $100,000;

          (ii) a collective bargaining agreement relating to the Business or other Contract with a labor union;

          (iii) a Contract with (A) CBS or any of its Subsidiaries (except for any Sold Subsidiaries), other than Contracts in the Ordinary Course of Business for the purchase or sale of products or services from or to the Business, or (B) any director or officer of CBS or any of its Subsidiaries that will not be terminated at or prior to the Closing that involves expenditures or receipts in excess of $60,000 in any fiscal year;

          (iv) other than letters of credit, foreign exchange contracts, bonds and similar instruments obtained in the Ordinary Course of Business and intercompany indebtedness owed by any Seller that will not constitute Assumed Liabilities, an indenture, note, loan or credit agreement or other Contract relating to (A) the borrowing of money in an amount in excess of $1,000,000 by any of Sellers or the

     Sold Subsidiaries or (B) the direct or indirect guarantee or assumption by any of Sellers or the Sold Subsidiaries of the obligations of any other Person (other than one of Sellers or the Sold Subsidiaries) for borrowed money in an amount in excess of $1,000,000;

          (v) a Contract containing a covenant not to compete, other than those contained in project-related teaming, consortium or similar agreements with respect to the project that is the subject of such agreement, customary covenants contained in distributor agreements and those of which the Business is the beneficiary in employee-related agreements;

          (vi) a lease or similar agreement under which (A) any of Sellers or a Sold Subsidiary is a lessee of, or holds or operates, any real property owned by any third Person for an annual rent in excess of $100,000 or (B) any of Sellers or a Sold Subsidiary is a lessor of, or makes available for use by any third Person, any real property owned or held as lessee by Sellers or a Sold Subsidiary for an annual rent in excess of $250,000;

          (vii) a lease or similar agreement under which (A) any of Sellers or a Sold Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual rent in excess of $50,000 or (B) any of Sellers or a Sold Subsidiary is a lessor of, or makes available for use by any third Person, any tangible personal property owned (including ownership for Tax purposes) by Sellers or a Sold Subsidiary having a fair market value in excess of $50,000;

          (viii) a Contract (including purchase orders), involving the obligation of Sellers or a Sold Subsidiary to purchase products or services for payment by Sellers or a Sold Subsidiary of more than $1,000,000 (unless terminable by one of Sellers or a Sold Subsidiary without payment or penalty of not more than $250,000 upon no more than 60 days' notice);

          (ix) a Contract (including sales orders) involving the obligation of Sellers or a Sold Subsidiary to deliver products or services with an unfilled order balance of more than $2,000,000 (unless terminable by one of Sellers or a Sold Subsidiary without payment or penalty of not more than $250,000 upon no more than 60 days' notice); or

          (x) a Contract providing for the formation of any joint venture, long-term alliance, partnership or material teaming agreement or arrangement;

          (xi) a Contract for the sale of any of the assets or properties of any of the Sellers or the Sold Subsidiaries (other than sales orders) or for the grant to any Person of any preferential rights to purchase any of its assets or properties, in each case in an amount exceeding $250,000;

          (xii) any take-or-pay or requirements Contract or any other Contract requiring any Seller or Sold Subsidiary to pay regardless of whether products or services are received;

          (xiii) a Contract relating to the acquisition by any Seller or Sold Subsidiary of any operating business or the capital stock of any other Person;

          (xiv) a Contract made outside the Ordinary Course of Business relating to any Seller or Sold Subsidiary and involving executory obligations of any Seller or Sold Subsidiary in an amount in excess of $1,000,000; and

          (xv)   a material license or development agreement.

The term "Material Contracts" also includes the 20 largest (measured by unfilled order balance as of May 31, 1998 and prior to reduction for obligations under Settlement Agreements) Contracts (including sales orders) involving the obligation of Sellers or a Sold Subsidiary to deliver products or services. Such Contracts are listed in Schedule 4.1(j)(A)(xvi). All of the Material Contracts are (or in the case of the Material Contracts referred to in Schedule 4.1(j)(A)(xvi), were as of May 31, 1998) valid, subsisting, in full force and effect and binding upon the Sellers or Sold Subsidiaries that are named as parties thereto and, to the best knowledge of CBS, the other parties thereto in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to: (A) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) (clauses (A) and (B) being referred to herein collectively as the "Bankruptcy Exception"). Each of the respective Sellers or Sold
     --------------------
Subsidiaries has satisfied in full or provided for all of its liabilities and obligations thereunder requiring performance prior to the date hereof in all material respects, is not in default in any material respect under any of them, nor does any condition exist that with notice or lapse of time or both would constitute such a material default. To the best knowledge of CBS, as of the date hereof, no other party to any such Material Contract is in default in any material respect thereunder, nor does any condition exist as of the date hereof that with notice or lapse of time or both would constitute such a material default. This paragraph does not relate to real estate matters (to which Section 4.1(g) is applicable).

          (B) With respect to all Government Contracts, none of the managerial personnel (as such term is defined in the relevant Government Contract) of the Sellers or any of the Sold Subsidiaries have engaged in any act of willful misconduct or lack of good faith and none have failed to exercise prudent business judgment so as to deprive any Seller or Sold Subsidiary of the right to government reimbursement for Environmental Liabilities to third persons or to any Governmental Authority either under the Department of Energy Acquisition Regulations ((A) 48 C.F.R. (S) 970.5204-31 (1997), (B) 48 C.F.R. (S) 970.5204-61
(1997), or (C) 48 C.F.R. (S) 970.3101-3 (1997)) or under the insurance, litigation and claims or similar clauses in any Government Contract. None of such managerial personnel have engaged in any negligent, unreasonable or other behavior so as to create any Environmental Liability in connection with the performance of the Government Contracts so as to deprive any Seller or Sold Subsidiary of the right to government reimbursement for liabilities to third persons or to any Governmental Authority. For purposes of this Section 4.1(j)(B), the terms "lack of good faith," "willful misconduct," and "prudent business judgment" shall have the meanings provided in 48 C.F.R. (S) 970.5204-31
(1997).

          (C) With respect to each of the Government Contracts included in the Acquired Assets, the Sellers and the Sold Subsidiaries have submitted to the appropriate Administrative Contracting Officer ("ACO") forward pricing, provisional indirect cost rate proposals and indirect cost claims on a timely basis. Final negotiated indirect cost rate agreements closing indirect costs years have been settled with the ACO through 1992. To the knowledge of CBS, government audits of open years do not contain questioned costs that would reasonably be expected to have a Material Adverse Effect. Set forth in Schedule 4.1(j)(C) is a true and correct description of all allegations, presently known to CBS and made during the period from January 1, 1998 through the date hereof by Federal agencies, of willful misconduct or fraud as it relates to Federal contracting activity.

          (K) SUFFICIENCY OF ACQUIRED ASSETS.  Except as disclosed in Schedule
              ------------------------------
4.1(k) and except for the Excluded Assets (other than those described in clause
(viii) of the definition of Excluded Assets), and subject to Section 2.2(c), the Acquired Assets and the Subsidiary Assets on the Closing Date will comprise all the assets owned by Sellers or the Sold Subsidiaries that, together with the rights of Purchaser under the Purchaser Ancillary Documents, the Novation Agreements and the Purchaser Permits, are necessary for (i) the conduct of the Business in all material respects as presently conducted and (ii) the discharge in all material respects of the Assumed Liabilities in the ordinary course of business consistent with past practice in relation to the Business.

          (L)  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in the
               ------------------------------------
Schedules hereto, including Schedule 4.1(l), or as contemplated by this Agreement, from the date of the Balance Sheet and until the date hereof Sellers have conducted the Business in all material respects only in the Ordinary Course of Business. Except as set forth in the Schedules hereto, including Schedule 4.1(l), or as contemplated by this Agreement, and except for changes (A) relating to or resulting from seasonal changes or that generally affect to the same extent all participants in the industries in which the Business operates,
(B) relating to or resulting from the public announcement of the transactions contemplated by this Agreement, or (C) relating to the identity of the Purchaser or relating to or resulting from actions taken by Purchaser following the date of this Agreement, from the date of the Balance Sheet there has not been any Material Adverse Effect.

          (M)  EMPLOYEE BENEFITS.
               -----------------

          (i) Schedule 4.1(m)(i) contains a list of all written Benefit Plans. Except as noted on Schedule 4.1(m)(i), CBS has made available to Purchaser true, complete and correct copies of (A) each Benefit Plan, (B) the most recent annual report on Form 5500 and attached schedules filed with the Internal Revenue Service with respect to each U.S. Benefit Plan (if any such report was required), (C) the most recent summary plan description for each U.S. Benefit Plan for which such a summary plan description is required, (D) each trust agreement and group annuity contract or other funding mechanism (other than insurance contracts) relating to any U.S. Benefit Plan, (E) the most recent audited financial statements and actuarial valuation reports with respect to each U.S. Benefit Plan, to the extent available, and (F) the most recent determination letter with respect to each U.S. Benefit Plan intended to qualify under Section 401(a) of the Code. Schedule 4.1(m)(i) also separately identifies each Benefit Plan covering only employees or Former Employees of the Business ("Free Standing
                                                                   -------------
     Plans").
     -----

          (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations (including, without limitation, all applicable foreign laws). Except as set forth in Schedule 4.1(m)(ii), all material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Authority or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as set forth in Schedule 4.1(m)(ii), there are no suits, actions, termination proceedings or other proceedings pending, or, to the knowledge of CBS, threatened against any Benefit Plan that relate to any Former Employees or employees of the Business who will become Business Employees and, to the knowledge of CBS and with respect to such employees, there are no investigations by any Governmental Authority or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against any Benefit Plan or asserting any rights to benefits under any Benefit Plan, which in each case is reasonably likely to be adversely determined and which, if adversely determined, would reasonably be expected to have an adverse effect on the Business.

          (iii) Except as set forth in Schedule 4.1(m)(iii), (A) all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans, collective bargaining agreements and, when applicable, Section 302 of ERISA, Section 412 of the Code or applicable foreign laws, have been timely made, (B) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Pension Plan for the benefit of any officers or employees of the Business employed in the United States ("U.S. Pension Plans"), and (C) no U.S. Pension Plan
                            ------------------
     has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the most recent plan year, except in each instance as would not reasonably be expected to have an adverse effect on the Business.

          (iv) Except as set forth in Schedule 4.1(m)(iv), all U.S. Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such U.S. Pension Plans are qualified and exempt from Income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of CBS, has revocation been threatened. Except as set forth in Schedule 4.1(m)(iv), to the knowledge of CBS, (A) each such U.S. Pension Plan which is intended to be so qualified is so qualified, and (B) nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except in each instance as would not reasonably be expected to have an adverse effect on the Business.

          (v) Except as set forth in Schedule 4.1(m)(v), no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan and that is reasonably likely to subject any Sold

     Subsidiary or any employees of the Business to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA. Except as set forth in Schedule 4.1(m)(v), none of the U.S. Pension Plans has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto and no event or condition exists (other than reportable events triggered solely by pending sales, dispositions and spin-offs by CBS of Subsidiaries, divisions and businesses, including the sale contemplated by this Agreement) which is likely to be deemed such a reportable event.

          (vi) With respect to any U.S. Pension Plan subject to Title IV of ERISA, CBS and its Affiliates have not incurred any Liability to the Pension Benefit Guaranty Corporation, other than for payment of premiums, all of which have been paid when due, and other than any Liabilities that, individually or in the aggregate, would not be reasonably expected to have an adverse effect on the Business.

          (vii) Except as set forth in Schedule 4.1(m)(vii), as of the most recent valuation date for each U.S. Pension Plan that is a defined benefit pension plan, there was not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such U.S. Pension Plan.

          (viii) Except as set forth in Schedule 4.1(m)(viii), at no time within the five years preceding the Closing Date has CBS or any of its Affiliates (including any of the Sold Subsidiaries) had any liability (including, without limitation, any withdrawal liability) with respect to, or been required to contribute to, any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) for the benefit of any officers or employees of the Sold Subsidiaries or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, with respect to any such multiemployer plan, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any such multiemployer plan.

          (ix) Except as set forth in Schedule 4.1(m)(ix), no Former Employee or employee of the Business will become entitled to any material bonus, retirement, sever ance, job security or similar benefit or any materially enhanced benefit or the acceleration of payment of any material benefit contingent on the transactions contemplated hereby that, following the consummation of the transactions contemplated hereby, will be an obligation of (i) Purchaser or its Subsidiaries (including the Sold Subsidiaries) or (ii) CBS or its Affiliates.

          (x) No amount payable to any Business Employee in connection with the transactions contemplated by this Agreement will fail to be deductible by a Sold Subsidiary by reason of Code Section 280G.

          (xi) Except as disclosed in Schedule 4.1(m)(xi), since December 31, 1996, there have been no Benefit Plan amendments which have resulted in a material increase in liabilities of the Business.

          (xii) Except as identified in Schedule 4.1(m)(xii), CBS and its Affiliates and the Benefit Plans are in material compliance with the requirements of Sections 4980B and 9801 et seq. of the Code and Sections 601 et seq. and 701 et seq. of ERISA.

          (xiii) Except as identified in Schedule 4.1(m)(xiii) or as otherwise set forth on the statutory accounts of Sellers or Sold Subsidiaries, and except for statutory benefits with respect to which the Sold Subsidiaries are, and have been, in material compliance, there is no significant underfunding of Foreign Benefit Plans.

          (N)    ENVIRONMENTAL MATTERS.  Except as disclosed in Schedule 4.1(n):
                 ---------------------

          (i) For the purposes of this Section 4.1(n), "material" means any Loss which individually or in the aggregate with respect to the same set of facts, exceeds $5,000,000 and is not reimbursable by a Governmental Authority, and "Sellers" and "Sold Subsidiaries" include their directors, officers, agents, employees, representatives, consultants and shareholders;

          (ii) Sellers and Sold Subsidiaries are in compliance in all material respects with all Environmental Laws governing the operations of the Business and the Acquired Assets, except where such failure to comply has not resulted and will not result in an Agency Action in respect of which the failure to comply would be material; and Sellers and Sold Subsidiaries are not currently liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing, for which a failure to comply would be material;

          (iii) Sellers and the Sold Subsidiaries severally hold, and are in material compliance with, all Permits required under the Environmental Laws for Sellers and the Sold Subsidiaries to conduct the Business, except where such failure to comply has not resulted and will not result in an Agency Action, a list of which Permits is identified in Schedule 4.1(n)(iii)(a); all such Permits are in full force and effect and all charges and fees relating thereto have been paid and, to the knowledge of CBS, there is no condition nor has any event occurred which constitutes, or with the giving of notice would constitute, a material violation of the terms of any such Permit; except as set forth in Schedule 4.1(n)(iii)(b), there are no material legal or administrative proceedings pending or, to the knowledge of CBS, threatened, which involve the validity, modification or breach of any such Permit or the entitlement of Seller or Sold Subsidiaries for any such Permit; and all applications for renewal of such Permits have been timely filed;

          (iv) Except as set forth in Schedule 4.1(n)(iv), no Governmental Authority has indicated any unwillingness to grant any such consent required for the transfer or reissuance of any Permit to Purchaser;

          (v) Except as set forth in Schedule 4.1(n)(v), none of the Sellers or Sold Subsidiaries have received, nor, to the knowledge of CBS, is there any notice of any outstanding or threatened noncompliance order or notice of violation issued by any Governmental Authority administering the Environmental Laws in connection with the operation of the Business, the Premises or the Acquired Assets by any of the Sellers or Sold Subsidiaries, or, to the knowledge of CBS, issued to their predecessors in interest, which has not been resolved to the satisfaction of the issuing Governmental Authority and which are material;

          (vi) Except as set forth on Schedule 4.1(n)(vi), no Seller or Sold Subsidiary has entered into, agreed to or is subject to any Agency Action relating to compliance with any Environmental Law or to Remedial Action under any Environmental Law that would be material or would materially restrict Purchaser's operations of the Business; and Seller and Sold Subsidiaries are not in any material respect in noncompliance with, breach of or default under any such Agency Action;

          (vii) To the knowledge of CBS, neither Sellers, in respect of the operations of the Business and the Acquired Assets, nor any of the Sold Subsidiaries, nor to the knowledge of CBS any predecessors in interest, have Released, transported, or disposed of any Hazardous Substance on, to, under or at any of the Premises, or any other property other than in a manner that would not cause a material Loss; and none of the Sellers or Sold Subsidiaries, nor to the knowledge of CBS, their predecessors in interest, have received any written notice prior to the date of this Agreement of the institution or pendency of any lawsuit, action, proceeding or investigation by any Person arising under any Environmental Law at any of the Premises, or any other property which is reasonably likely to be adversely determined and which if adversely determined would cause a material Loss, or which would require Remedial Action at any of the Premises, the costs of which would be material;

          (viii) Except as disclosed in Schedule 4.1(n)(viii), in respect of the operations of the Business or the Acquired Assets, no Seller or Sold Subsidiary has received any notice and CBS has no knowledge of and has no reason to expect any enforcement order or notice of violation issued or given by any Governmental Authority or private party in which order or notice Sellers, Sold Subsidiaries or any of their predecessors in interest have been named as potentially responsible parties pursuant to CERCLA;

          (ix) In respect of the operations of the Business or the Acquired Assets, Purchaser has been provided with an opportunity to review true, correct and complete copies of all relevant environmental investigations, studies, audits, tests, reports, reviews or other analyses conducted by or on behalf of, and that are in the possession of, any Seller or Sold Subsidiary in relation to any site or facility now or, in the case of any Sold Subsidiary, previously owned, operated or leased by any of them or any other property at which any Seller or Sold Subsidiary has or is alleged to have Environmental Liabilities; and

          (x) None of Sellers or any Sold Subsidiary, in respect of the operation of the Business or the Acquired Assets, has agreed with any Governmental Authority pursuant to any Environmental Law to the imposition of any lien or limitation on the future use of any property that is an Acquired Asset.

          (O)   TAXES.  Except as set forth in Schedule 4.1(o):
                -----

          (i) Each of the Sellers and the Sold Subsidiaries has timely filed or has had filed on its behalf, after giving effect to any applicable extensions, all material Tax Returns required to be filed under applicable law with respect to the Acquired Assets or the income or operations of the Business, and all such Tax Returns were true, correct, and complete in all material respects. Each of the Sellers and the Sold Subsidiaries has timely paid or has had paid on its behalf, after giving effect to any applicable extensions, all Taxes shown as due on such Tax Returns.

          (ii) No taxing authority has asserted in writing any material Tax deficiency that has not been paid or reserved for in accordance with GAAP with respect to the Acquired Assets, the Subsidiary Assets or the income or operations of the Business.

          (iii) Except in connection with any consolidated, affiliated, or combined United States federal, state, or local Income Tax Return, none of the Sellers and none of the Sold Subsidiaries has requested any extension of time within which to file any Tax Return with respect to the Acquired Assets or the income or operation of the Business, which Tax Return has not since been filed.

          (iv) Except in connection with any consolidated, affiliated, or combined United States federal, state, or local Income Tax Return, no Seller or Sold Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns with respect to the Acquired Assets or the income or operation of the Business.

          (v) None of the Acquired Assets or the Subsidiary Assets is property that any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

          (vi) No Sold Subsidiary is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by such Sold Subsidiary, and the Internal Revenue Service has not proposed in writing any such adjustment or change in accounting method.

          (vii) No material audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of any Seller (with respect to the Acquired Assets or the income or operation of the Business) or Sold Subsidiary. There is no pending claim by any authority of a jurisdiction where any of the Sellers (with respect to the Acquired Assets or the income or operation of the Business or the Sold Subsidiaries) has not filed Tax Returns that such Seller or Sold Subsidiary is or may have been subject to taxation by that jurisdiction.

          (viii) No power of attorney currently in force has been granted by any Seller (with respect to the Acquired Assets or the income or operation of the Business) or Sold Subsidiary that would be binding on Purchaser with respect to taxable periods including, or commencing on or after, the Closing Date.

          (ix) No Seller (with respect to the Acquired Assets or the income or operation of the Business) or Sold Subsidiary has received a tax ruling or entered into a closing agreement with any taxing authority that would have a continuing adverse effect upon a Sold Subsidiary, the Acquired Assets or the Business, after the Closing Date.

          (x) Each of the Sellers (with respect to the Acquired Assets or the income and operation of the Business) and Sold Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other Laws, and within the time and in the manner prescribed by Law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (xi) No Sold Subsidiary (A) has filed a consent under Code Section 341(f), (B) is obligated to make any payments, or is party to any agreement that could obligate it to make payments, not deductible under Code Section 280G, or (C) has been a U.S. real property holding company within the meaning of Code Section 897.

          (P)    SOLD SUBSIDIARIES.  Except as set forth in Schedule 1.1(g) (and
                 -----------------
except for Nominee Shares), all of the issued and outstanding shares of capital stock of each Sold Subsidiary are owned, directly or indirectly, beneficially and of record by one of the Sellers as set forth in Schedule 1.1(g), free and clear of all Liens, except as set forth in Schedule 1.1(g). For purposes of this
Section 4.1(p), "beneficial ownership" of any shares of capital stock shall mean having or sharing the power to direct or control the voting or disposition of such shares of capital stock. All of such outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and non-assessable. Except (i) for any Nominee Shares and (ii) as set forth in Schedule 1.1(g), there are no shares of capital stock of or other equity interests in any Sold Subsidiary outstanding. Except as set forth in Schedule 1.1(g), none of the shares of capital stock of or other equity interests in any Sold Subsidiary has been issued in violation of, or are subject to, any purchase option, call, right of first refusal or preemptive, subscription or similar rights under any provision of applicable law, the certificate of incorporation or by-laws (or comparable organizational documents) of any Sold Subsidiary or any Contracts. Except as set forth in Schedule 1.1(g), there are no outstanding warrants, options, rights, "phantom" stock rights, convertible or exchangeable securities or other agreements to or instruments (other than this Agreement) pursuant to which any Seller or any Sold Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock of or other equity interests in any Sold Subsidiary.

          (Q) LABOR MATTERS.  Except as set forth in Schedule 4.1(q), (i) there
              -------------
is no pending, and since December 31, 1997 through the date hereof there has not been any, labor strike, work stoppage or lockout against any Seller in connection with the Business, or any Sold Subsidiary, nor, to the knowledge of CBS, is any such action threatened as of the date hereof, (ii) there is no pending, and since December 31, 1997 through the date hereof there has not been any, unfair labor practice charge or complaint against any Seller in connection with the Business, or against any Sold Subsidiary, before the National Labor Relations Board or any similar body in any material foreign jurisdiction nor, to the knowledge of CBS, is any such charge or complaint threatened as of the date hereof, and (iii) as of the date hereof, there are no pending or, to the knowledge of CBS, threatened union grievances against any Seller in connection with the Business, or any Sold Subsidiary, which, in the case of clauses (i),
(ii) and (iii), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 4.1(q)(iv), each of the Sellers and the Sold Subsidiaries has complied in all material respects with its obligations related to, and is not in breach in any material respect of or in default in any material respect under, any collective bargaining or similar agreements to which any Seller (in connection with the Business) or any Sold Subsidiary is a party. Except as set forth in Schedule 4.1(q)(v), to the knowledge of CBS, there are no attempts presently being made to organize any employees employed by any of the Sellers in connection with the Business or any Sold Subsidiary.

          (R) OUTSTANDING BIDS.  Set forth in Schedule 4.1(r) is a complete and
              ----------------
correct list of all bids outstanding as of the date hereof for Contracts by the Sellers or any Sold Subsidiaries in connection with the Business, which Contracts, if awarded to the bidding Seller or Sold Subsidiary, would involve aggregate expenditures or receipts in excess of $5,000,000. Other than with respect to Steam Generator Settlement Agreements, no such bid reflects a material deviation from the past bidding practices and procedures, including profit objectives, of the Sellers and the Sold Subsidiaries, nor would any such bid (determined solely on the basis of the projections of the applicable Seller or Sold Subsidiary as of the time such bid was made) result in a loss to the applicable Seller or Sold Subsidiary.

          (S)  MAJOR SUPPLIERS AND CUSTOMERS.
               -----------------------------

          (i)  Schedule 4.1(s) sets forth:

     (A) the name of, and a brief description of the goods or services supplied by, the twenty largest suppliers of goods or services to the Business (based upon amounts paid by the Sellers and the Sold Subsidiaries during the twelve-month period ending December 31, 1997); and

     (B) the name of, and a brief description of the goods and services supplied to, the twenty largest customers of the Business (based upon the net sales of the Business during such period).

          (ii) Except to the extent set forth in Schedule 4.1(s),

     (A) since December 31, 1997 through the date hereof, no change has occurred in the business relationship of the Sellers or the Sold Subsidiaries with any customer or supplier listed in Schedule 4.1(s), the result of which would reasonably be expected to have a Material Adverse Effect;

     (B) none of the Sellers of the Sold Subsidiaries has received prior to the date hereof notice from any customer or supplier listed in Schedule 4.1(s), to the effect that any such customer or supplier intends to cease, or make a material reduction in, its purchases of goods or services from, or its supply or goods or services to, the Business; and

     (C) without limiting the generality of the foregoing, none of the Sellers or the Sold Subsidiaries has received prior to the date hereof written notice in respect of any Government Contract that such Government Contract is proposed to be rebid or that the Sellers or Sold Subsidiaries will not be considered for any follow-on work relating to such Government Contract.

          (T)  YEAR 2000.
               ---------

          (i) The Sellers and the Sold Subsidiaries have developed and are executing a plan with respect to Year 2000 readiness (the "Year 2000
                                                                ---------
     Plan"). The Sellers have provided Purchaser with a copy of the Year 2000
     ----
     Plan and have provided a report on the status of the Year 2000 Plan through June 13, 1998 that is accurate in all material respects.

          (ii) The Year 2000 Plan address the Year 2000 issues which to the knowledge of CBS are material to the Sellers and the Sold Subsidiaries, including internal information systems risks, embedded circuitry risks and third party risks. Except as provided above and in Section 5.29, CBS makes no representations or warranties with respect to the capability of any of the equipment, systems, software, data or databases relating to the Business to adapt, accommodate or respond to the year 2000 and thereafter ("Year 2000 Compliance"), or with respect to the absence of Liabilities,
       --------------------
     contingent or otherwise, arising from or related to Year 2000 Compliance.

          (U)  TANGIBLE PROPERTY.  All tangible personal property (other than
               -----------------
Inventory), including, without limitation, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other similar tangible property, in each case owned or leased by any of the Sellers or Sold Subsidiaries and material to its business is in good operating condition (normal wear and tear excepted), subject to continued repair and replacement in accordance with past practice.

          SECTION 4.2.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser
                        -------------------------------------------
hereby represents and warrants to CBS as follows:

          (A)  ORGANIZATION, STANDING AND POWER.  Purchaser is a limited
               --------------------------------
liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite limited liability company power and authority to carry on its business as now being conducted.

          (B)  AUTHORITY.  Purchaser has the requisite limited liability company
               ---------
power and authority to execute, deliver and perform this Agreement and the agreements to be entered into by it at the Closing pursuant hereto (the

"Purchaser Ancillary Documents") and to consummate the transactions contemplated
------------------------------
hereby and thereby. The execution and delivery of this Agreement and the Purchaser Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of Purchaser, and, in the case of the Purchaser Ancillary Documents, will be authorized by all necessary limited liability company action on the part of Purchaser prior to the Closing, and do not and will not require the approval of the members of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes, and each Purchaser Ancillary Document will be duly executed and delivered by Purchaser at or prior to the Closing and when so executed and delivered will constitute, a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, subject to the Bankruptcy Exception. The execution and delivery of this Agreement by Purchaser do not, and the execution and delivery by Purchaser of the Purchaser Ancillary Documents, the consummation by Purchaser of the transactions contemplated hereby and thereby and the compliance by Purchaser with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of Purchaser's assets under, any provision of (i) the laws of the State of Delaware, (ii) the certificate of incorporation or by-laws (or comparable organizational documents) of Purchaser, (iii) any contract, lease, indenture or other agreement of Purchaser or (iv) subject to the filings and other matters referred to in the following sentence, any Law applicable to Purchaser, other than, in the case of clause (iii) above, any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not materially impair the ability of Purchaser to perform its obligations under this Agreement. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except for
(i) compliance with and filings under the HSR Act, (ii) voluntary notification under the Exon-Florio Amendment, (iii) [intentionally omitted], (iv) filings and approvals under foreign laws, (v) consents or novations which may be required for the assignment of any Intellectual Property, Technology or Contract as contemplated in Section 5.4, (vi) compliance with, and notices and filings under, environmental permits, statutes and regulations, and (vii) compliance with, and notices, filings and approvals under, the regulations of the NRC or any Agreement State, including any applications for licenses or license transfers, and (viii) those the failure of which to obtain or make, individually or in the aggregate, would not materially impair the ability of Purchaser to perform its obligations under this Agreement.

          (C) U.S.-CONTROLLED ENTITY.  Purchaser is an entity the majority
              ----------------------
ownership of which is, and the control of which is, by citizens of the United States or corporations or other organizations incorporated or organized under the laws of a State of the United States whose business is administered principally in the United States and which is capable of holding any licenses issued by the NRC that are contemplated to be transferred to Purchaser under this Agreement (a "U.S.-Controlled Entity"). All
                                                  ----------------------
of the equity interests in Purchaser are owned of record and beneficially by BNFL USA Group, Inc. (or, as of the Closing, a wholly-owned Subsidiary of BNFL USA Group, Inc.), and MK.

          (D)  U.K. SHAREHOLDER APPROVAL. Purchaser and its Affiliates have been
               -------------------------
duly authorized by its principal shareholder, the Department of Trade and Industry, to take the necessary actions to execute and deliver this Agreement and the Purchaser Ancillary Documents and to consummate the transactions contemplated herein.


                                   ARTICLE 5

                                   COVENANTS

          SECTION 5.1.  (A)  COVENANTS OF CBS RELATING TO CONDUCT OF BUSINESS.
                             ------------------------------------------------

          During the period from the date of this Agreement and continuing until the Closing, except as expressly provided in this Agreement, including the Schedules hereto, or to the extent that Purchaser shall otherwise consent (which consent shall not be unreasonably withheld or delayed), CBS shall, and shall cause the other Sellers and the Sold Subsidiaries to, carry on the Business in the Ordinary Course of Business and use all reasonable efforts consistent with past practices to keep available the services of the Business's present officers and employees and preserve the Business's relationships with customers, suppliers and others having business dealings with the Business. In addition, except as contemplated by Schedule 5.1 or as otherwise provided by this Agreement, CBS shall not, and shall not permit any other Seller (in connection with the Business) or any Sold Subsidiary to, do any of the following without the consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

          (i) amend the certificate of incorporation or by-laws (or comparable organizational documents) of any Sold Subsidiary in any material respect;

          (ii) adopt or amend in any material respect any Benefit Plan or collective bargaining agreement, except as required by Law or pursuant to the terms of any existing collective bargaining agreement or other existing Contract and except for changes made by CBS to any Benefit Plan which do not increase costs by more than 5%;

          (iii) grant to any executive officer of any Sold Subsidiary any increase in compensation, benefits or loans or severance benefits, except in the Ordinary Course of Business or as may be required under existing contracts or agreements (as set forth in Schedule 5.1(a)(iii)) and except for any increases or loans the liability for which a Seller shall be solely obligated both before and after Closing;

          (iv) incur or assume any liabilities, obligations, or indebtedness for borrowed money which would constitute an Assumed Liability, or guarantee any such liabilities, obligations or indebtedness, in each case other than in the Ordinary Course of Business;

          (v) acquire by merging or consolidating with, or by purchasing a material portion of the assets of, or by any other manner, any business or any corporation, partnership, joint stock company, limited liability company, association or other business organization or division thereof;

          (vi) acquire any assets which are material, individually or in the aggregate, to the Business, taken as a whole, except in the Ordinary Course of Business;

          (vii) sell, lease or mortgage, pledge or otherwise dispose of, or grant preferential rights to, any of its assets that are material, individually, or in the aggregate, to the Business as a whole, except for the sale of Inventory in the Ordinary Course of Business and except for the sale or factoring of accounts receivable;

          (viii) enter into any lease of real property for an annual rent in excess of $150,000, except any renewals of existing leases in the Ordinary Course of Business;

          (ix) enter into any joint venture or partnership or, other than in the Ordinary Course of Business, teaming agreement or arrangement; or

          (x)    enter into, amend or terminate any employment agreement;

          (xi) except as set forth in Schedule 5.1(a)(xi), knowingly waive any right of material value to the Business or settle or compromise any claim in excess of $2,500,000;

          (xii) make any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, employees, consultants, agents or other representatives employed in the Business, or any accrual for or commitment or agreement to make or pay the same, in each case other than in the Ordinary Course of Business or as may be required under existing contracts;

          (xiii) except as described in Schedule 4.1(j)(A)(iii) or as otherwise contemplated by this Agreement, enter into any transactions with any of its Affiliates, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the Ordinary Course of Business), or any Affiliate, of any officer, director, consultant, employee, agent or other representative, to the extent the obligations arising from any such transaction would be an Assumed Liability;

          (xiv) except as set forth in Schedule 5.1(a)(xiv), make any payment or commitment (which would in the case of any Seller constitute an Assumed Liability) to pay any severance or termination payment to any Person or any of its officers, directors, employees, consultants, agents or other representatives employed in the Business, other than payments pursuant to contractual obligations in effect on the date of this Agreement;

          (xv) except in the Ordinary Course of Business, amend in any material respect or enter into any Contract or other agreement of a type required to be disclosed pursuant to Section 4.1(j)(A)(v), (vii), (viii),
     (xi), (xiii), (xiv) and (xv);

          (xvi) declare or pay any non-cash dividend other than, in the case of CBS, dividends of property not relating to the Business;

          (xvii) in the case of a Sold Subsidiary, declare any dividend that is not paid before the Closing Date;

          (xviii) agree to settle any Tax audit or dispute that will have a binding effect on Purchaser, the Business or any Sold Subsidiary for any Post-Closing Tax Period or Purchaser's Straddle Period;

          (xix) with respect to bids made after the date hereof which would, if outstanding on the date hereof, be required to be set forth on Schedule 4.1(r), make any such bid if the representation set forth in Section 4.1(r) could not be made with respect to such bid at the time such bid is made; or

          (xx) agree, whether in writing or otherwise, to do any of the foregoing.

          (B)  ADVICE OF CHANGES.  CBS shall promptly notify Purchaser of:
               -----------------

          (i) any actions, suits, claims or proceedings or, to the knowledge of CBS, investigations commenced or, to its knowledge, threatened against CBS, its Subsidiaries or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
     Section 4.1(e); and

          (ii) the damage or destruction by fire or other casualty of any material Acquired Asset or part thereof or in the event that any material Acquired Asset or Subsidiary Asset or part thereof becomes the subject of any proceeding or, to the knowledge of CBS, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

provided, however, that CBS shall have no Liability for breach of this Section
--------  -------
5.1(b) except to the extent Purchaser has actually been prejudiced by such breach.

          SECTION 5.2.  ACCESS TO INFORMATION; CONSULTATION.
                        -----------------------------------

          (a) CBS shall afford to Purchaser and its accountants, counsel and other representatives reasonable access at reasonable times during the period prior to the Closing to all the properties, books, Contracts, commitments, Tax Returns, pending bids and proposals for contracts the anticipated revenues from which will exceed $25,000,000 (excluding contracts for which CBS believes Purchaser or any of its Affiliates is a competing bidder), and records of the Business (other than to the extent such information relates to the Excluded Assets or Excluded Liabilities), and during such period shall furnish promptly to Purchaser any information concerning the Business (other than to the extent such information relates to the Excluded Assets or Excluded Liabilities) as Purchaser may reasonably request and shall use reasonable commercial efforts on a timely basis to obtain any counterparty or third-party consents necessary to permit Purchaser access to such information; and shall cause its and the other Sellers' officers, employees, consultants, agents, accountants and attorneys to cooperate reasonably with Purchaser's representatives in connection with such review and examination; provided, however, that CBS is under no obligation to
                        --------  -------
disclose to Purchaser (i) any
information the disclosure of which is restricted by applicable Law except in strict compliance with the applicable Law, (ii) any information as to which the attorney-client privilege, the attorney work-product doctrine or the self-evaluative privilege may be available, except to the extent covered by the Joint Defense Agreement referred to in Section 5.30 or, if not so covered, until a mutually satisfactory joint defense agreement has been executed by Purchaser and CBS, (iii) the medical records pertaining to any employee or former employee of the Business until after the Closing or (iv) any "Classified Information" other than in compliance with NRC and any other applicable government security regulations. CBS shall cooperate reasonably with Purchaser in connection with any request to make available to Purchaser and its representatives, customers and suppliers of the Business, and to arrange and participate in meetings between Purchaser and its representatives and such customers and suppliers, for the purpose, among other things, of verifying the information furnished to Purchaser, developing transition plans and integrating the operations of the Business with the operations of Purchaser and its Affiliates; provided that (i)
                                                              --------
such cooperation does not unnecessarily interfere with the operation of the Energy Systems Business or any other business of CBS and (ii) Purchaser shall reimburse CBS upon request as incurred for any expenses incurred in connection with such cooperation. All requests for information, to visit facilities or to meet with Sellers' representatives shall be made in writing and directed to and coordinated with the person(s) designated to Purchaser from time to time by CBS as the ESBU Coordinator(s). Purchaser acknowledges that any information being provided to it or its representatives by Sellers pursuant to or in connection with this Agreement is subject to the terms of confidentiality agreements between each of MK and BNFL, and CBS, dated March 19, 1998 and March 13, 1998, respectively (the "Confidentiality Agreements"), which terms are incorporated
                   --------------------------
herein by reference. CBS shall use its commercially reasonable efforts to, and to cause its Affiliates to, enforce the respective terms of the confidentiality agreements entered into with other prospective purchasers in connection with the proposed sale of the Energy Systems Business (including requesting that such other prospective purchasers return or destroy confidential information to the extent required to do so as provided therein). Notwithstanding anything to the contrary contained in paragraph 15 thereof, the Confidentiality Agreements and the obligations not to use or disclose and to return on request or destroy Confidential Information (as defined in the Confidentiality Agreements) shall terminate on the fifth anniversary of the Closing Date. Nothing contained herein is intended to limit or restrict Purchaser's use or disclosure of Confidential Information concerning the Business following the Closing. No investigation by Purchaser shall diminish or obviate any other representations, warranties, covenants or agreements of CBS under this Agreement.

          (b) During the period prior to the Closing, at the request of Purchaser, CBS shall, and shall cause its and the other Sellers' employees to, cooperate reasonably with

Purchaser and its representatives in connection with the preparation of such financial statements for the Business as may be required in connection with the preparation by an applicable Affiliate of Purchaser of a Current Report on Form 8-K relating to the transactions contemplated hereby; provided that (i) such
                                                      --------
cooperation does not interfere with the operation of the Energy Systems Business or any other business of CBS and (ii) Purchaser shall reimburse CBS upon request as incurred for any expenses incurred in connection with such cooperation.

          (c) Prior to the Closing, CBS will deliver to Purchaser a complete and correct list of all bank accounts of each of the Sold Subsidiaries, and all persons having signing authority with respect thereto.

          SECTION 5.3.  GOVERNMENTAL APPROVALS, ETC.
                        ---------------------------

          (a) Each of Purchaser and CBS shall as promptly as practicable, (i) but in no event later than 10 business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form under the HSR Act required for the transactions contemplated hereby and, thereafter, any supplemental information requested in connection therewith pursuant to the HSR Act, (ii) but in no event later than 20 business days following the execution and delivery of this Agreement, (A) file with the Committee on Foreign Investment in the United States the voluntary notification under the Exon-Florio Amendment for the transactions contemplated hereby and (B) file with the NRC or applicable Agreement States such applications for licenses or license transfers as necessary for the transactions contemplated hereby. Each of Purchaser and CBS shall as promptly as practicable comply with any other Laws of any country which are applicable to any of the transactions contemplated hereby and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person in connection with such trans actions is necessary. Each of Purchaser and CBS shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing, registration or declaration which is necessary under the HSR Act or any other such Laws. Purchaser and CBS shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority, and shall comply promptly with any such inquiry or request. Purchaser and CBS shall use their best efforts and take all necessary action to obtain any clearance under the HSR Act, the Exon-Florio Amendment or any other consent, approval, order or authorization of any Governmental Authority, necessary in connection with the transactions contemplated hereby or to resolve any objections which may be asserted by any Governmental Authority with respect to the transactions contemplated hereby.

          (b) Subject to the terms and conditions of this Agreement, each party shall use its best efforts to cause the Closing to occur as promptly as practicable, including (i) as contemplated by Section 5.3(a) or 5.4, (ii) defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to prevent the entry or imposition of any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition by any court or other Governmental Authority and to appeal and seek to have vacated or reversed as promptly as possible any such injunction, order, stay or other restraint or prohibition that is not yet final and nonappealable; provided, however, that none of Sellers nor
                                    --------  -------
Purchaser nor their Affiliates shall be required to make any material monetary expenditure, commence or be a plaintiff in any litigation or offer or grant any material accommodation (financial or otherwise) to any third Person.

          (c) Purchaser shall use its commercially reasonable efforts to obtain as promptly as practicable all permits, licenses, franchises, approvals, consents and authorizations by or of Governmental Authorities required by Law or Contract for Purchaser to conduct the Business following the Closing and to own the Acquired Assets (each, a "Purchaser Permit"), and CBS shall, and shall cause
                              ----------------
the other Sellers and the Sold Subsidiaries to, cooperate with Purchaser in connection therewith. Notwithstanding the foregoing, neither CBS nor Purchaser shall be required to expend any material sum or agree to a material concession to any Govern mental Authority to obtain, or, in the case of CBS, to assist Purchaser to obtain, as the case may be, any such Purchaser Permit. Purchaser acknowledges that certain facilities owned or serviced by the Business and certain related documents, records and information are classified for United States government security purposes as high as the level of "Top Secret," which may require, in addition to any Purchaser Permits required under applicable Law to conduct the Business at such facilities, the employment of individuals holding United States government security clearances as high as the level of "Top Secret." Notwithstanding anything to the contrary in this Agreement, CBS shall not be required to provide access to such facilities or any such related documents, records or information to any representative or employee of Purchaser unless such individual presents evidence reasonably satisfactory to CBS of such individual's security clearance meeting the security clearance level prescribed for such access.

          SECTION 5.4.  NOVATIONS OF CONTRACTS AND THIRD PARTY CONSENTS.
                        -----------------------------------------------

          (a) As soon as practicable following the execution of this Agreement, CBS shall prepare (with Purchaser's assistance, as necessary), in accordance with Federal Acquisition Regulations Part 42, (P) 42.12 and any applicable agency regulations or policies, a written request for the novation of the Government Contracts meeting the requirements of the Federal Acquisition Regulations Part 42, as reasonably interpreted by the Responsible Contracting Officer (as such term is defined in Federal Acquisition Regulations Part 42, (P) 42.1202(a)). The request for novation shall be submitted by CBS to each Responsible Contracting Officer, for the United States government (or, in the case of Government Contracts not subject to the Federal Acquisition Regulations, Purchaser and CBS shall cooperate in seeking to cause the applicable Governmental Authority) to (i) recognize Purchaser as CBS's successor in interest to the Government Contracts and all the Acquired Assets used in the performance of the Government Contracts and (ii) enter into one or more novation agreements (collectively, "Novation Agreements") in form and substance
                           -------------------
reasonably satisfactory to Purchaser and CBS and their respective counsel, pursuant to which all of CBS's right, title and interest in and to, and all of CBS's Liabilities under, each such Government Contract shall be validly conveyed, transferred and assigned and novated to Purchaser by all parties thereto. Purchaser shall provide to CBS promptly any information regarding Purchaser required in connection with such request.

          (b) CBS and Purchaser will cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable (i) all consents, approvals and waivers (A) required for the purpose of processing, entering into and completing the Novation Agreements with regard to any of the Government Contracts, including responding to any requests for information from the United States government with regard to such Novation Agreements, or (B) required by third Persons to transfer the Contracts, Intellectual Property, Technology and the capital stock of the Sold Subsidiaries to Purchaser in a manner that will avoid any default, conflict, or termination of rights under the Contracts, Intellectual Property and Technology and (ii) without limiting the provisions of clause (B) above, novations of all Contracts other than Government Contracts. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.4 shall require Sellers or Purchaser to expend any material sum, make a material financial commitment or grant or agree to any material concession to any third Person to obtain any such consent, approval, waiver or novation.

          (c) If any and all consents, approvals or waivers necessary for the assignment, transfer or novation of any Contract, Intellectual Property or Technology, or any claim, right or benefit arising thereunder or resulting therefrom, or consents relating to a change in control of any Sold Subsidiary, shall not have been obtained prior to the Closing Date, then as of the Closing, this Agreement, if permitted by Law, shall constitute full and equitable assignment by Sellers to Purchaser of all of Sellers' right, title and interest in and to, and all of Sellers' obligations and liabilities under, such Contracts, Intellectual Property and Technology, and, in the case of such Contracts, Purchaser shall be deemed Sellers' agent for purpose of completing, fulfilling and discharging all of Sellers' obligations and liabilities under any such Contract. The parties shall take all necessary steps and actions to provide Purchaser with the benefits of such Contracts, Intellectual Property and Technology, and, in the case of such Contracts, to relieve Sellers of the performance and other obligations and liabilities thereunder, including entry into subcontracts for the performance thereof. Purchaser agrees to pay, perform and discharge, and, pursuant to Section 8.2, indemnify Sellers against and hold Sellers harmless from, all obligations and liabilities of Sellers relating to such performance or failure to perform under such Contracts, including any related guarantees.

          (d) If Sellers shall be unable to make the equitable assignment described in Section 5.4(b), or if such attempted assignment would adversely affect the rights of Sellers or Purchaser under such Contract, Intellectual Property or Technology, or would not assign all of Sellers' rights thereunder at the Closing, Sellers and Purchaser shall continue to cooperate and use all reasonable efforts to provide Purchaser with all such rights. To the extent that any such consents and waivers are not obtained, or until the impediments to such assignment are resolved, Sellers shall use all reasonable efforts (without the expenditure, in the aggregate, of any material sum) to the extent permitted by Law to (i) provide to Purchaser, at the request of Purchaser, the benefits of any such Contract or of any such Intellectual Property or Technology, to the extent related to the Business, (ii) cooperate in any lawful arrangement designed to provide such benefits to Purchaser and (iii) enforce, at the request of and for the account of Purchaser, any rights of Sellers arising from any such Contract, Intellectual Property or Technology against any third Person including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser. To the extent that Purchaser is provided the benefits (including payment rights) of any Contract, Intellectual Property or Technology referred to herein (whether from Sellers or otherwise), (i) Purchaser shall perform for the benefit of any third Person the obligations of Sellers thereunder or in connection therewith, and (ii) Purchaser agrees to pay, perform and discharge, and, pursuant to Section 8.2, indemnify Sellers against and hold Sellers harmless from, all obligations and liabilities of Sellers relating to such performance or failure to perform, and in the event of a failure of such indemnity, Sellers shall cease to be obligated under this Agreement in respect of the Contract, Intellectual Property or Technology which is the subject of such failure.

          (e) Without limiting the generality of Section 5.10, from the Closing Date until, with respect to each Government Contract, the sixth year following the earlier of the release date or notice of final payment for such Government Contract, Purchaser agrees to provide CBS and its accountants, counsel and other representatives access, during normal business hours, to such information, personnel and assistance relating to the performance by Purchaser of the Government Contracts and its respective obligations under the Novation Agreements as CBS shall reasonably request from time to time.

          SECTION 5.5.  EMPLOYEE MATTERS.
                        ----------------

          (A) EMPLOYEE MATTERS.
              ----------------

     (i)  Continuation of Employment.  Purchaser shall offer employment to (or
          --------------------------
     cause a Sold Subsidiary to continue to employ) each employee of the Business (including any individual whose principal place of employment is on the Premises, who primarily renders services on behalf of the Business and whose compensation cost is borne primarily by the Business) and each STC Employee who is actively at work, on vacation or on short-term disability (including salary continuation and extension) leave on the Closing Date (each a "Business Employee"). Each employee or former
                           -----------------
     employee who primarily rendered services on behalf of the Business or STC Employee and who is not actively at work on the Closing Date due to leave of absence, long-term disability leave, military leave or layoff, and who in the case of an employee on long-term disability was last actively employed within two years of the Closing Date, and in the case of an employee on a leave of absence or layoff was last employed within five years of the Closing Date and in each case has recall rights ("Recall
                                                                    ------
     Rights") under the work rules of the Business, a collective bargaining
     ------
     agreement or applicable law (collectively, "Inactive Employees"), shall be
                                                 ------------------
     offered active employment by Purchaser pursuant to the Recall Rights. Upon such offer and acceptance and commencement of active employment, each such Inactive Employee shall be considered a Business Employee effective as of the first date of return to work. CBS shall deliver a schedule to Purchaser of anticipated Business Employees and Inactive Employees and with respect to the latter their designated status as of the Closing Date and their entitlements, 15 days before the Closing Date. Such schedule shall be updated by CBS as soon as practical after the Closing Date. Any employee of Sellers or their Affiliates who is not otherwise a Business Employee but who is offered and accepts employment by Purchaser, pursuant to mutual agreement with the Sellers, during the six months following the Closing Date shall be deemed to be a Business Employee as of the date of actual employment with the Purchaser. Purchaser shall not offer employment to any employee of any Seller during such six-month period without the consent of such Seller (other than as provided herein).

          (ii) Continuation of Compensation and Benefits.  Notwithstanding the
               -----------------------------------------
     more specific provisions set forth in this Section 5.5, Purchaser shall provide or shall cause a Subsidiary to provide compensation and written benefit plans and arrangements which in the aggregate are comparable (but in no event taking into account any equity-based compensation (including options) and opportunity to invest in securities of CBS under the CBS Stock Plan or the Westinghouse Savings Program, provided that with respect to Business Employees, the match formula under the Westinghouse Savings Program shall be considered when determining comparability) to the compensation and written Benefit Plans (See Schedule 4.1(m)(i)) in effect for Business Employees on the date of this Agreement ("Comparable
                                                            ----------
     Benefits") for a period of not less than one year following the Closing
     --------
     Date (or, in the case of Business Employees who are subject to a collective bargaining agreement, the period required therein) (the "Benefits
                                                              --------
     Maintenance Period").  Comparability for the purpose of determining
     ------------------
     Comparable Benefits shall be assessed in terms of total dollar value (or such other measurement utilized by the consultant) to Business Employees in the aggregate. Notwithstanding the above, with respect to Business Employees who are executives, the Purchaser shall provide long-term incentives which provide benefits generally comparable in value to long-term incentive plans of Sellers. No later than 15 days prior to the Closing Date Purchaser shall either (1) commit to CBS in writing to provide for Business Employees for the Benefit Maintenance Period substantially identical compensation and benefits to that provided by CBS and Affiliates to Business Employees (without regard to the equity-based compensation and the form of long-term incentive benefits) with CBS to consent to the determination of substantially identical benefits, which consent shall not be unreasonably withheld or (2) deliver to CBS a letter from an independent consulting firm reasonably acceptable to CBS stating that the compensation, benefits and benefit arrangements offered by Purchaser to the Business Employees pursuant to this Section are Comparable Benefits.

          (B) ACCRUED VACATION.  Purchaser shall credit each Business Employee
              ----------------
with the unused vacation days and any personal and sickness days earned in accordance with the vacation and personnel policies and collective bargaining agreements of CBS and the Sold Subsidiaries in effect as of the Closing Date, provided that an appropriate adjustment shall be made in the event of any cash payment required to be made by either Purchaser or Sellers as a result of the transaction contemplated by this Agreement. CBS shall provide to Purchaser at the Closing Date such schedules as CBS maintains and such other information as reasonably necessary to calculate such benefits.

          (C)  UNION REPRESENTATION.  Purchaser agrees with respect to any
               --------------------
collective bargaining agreement that relates to Business Employees, to (i) recognize each union which at the Closing Date represents any group of Business Employees as the collective bargaining representatives of such employees as of the Closing Date, (ii) provide such employees with comparable wages and benefits as those in effect on the date of this Agreement in accordance with such collective bargaining agreements, and (iii) assume the obligations for Business Employees and Former Employees under any such collective bargaining agreement that by its terms requires such assumption.

          (D)  PENSION PLAN.  (i)  Purchaser shall or shall cause its Affiliates
               ------------
to credit Business Employees with service with Sellers and Sold Subsidiaries for purposes of eligibility, vesting and retirement eligibility under all pension plans within the meaning of Section 3(2) of ERISA in which such Business Employees participate.

          (ii) The WELCO Pension Plan shall retain liability with respect to Business Employees and Former Employees for their accrued benefit calculated as of the Closing Date, subject to adjustment as follows. CBS shall take appropriate action to cause the WELCO Pension Plan to provide
     (x) credit for employment of Business Employees with the Purchaser or its Affiliates solely for purposes of calculating vesting credit and eligibility for early retirement benefits ("Eligibility Service," as
                                                 -------------------
     defined in the WELCO Pension Plan), and (y) except as provided in (d)(iv) below, the early retirement supplement under Section 5 for Business Employees under the terms of the WELCO Pension Plan shall be equal to the lesser of -

     (A) the early retirement supplement calculated under the terms of the WELCO Pension Plan, or as it may be reduced by CBS after the Benefits Maintenance Period, but only to the extent such a change applies to all CBS employees with the same benefit, as multiplied by a fraction, the numerator of which is the participant's years of Credited Service (as defined in the WELCO Pension Plan) under the WELCO Pension Plan as of the Closing Date, and the denominator of which is the sum of the numerator and the participant's years of employment with the Purchaser and its Affiliates from the Closing Date until the participant's retirement or termination of employment with the Purchaser and its Affiliates, or

     (B) the comparable early retirement supplement calculated under the terms of the Purchaser defined benefit plan covering Business Employees ("Purchaser Pension Plan") as in effect on the participant's retirement or termination of employment from the Purchaser and its Affiliates (prior to reduction for the portion of the supplement to be paid from the WELCO Pension Plan) (if the Purchaser Pension Plan has no such supplement or if there is no Purchaser Pension Plan the amount calculated under this subparagraph (B) shall be zero (0)) multiplied by a fraction, the numerator of which is the employee's years of Credited Service under the WELCO Pension Plan as of the Closing Date, and the denominator of which is the sum of the numerator and the participant's years of employment with the Purchaser and its Affiliates from the Closing Date until the participant's termination of employment with the Purchaser and its Affiliates.

Notwithstanding the foregoing, the WELCO Pension Plan shall not recognize employment with the Business after the Purchaser and its Affiliates have sold or divested the Business, or a portion thereof (whether by asset or stock sale, merger or spin-off (each a "Disposition")), with respect to the Business
                            -----------
Employees who are transferred or terminated in connection with such a sale or divestiture.

          (iii) The WELCO Pension Plan shall not provide for (A) any early retirement supplement that becomes payable with respect to a Business Employee retiring after the Closing Date that is the result of a "Pension Event" as defined in subsection (iv) below, (B) any benefits pursuant to
     Section 19 of the WELCO Pension Plan and the corresponding provision of the Purchaser Pension Plan, if any, in excess of the benefits that would otherwise be payable if those sections did not apply, with respect to a Business Employee who retires or terminates employment with the Purchaser and its Affiliates after the Closing Date, and (C) any other early retirement subsidy or supplement with respect to Business Employees that is not described in (ii) above.

          (iv) Purchaser shall indemnify CBS for any actuarial losses (as defined below) with respect to the WELCO Pension Plan resulting from any Business Employee commencing the receipt of benefits prior to their Normal Retirement Date (as defined in the WELCO Pension Plan) and that is attributable to (A) a Disposition, (B) a closing of a plant or plants by Purchaser or a reduction in the number of Business Employees employed by the Purchaser and its Affiliates as a result of action requiring the filing of a notice under the Worker Adjustment and Retraining Notification Act, as in effect on the Closing Date (the "WARN Act"), other than termination at
                                         --------
     the Pensacola Plant arising from the announced shut down of the plant or terminations announced by CBS prior to the Closing Date (or which would require the filing of a WARN Act notice if any actions taken within a 6-month period occurred on the same date (a "WARN Event")), or (C) any action of the
                                   ----------
     Purchaser or its Affiliates that provides a financial incentive to
     Business Employees to terminate or retire prior to their Normal Retirement Date including, but not limited to, an early retirement window program or a change in plan design which reduces prospective benefits for Business Employees who are eligible to retire under the WELCO Pension Plan (other than a change in plan design during the three (3) year period following the Closing Date, provided that Purchaser has Comparable Benefits (after one year from the Closing Date the value of the supplemental retirement benefits under the WELCO Pension Plan shall not be considered for comparability) after such change in plan design). Purchaser shall notify CBS of the occurrence of any of the events described in (A) through (C) above (each of which is a "Pension Event") within 30 days after such event,
                                -------------
     and shall cooperate with CBS in providing data to CBS to enable the determination of actuarial losses. Actuarial losses shall be determined by the enrolled actuary for the WELCO Pension Plan (the "CBS Actuary") with
                                                           -----------
     respect to each Pension Event and is measured by the difference (positive or negative) between the accumulated benefit obligation for all of the Business Employees affected by the Pension Event using (1) immediate commencement of benefits under actual forms of benefit payment elected and
     (2) projected commencement of benefits, both based on the assumptions described in Schedule 5.5(d), other than lump sums elected under (1) above, which shall be valued at the actual value distributed. Notwithstanding any other provision in this Agreement to the contrary, this indemnity shall survive the Closing Date without limitation.

          (E) SAVINGS PLAN.  (i)  Effective as of the Closing Date, Purchaser
              ------------
shall adopt or have in effect a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code ("Purchaser's 401(k) Plan") which offers benefits to Business Employees
           -----------------------
eligible to participate in the Westinghouse Savings Program (the "WELCO Savings
                                                                  -------------
Program") as of the Closing Date and contains provisions similar to the
-------
provisions of the WELCO Savings Program to the extent required by Section 411(d)(6) of the Code for account balances to be transferred from the CBS Savings Program. Each Business Employee eligible to participate in the WELCO Savings Program as of the Closing Date shall become eligible to participate in Purchaser's 401(k) Plan as of the Closing Date. Business Employees shall receive credit for all service with Sellers and their Affiliates for purposes of eligibility and vesting under Purchaser's 401(k) Plan to the extent credited under the WELCO Savings Program. Effective as of the date of transfer described in (iii) below, CBS shall fully vest the account balances of Business Employees under the WELCO Savings Program and make all applicable contributions under the WELCO Savings

Program otherwise provided for in the plan year in which the Closing occurs with respect to compensation earned by Business Employees prior to the Closing Date, without regard to any provision of the WELCO Savings Program requiring a minimum number of hours of service, or employment on any particular date, if the applicable Business Employees would have qualified for a contribution if they had remained employed with Sellers.

          (ii) As soon as reasonably practicable after the Closing Date, Purchaser shall provide CBS with (A) either a copy of a favorable IRS determination letter to the effect that Purchaser's 401(k) Plan is qualified under Section 401(a) of the Code or an opinion of Purchaser's counsel, reasonably satisfactory to CBS, to such effect and (B) an opinion of Purchaser's counsel, reasonably satisfactory to CBS, that the Purchaser's 401(k) Plan will satisfy Section 411(d)(6) of the Code with respect to account balances to be transferred to the Purchaser's 401(k) Plan from the WELCO Savings Program pursuant to (iii) below.

          (iii) As soon as reasonably practicable after the Closing Date and receipt of the documentation described in (ii) above, CBS shall cause to be transferred from the WELCO Savings Program to Purchaser's 401(k) Plan assets having a fair market value equal to the aggregate value of the account balances in the WELCO Savings Program as of the date of transfer (such transfer to be in (x) shares of common stock of Seller to the extent of shares in the CBS Common Stock Fund applicable to Business Employees,
     (y) in notes evidencing loans to Business Employees from their account balances, (z) in cash, (xx) to the extent of the account balances of the Business Employees in the CBS Savings Program allocable to the Fixed Income Fund, in investment instruments which approximate from a quality and interest rate perspective assets held by the fund, but subject to the applicable fiduciary requirements of the Purchaser's 401(k) Plan relating to quality and interest rate considerations), (yy) all qualified domestic relations orders (within the meaning of Section 414(p) of the Code) with respect to Business Employees and (zz) such other assets as Purchaser and CBS mutually agree upon and Purchaser shall cause the Purchaser's 401(k) Plan to accept the receipt of such transfers and the liabilities relating thereto.

          (iv) Sellers represent, warrant and covenant that after the Closing and at the time of the transfer of assets to the Purchaser's 401(k) Plan, the WELCO Savings Program will be qualified under Section 401(a) and (k) of the Code and, to the extent pertinent to the qualified status of the Purchaser's 401(k) Plan as relevant to asset transfers as provided herein, for all prior periods, and will not be disqualified retroactively to any such time or for any such period. Sellers and Purchaser shall cooperate in making, and shall make, all appropriate filings required under the Code and ERISA, and the regulations thereunder, and shall further cooperate to ensure that the transfers described in this Section 5.5(e) satisfy the applicable requirements of Sections 401(k), 414(l), 411(d)(6) and 401(a)(12) of the Code and the regulations thereunder.

          (v) Purchaser's 401(k) Plan shall maintain a CBS common stock fund, in accordance with applicable law, for Business Employees who so elect, for such period as Purchaser determines is necessary for an orderly transition. No new investments in CBS common stock shall be required to be permitted after the Closing Date.

          (F)   WELFARE BENEFITS.
                ----------------

          (i) Effective as of the Closing Date, Purchaser shall establish employee welfare benefit plans, including but not limited to medical and dental, disability, group life, travel and accident, and accidental death and dismemberment insurance plans, which (x) provide continuous coverage to Business Employees and their eligible spouses and dependents, (y) credit service with Sellers or their Affiliates for purposes of eligibility and benefit levels, and (z) for medical and dental benefits, waive any pre-existing condition limitations and credit the amount of any copayments and deductibles incurred during the calendar year of the Closing.

          (ii) Effective as of the Closing Date, Purchaser shall be responsible for all employee welfare benefit plan claims (whether for insurance, benefits or otherwise) with respect to Business Employees and Inactive Employees and their eligible spouses and dependents, whether incurred prior to or after the Closing Date. Sellers shall cooperate with Purchaser in transferring to Purchaser applicable insurance company reserves associated with claims covering Business Employees and Inactive Employees currently receiving benefits from the Westinghouse Long Term Disability Plan or Management Disability Benefit Plans. Sellers shall pay or cause to be paid medical, dental and other welfare benefit claims incurred but not paid in the ordinary course, prior to the Closing Date with respect to Business Employees and Inactive Employees and Purchaser shall reimburse and indemnify the Sellers for the amount of such Payments.

          (iii) As of the Closing Date Purchaser shall adopt a plan or plans providing retiree medical and other retiree welfare benefits for Business Employees and their eligible spouses and dependents (such plans and their successors the "Purchaser FAS
                     -------------

     106 Plans") that is substantially similar to such plan or plans maintained
     ---------
     by CBS or its Affiliates in the U.S. immediately prior to the Closing Date for its domestic Business Employees, their eligible spouses and dependents (the "WELCO FAS 106 Plans") so that during the Benefits Maintenance Period
           -------------------
     the combination of the Purchaser FAS 106 Plans and the WELCO FAS 106 Plans (as modified as described in clause (iv) below) provide the same benefit and the same cost sharing (with retirees) as if such Business Employees continued under the WELCO FAS 106 Plans as in effect on the Closing Date without change. The Purchaser FAS 106 Plans will provide that the benefits payable under such plans will be offset by the benefits provided under the WELCO FAS 106 Plans, as to be amended as described in subsection (iv) below. During the Benefits Maintenance Period, Purchaser shall continue without adverse change the Purchaser FAS 106 Plans.

          (iv) CBS shall establish a new plan to provide FAS 106 coverage or amend the WELCO FAS 106 Plans effective as of the Closing Date to provide that CBS obligations under such plans with respect to Business Employees shall be limited in each calendar year, commencing with the Closing Date, to the amounts set forth in Schedule 5.5(f)(iv) of the Disclosure Schedule (the "OPEB Schedule"), as described below. The OPEB Schedule shall be
           -------------
     updated by CBS after the Closing Date to reflect Business Employees as of the Closing Date. CBS may amend the WELCO FAS 106 Plans after the Benefits Maintenance Period to conform to the provisions of the Purchaser FAS 106 Plans after the Benefits Maintenance Period. Such payment obligations shall be cumulative so that if a scheduled payment is not made in full in any year because the aggregate benefit payment required is less than the scheduled payment, the balance not paid out shall be carried forward to the next year. Such payments represent the accrued obligations of CBS as calculated under FAS 106, for post-retirement benefit obligations other than pensions as of the Closing Date with respect to Business Employees, their eligible spouses and dependents under the WELCO FAS 106 Plans (the "FAS 106 Obligation"). Such payments under the WELCO FAS 106 Plans, as
      ------------------
     adjusted as described below, shall be the only obligation of CBS to Business Employees their eligible spouses and dependents (or to the Purchaser) with respect to post-retirement welfare benefits. Purchaser shall indemnify CBS for any liability to Business Employees, their eligible spouses and dependents for all post-retirement welfare benefits (including retiree medical and retiree life) (other than amounts paid by CBS or a Sold Subsidiary prior to the Closing Date) other than obligations of CBS under the WELCO FAS 106 Plans as described in this subsection (iv) and subsection
     (v). The payment obligations of CBS under the OPEB Schedule shall be actuarially adjusted downwards in the event of an "actuarial gain" (as defined below) arising from any of the following events (a "FAS 106 Event")
                                                         -------------
     (whether applicable to some or all of the Business Employees): (A) a change in the benefit design (including but not limited to any reduction of benefit levels or reduction or freezing of the employer portion of benefit costs) or plan termination by the Purchaser of the Purchaser FAS 106 Plans applicable to Business Employees, their eligible spouses and dependents (e.g. in the event of a termination of the Purchaser FAS 106 Plans, the OPEB Schedule shall be reduced to zero (0)), (B) an increase in the contribution rate paid (other than an increase proportionate to an increase in overall plan costs or an increase provided by plan provisions) by Business Employees, their eligible spouses and dependents instituted by the Purchaser under the Purchaser FAS 106 Plans, (C) the enactment of legislation which reduces or eliminates the requirement of the Purchaser to provide retiree benefits under the Purchaser FAS 106 Plans, (D) a Disposition, (E) a closing of a plant or plants by Purchaser (other than the Pensacola Plant), or (F) a WARN Event. Such adjustment shall be made as of the January 1 following the calendar year in which the FAS 106 Event occurs. Actuarial gain, for purposes of this Section 5.5(f)(iv), shall be determined by the CBS Actuary as of the Closing Date, for the purpose of calculating the FAS 106 Obligation. Such gain shall be determined with respect to the WELCO FAS 106 Plans as if the FAS 106 Event applied to the WELCO FAS 106 Plans to the same extent and as of the same date they apply to the Purchaser FAS 106 Plans and shall be measured by the difference between the OPEB Schedule (or as subsequently modified pursuant to this
     Section 5.5(f)(iv)) (the "Existing Schedule") and the OPEB Schedule that
                               -----------------
     would have been determined as of the Closing Date to reflect the FAS 106 Liability, if the FAS 106 Event were known as of the Closing Date (the "Revised Schedule"). To determine whether the change from the Existing
      ----------------
     Schedule to the Revised Schedule would result in an actuarial gain, the scheduled payments under each schedule (whether resulting in a gain or a loss) shall be discounted back to the first day of the calendar year in which the FAS 106 Event occurred, utilizing the discount rate utilized by CBS as of December 31, 1997 to determine its APBO for FAS 106 purposes (the "Discount Rate"). In no event shall any actuarial losses in connection
      -------------
     with the Purchaser FAS 106 Plans (other than arising as a result of a FAS 106 Event which results in a net actuarial gain) offset any actuarial gains as calculated under this Section 5.5(f)(iv). If the result of discounting the scheduled payments would result in the Revised Schedule having a lower present value obligation than the Existing Schedule, the Revised Schedule shall be substituted for the Existing Schedule as the OPEB Schedule. In no event shall the OPEB Schedule ever be increased, except to the extent required by a final, non-appealable court order or as otherwise agreed to by the parties, but in any event the OPEB Schedule shall not be increased above the amount as in effect immediately prior to the change that triggered the reduction in question. Any payment made by CBS hereunder that exceeds a payment obligation for any year based on a Revised Schedule, shall be utilized to reduce a future payment obligation under the Revised Schedule.

          (v) The Purchaser and CBS shall cooperate with each other so that, to the maximum extent practicable, benefits shall be paid and administered under the WELCO FAS 106 Plans and the Purchaser FAS 106 Plans as applicable to Business Employees, through the third-party service provider to be selected by Purchaser, subject to consent of CBS, not to be unreasonably withheld. Any expenses allocable to CBS under such arrangement shall reduce CBS's payment obligation under the CBS FAS 106 Plans as reflected by the OPEB Schedule on a dollar-for-dollar basis. Purchaser shall notify CBS within thirty days after any FAS 106 Event and shall cooperate with CBS in providing data to determine any adjustments in the OPEB Schedule.

          (vi) Subject to the requirements of applicable law, CBS shall use all reasonable efforts to cash out Business Employees and Former Employees from a trust qualified under Section 501(c)(9) of the Code maintained by CBS (the Retiree Health Care Security Fund). To the extent such trust does not make such distributions prior to the Closing Date, CBS shall cause the transfer to a trust established by Purchaser satisfying the requirements of
     Section 501(c)(9) of the Code of the funds in such trust allocable to such Business Employees and Former Employees. The trust to be established by the Purchaser shall have terms substantially similar to the terms of the CBS Trust.

          (G) SEVERANCE OBLIGATIONS.  CBS and Purchaser agree that the
              ---------------------
transactions contemplated hereby shall not constitute a severance of employment of any Business Employee prior to the consummation of the transactions contemplated hereby, and that such employees will be deemed for all purposes to have continuous and uninterrupted employment before and immediately after the Closing. Except as required by Law or an applicable collective bargaining agreement or as otherwise agreed in writing by CBS and Purchaser, Purchaser shall provide severance and other separation benefits to each Business Employee terminated by Purchaser during the Benefits Maintenance Period and with respect to the Pensacola Plant in connection with the planned termination of Business Employees whether before or after the Benefits Maintenance Period upon terms and conditions that are comparable to the severance and other separation benefits provided under the Involuntary Separation Program, the Employee Security and Protection Plan and any applicable Free Standing Plan, which arrangements shall credit service with the Sellers or their Affiliates prior to the Closing Date for purposes of determining the amount of such severance and other separation benefits.

Purchaser shall indemnify and hold Sellers and their Affiliates harmless from and be responsible for any claims made by any Business Employee or Former Employee for severance or other benefits based on separation, for any claims based on breach of contract and for any other claims arising out of or in connection with the employment or the failure to offer employment to, or the termination of employment of, any Business Employee or Former Employee, other than claims arising as a direct result of the transactions contemplated hereby. CBS shall be responsible and indemnify Purchaser for any claims made by any Business Employee or Former Employee for severance or other benefits based on separation (other than severance benefits based on separation arising from acts of Purchaser on or after the Closing Date), for any claims based on breach of contract and for any other claims, in each case arising as a direct result of the transactions contemplated hereby; provided, however, that CBS shall not be
                                      --------  -------
responsible (and Purchaser shall be responsible) for any such claim if the principal basis of such claim is due to Purchaser's breach of any provision of this Section 5.5.

          (H)   EXECUTIVE COMPENSATION.  (i)  Effective as of the Closing Date,
                ----------------------
Purchaser shall adopt and establish a plan for the benefit of Business Employees that contains terms and conditions (including but not limited to eligibility requirements) that are substantially similar to those of the Westinghouse Executive Pension Plan in effect as of the Closing Date (the "WELCO Executive
                                                              ---------------
Plan") and which provides credit for prior service and compensation under the
----
WELCO Executive Plan for purposes of eligibility and benefit accrual (the "Purchaser Executive Plan"), provided, however, that the Purchaser Executive
 ------------------------
Plan will include provisions which are consistent with (ii) through (iv) below and will have its benefits offset by the benefits provided under the WELCO Executive Plan, the WELCO Pension Plan and the Purchaser Pension Plan. The Purchaser Executive Plan shall be administered so that the aggregate of the benefits under the WELCO Executive Plan and the Purchaser Executive Plan are the same with respect to Business Employees as if the Business Employees were covered under the WELCO Executive Plan and continued employment with Sellers.

          (ii) Purchaser shall continue the Purchaser Executive Plan without adverse effect, including provisions therein relating to early retirement and compensation increases, for a period not less than the Benefits Maintenance Period.

          (iii) The WELCO Executive Plan shall retain liability, if any, for benefits earned to the Closing Date with respect to Business Employees, to be calculated pursuant to appropriate action to be taken by CBS with respect to the WELCO Executive Plan to cause the WELCO Executive Plan to take into consideration (i) credit for employment of Business Employees with the Purchaser and its Affiliates solely for purposes of calculating eligibility for the payment of benefits, (ii) that the Average Annual Compensation and Executive Benefit

Service (both as defined in the WELCO Executive Plan) will be determined and frozen as of the Closing Date, and (iii) that the Purchaser and its Affiliates will be considered a Designated Entity (as defined in the WELCO Executive Plan) solely for purposes of determining eligibility for the payment (including suspension of payment) of benefits. Notwithstanding the foregoing, the WELCO Executive Plan shall not recognize employment with the Business after the Purchaser and its Affiliates have sold or divested the Business, or a portion thereof as a result of a Disposition with respect to the Business Employees who are transferred or terminated in connection with such a sale or divesture.

          (iv) The Purchaser Executive Plan (or, if none, Purchaser) shall be solely responsible for (and the WELCO Executive Plan shall not provide for) (x) any benefit that becomes payable with respect to Business Employees retiring after the Closing Date that is the result of a Pension Event (i.e. the benefit would not be payable absent such an event) or (y) any other early retirement subsidy or supplement that is not described in (iii) above.

          (v) Purchaser shall indemnify CBS for any actuarial losses (based on the same actuarial assumptions and methods used for purposes of determining actuarial losses under Section 5.5(d)(iv)) with respect to the CBS Executive Plan resulting from any Business Employee commencing the receipt of benefits prior to their Normal Retirement Date (as defined in the WELCO Pension Plan) and that is attributable to a Pension Event. Purchaser shall cooperate with WELCO in providing data to CBS to enable the determination of actuarial losses. Notwithstanding any other provision in this Agreement to the contrary, this indemnity shall survive the Closing Date without limitation.

          (I)  COOPERATION.  The parties agree to furnish each other with such
               -----------
information concerning employees and employee benefit plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated by this Agreement.

          (J)  WARN ACT.  Purchaser agrees to provide any required notice under
               --------
the WARN Act and any similar statute, and otherwise to comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act) or similar event affecting Business Employees and occurring on or after the Closing. CBS agrees to provide any notice required under such statute prior to or arising as a result of the Closing.

          (K)  COBRA.  Effective as of the Closing Date, Purchaser shall assume
               -----
all responsibility for COBRA notices and coverage for Business Employees and Former Employees (and their eligible dependents).

          (L)  WORKERS COMPENSATION.  Effective as of the Closing Date,
               --------------------
Purchaser shall take all necessary and appropriate action to adopt a workers compensation program providing such workers compensation benefits as are provided under CBS's Workers Compensation Program for the Business Employees and Inactive Employees covered by such program ("Purchaser's Workers Compensation
                                             --------------------------------
Program").  Purchaser's Workers Compensation Program shall be responsible for
-------
all claims for benefits which are payable from and after the Closing Date with respect to employees and Former Employees of the Business and that are payable under the terms and conditions of Purchaser's Workers Compensation Program or the CBS's Workers Compensation Program.

          (M)  RETAINED LIABILITIES.  CBS shall retain liability and
               --------------------
responsibility for all benefits payable under (x) the WELCO Pension Plan (but, with respect to Business Employees, as limited under Section 5.5(d)), (y) the WELCO Executive Pension Plan (but, with respect to Business Employees, as limited under Section 5.5(h)), (z) the WELCO FAS 106 Plans with respect to employees and former employees of the Business other than Business Employees and, with respect to Business Employees, only to the extent provided in Section 5.5(f), (xx) the WELCO Savings Program (other than with respect to assets and liabilities to be transferred to the Purchaser's 401(k) Plan under Section 5.5(e)), (yy) the CBS Long-Term Incentive Plan, (zz) deferred compensation obligations under the Westinghouse Annual Incentive Plan and any other employee deferral arrangements, except to the extent attributable to Free Standing Plans and (xxx) retention bonuses for executives relating to this transaction (but not severance obligations arising from acts of Purchaser).

          (N)  ACTUARIAL DETERMINATIONS AND PAYMENTS.  (i)  The calculations of
               -------------------------------------
actuarial losses under subsections (d)(iv) and (h)(v) and actuarial gains under subsection (f)(iv) shall be performed by the CBS Actuary as soon as practicable after CBS receives notice from Purchaser or CBS otherwise becomes aware of a Pension Event or a FAS 106 Event. Purchaser shall provide CBS with sufficient data to enable the determination of any actuarial losses and/or actuarial gains within the 30 days following a Pension Event or a FAS 106 Event.

          (ii) No later than 60 days after the receipt by CBS of both the notice from Purchaser that a Pension Event or a FAS 106 Event has occurred and sufficient data to make a determination has been delivered, CBS will deliver to Purchaser the results of the determination of the actuarial loss or actuarial gain (each a "Determination"), respectively, and all reasonably necessary
              -------------
supporting information in order to permit Purchaser's actuary to verify the accuracy of the Determination. Each Determination will be conclusive and binding on the parties unless Purchaser, within the 30-day period after the delivery of such results and supporting information, notifies CBS in writing that it disputes the accuracy of the calculation, specifying the nature of the dispute and the basis therefor (the "Notice").
      ------

          (iii) Actuaries retained by CBS and Purchaser shall attempt in good faith to reach agreement to resolve all of the disputes set forth in the Notice within 30 days after the Notice is given by Purchaser to CBS. If actuaries retained by CBS and Purchaser cannot resolve all disputes with respect to a Determination within such 30-day period, CBS and Purchaser shall jointly select a third, impartial actuary from a nationally recognized actuarial firm to resolve the dispute (the same such actuary shall resolve all concurrent Determinations). If the parties cannot jointly select a third, impartial actuary within 15 days after the end of such 30-day period, the President of the Conference of Consulting Actuaries shall select an impartial actuary. The cost of the impartial actuary shall be shared equally by CBS and Purchaser.

          (iv) Promptly, but no later than 60 days after his or her selection, an impartial actuary selected under (iii) above shall review the results of the Determination calculation, the supporting information with respect to the Determination and the Notice, and shall reach his or her own decision as to the issues in dispute and the determination of the actuarial gain or actuarial loss or actuarial cost, as the case may be (which determination shall be equal to or between the respective amounts asserted by CBS and Purchaser). Such determination shall be final and conclusive for all purposes.

          (v) Within 30 days after a final determination of any actuarial loss under Sections 5.5(d)(iv) or 5.5(h)(v), Purchaser shall make any applicable indemnification payments under such Sections.

          (vi) All indemnification payments under (v) above shall be treated as purchase price adjustments for tax purposes.

          (vii) Within 30 days after a final determination of any actuarial gain under Section 5.5(f)(iv) CBS shall substitute a Revised Schedule in place of the Existing Schedule.

          (O)   POST-CLOSING HIRING OF EMPLOYEES.  If within the period ending
                --------------------------------
one (1) year after the Closing Date, Purchaser or any of its Affiliates hires any employee of STC (other than Business Employees), Purchaser shall reimburse CBS for any severance and other related termination costs paid by CBS or its Subsidiaries to or on account of such employment with CBS or any of its Subsidiaries during such one (1) year period.

          (P)  FREE-STANDING PLANS.  Notwithstanding the foregoing provisions of
               -------------------
this Section 5.5, effective as of the Closing, Purchaser shall assume and be responsible for all liabilities and obligations under the Free-Standing Plans. CBS and Purchaser shall take all action necessary and appropriate (including, in the case of Purchaser, establishing legal entities to serve as plan sponsor) to establish Purchaser or Purchaser Affiliates as successor to CBS or its Affiliates to all rights, assets, duties, liabilities and obligations under or with respect to the Free-Standing Plans.

          (Q)  FOREIGN EMPLOYMENT MATTERS.
               --------------------------

          (i)  Employment.  Without limiting the generality of Sections 5.5(a)
               ----------
and 5.5(b), Purchaser shall, or shall cause a Sold Subsidiary to, assume or retain and be responsible for the employment (including any employment contracts) of the Business Employees who are employed outside the United States ("Foreign Business Employees") and Purchaser shall take any and all actions
  --------------------------
necessary or appropriate (if any) to continue the employment of such Foreign Business Employees and to have Purchaser or any Sold Subsidiary assume or retain all obligations and liabilities relating to their employment (including, but not but not limited to, any employment contracts listed in Schedule 4.1(j)(A)(i)) under local laws and practices without CBS or any of its affiliates having any liability to any such employees for severance, redundancy, termination, payment in lieu of notice, indemnity or other payments to any of such employees by reason of, or as a result of, the actions contemplated by this Section 5.5(q).

          (ii) Employee Benefit Plans for Foreign Business Employees.
               -----------------------------------------------------

          (A) Effective as of the Closing Date, and as soon as necessary or practicable thereafter, Purchaser or a Sold Subsidiary shall establish and qualify or register with applicable regulatory authorities employee benefit plans for, or shall extend existing Purchaser or Sold Subsidiary employee benefit plans, programs, policies and arrangements to, the Foreign Business Employees which are in accordance with local law and which provide benefits, for not less than one year following the Closing Date, to the Foreign Business Employees on terms and conditions which are substantially similar in the aggregate to those provided to Foreign Business Employees by CBS or its subsidiaries immediately prior to the Closing Date.

          (B) As of the Closing Date, Purchaser or a Sold Subsidiary shall (i) establish and adopt one or more foreign pension plans or shall extend one or more existing Purchaser or Sold Subsidiary pension plans (each, a "New Foreign
                                                                   -----------
Retirement Plan") which shall provide retirement benefits for each of the
---------------
Foreign Business Employees and, to the extent applicable,

Former Employees who were employed in the Business or by a Sold Subsidiary in a foreign jurisdiction and who, as of the Closing Date, are not employed by CBS or any of its affiliates (the Foreign Business Employees and such former foreign employees, collectively, the "Foreign Plan Participants") on substantially
                              -------------------------
similar terms and conditions to those provided to Foreign Plan Participants by CBS or its affiliates (other than a Sold Subsidiary) under each Foreign Retirement Plan listed in Schedule 4.1(m) as in effect immediately prior to the Closing Date, and (ii) establish and adopt any necessary trust funds or other funding vehicles to hold assets or reserves of New Foreign Retirement Plans which are attributable to the Foreign Plan Participants. Purchaser or a Sold Subsidiary shall take all action necessary to qualify or register each New Foreign Retirement Plan and any related trusts with all applicable regulatory authorities. Subject to Section 5.5(q)(iii), effective as of the Closing Date, Purchaser or a Sold Subsidiary shall extend coverage under the applicable New Foreign Retirement Plan to each such Foreign Plan Participant to the extent that each such Foreign Plan Participant shall then, or at some later date, satisfy the eligibility and participation requirements of such New Foreign Retirement Plan.

          (C) Except as otherwise specifically provided in this Section 5.5(q), effective as of the Closing Date, each Foreign Plan Participant who is an active participant in any Foreign Retirement Plan shall cease to be an active participant thereunder, and all Foreign Plan Participants shall become eligible to participate in an applicable New Foreign Retirement Plan in accordance with the applicable provisions of this Section 5.5(q) and the terms and conditions of such plan.

          (iii) Delayed Foreign Employees.  Notwithstanding the foregoing
                -------------------------
provisions of this Section 5.5(q), Foreign Employees whose employment by Purchaser or any Sold Subsidiary will be delayed beyond the Closing Date due to applicable foreign law (including, without limitation, due to the requirement that Purchaser establish separate legal entities as employer) ("Delayed Foreign
                                                                ---------------
Employees") will continue on the payroll of CBS or its affiliates and will
---------
continue to participate in each of CBS's or its affiliate's employee benefit plans in which they are participating immediately prior to the Closing Date until the applicable date on which they first become eligible to become employed by Purchaser or any Sold Subsidiary (the "Delayed Transfer Date"). Purchaser
                                          ---------------------
will offer, or cause a Sold Subsidiary to offer, employment on the applicable Delayed Transfer Date to each such Delayed Foreign Employee then in employment, and on and as of the applicable Delayed Transfer Date, each such Delayed Foreign Employee will become a Business Employee for all purposes of the Agreement. Purchaser will promptly reimburse CBS for 100% of the payroll, benefits (including statutory benefits, severance and other termination benefits) and other costs and expenses directly or indirectly relating to Delayed Foreign Employees within 15 days following receipt of each written notification (including reasonable substantiation of costs and expenses) from CBS or any of its affiliates of such payroll, benefits and other costs and expenses.

          (R) NO RIGHT TO EMPLOYMENT.  Nothing herein expressed or implied shall
              ----------------------
confer upon any of the employees of CBS or Purchaser, or any of their respective Affiliates, any additional rights or remedies, including, without limitation, any additional right to employment, or continued employment, for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

          (S) ALTERNATIVE PROCEDURE.  CBS and Sellers and Purchaser agree that,
              ---------------------
pursuant to the "Alternative Procedure" provided in section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Purchaser will report on a predecessor/successor basis as set forth therein, (ii) CBS and its Affiliates will be relieved from filing a Form W-2 with respect to any Business Employee who accepts employment with Purchaser or its Affiliates, and (iii) Purchaser will undertake to file (or cause to be filed) a Form W-2 for each such employee for the year that includes the Closing Date, including the portion of such year that such employee was employed by CBS or its Affiliates (provided, however, that any agreement between CBS and Purchaser that CBS or its Affiliates shall furnish to Purchaser payroll and related services under the Transitional Services Agreement provided for in Section 5.20(a) and any actions by either party in connection with such agreement shall not alter or otherwise affect the agreement set forth in this Section 5.5(s)). CBS agrees to provide Purchaser with all payroll and employment-related information with respect to each Business Employee who accepts employment with Purchaser (or an Affiliate) and to otherwise cooperate in following the "Alternative Procedure."

          SECTION 5.6.  COLLECTION OF RECEIVABLES.  From and after the Closing,
                        -------------------------
Purchaser shall have the right and authority to collect for its own account all Accounts Receivable and other items that are included in the Acquired Assets and to endorse with the name of any of Sellers, any checks or drafts received with respect to any such Accounts Receivable or other items and CBS agrees promptly to deliver or cause to be delivered to Purchaser any cash or other property received directly or indirectly by any of Sellers with respect to such receivables and other items, including any amounts payable as interest.

          SECTION 5.7.  EXPENSES.  Whether or not the Closing takes place, and
                        --------
except as otherwise specifically provided in this Agreement (including with respect to Transfer Taxes), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

          SECTION 5.8.  BROKERS OR FINDERS.  Each of Purchaser and CBS
                        ------------------
represents, as to itself and its Affiliates, that no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, as to Purchaser and its Affiliates, Batchelder & Partners, Inc. and Rothschild Inc., whose fees and expenses will be paid by Purchaser, and each of Purchaser and CBS respectively agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or its affiliate.

          SECTION 5.9.  SHARED TECHNOLOGY AND TRADEMARK LICENSE AGREEMENTS.
                        --------------------------------------------------

          (a) On the Closing Date, CBS and Purchaser shall enter into a Shared Technology Agreement in the form of Exhibit B hereto (the "Shared Technology
                                                           -----------------
Agreement"), wherein, to the extent CBS and Purchaser have rights on the Closing
---------
Date:

          (i) Purchaser shall grant to CBS a world-wide, royalty-free, nonexclusive, perpetual license to use Intellectual Property and Technology to satisfy its existing obligations, and support its current businesses that do not compete with the Business;

          (ii) CBS shall grant to Purchaser a nonexclusive, world-wide, royalty-free, perpetual license to use intellectual property and technology retained by CBS, that are pertinent to the Business; and

          (iii) It shall be agreed that each licensed party shall have appropriate access to the corresponding technology reasonably required for the licensed purpose. Such right of access to technology shall be appurtenant to the license and assignable to the same extent as the license. The owner of the Business, upon Closing, shall have access to all such technology that is primarily applicable to a Nuclear Installation, in the possession of the owner of the GESCO Businesses and, at the sole discretion of the owner of the Business have such technology delivered to it.

          (b) On the Closing Date, CBS and Purchaser shall enter into a Trademark and Trade Name License Agreement in the form of Exhibit C hereto, granting certain licenses to Purchaser and its Affiliates to use the names and marks "WESTINGHOUSE," "CIRCLE W" and "You can be sure . . . if it's Westinghouse."

          (c) The parties acknowledge and agree that, as between the Energy Systems Business and the GESCO Businesses, the Energy Systems Business is the owner of all CBS intellectual property and technology, including Intellectual Property and Technology, that is primarily applicable to a Nuclear Installation.

          SECTION 5.10. CERTAIN INFORMATION.  (a) After the Closing, upon
                        -------------------
reasonable written notice, Purchaser and CBS shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives access, during normal business hours, to such information (including records pertinent to the Business), personnel and assistance relating to the Energy Systems Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or the defense of, prosecution of, or response required under, or pursuant to, any lawsuit, action or proceeding (including any proceeding involving CBS and any Excluded Assets, any Excluded Liabilities, any environmental matters related to the Acquired Assets and the matters referred to in Section 2.3(b)(xiv)) or in order to enable the parties to comply or monitor compliance (including with respect to Purchaser's obligations in respect of the Assumed Liabilities) with their respective obligations under this Agreement. Purchaser and CBS shall also furnish or cause to be furnished to each other and their respective accountants, counsel and other representative's access, during normal business hours, to such information for any other reasonable business purpose. Purchaser and CBS shall, and shall cause their Affiliates to, retain until five years after the Closing Date all such records pertinent to the Business which are owned by such Person immediately after the Closing (excluding any Excluded Assets); after the end of such period, before disposing of any such records, the applicable party shall give notice to such effect to the other, and shall give the other, at the other's cost and expense, a reasonable opportunity to remove and retain all or any part of such records as the other may select. Cooperation with respect to Tax matters shall be governed by Section 5.14(j). Cooperation with respect to Intellectual Property and Technology matters shall be governed by Section 5.10(c).

          (b) After the Closing, Purchaser shall furnish or cause to be furnished to CBS and its respective accountants, counsel and other representatives access, during normal business hours, to such information (including records pertinent to the Business), personnel and assistance, including audit rights, relating to Purchaser's compliance with, and discharge of its obligations under, the Settlement Agreements.

          (c) After the Closing, upon reasonable written notice, CBS will deliver at Purchaser's expense all reasonably available records regarding the conception, reduction to practice, evaluation, and efforts to patent or otherwise protect Intellectual Property or

Technology. CBS will at all reasonable times cooperate with Purchaser's reasonable efforts to protect any of the Intellectual Property or Technology by supplying (i) all requested information reasonably available to CBS about any public use or offer to sell an invention that occurred prior to the filing of a U.S. application on the invention, (ii) all requested information reasonably available to CBS about any use of a trademark or service mark, or (iii) all requested information reasonably available to CBS about any software or copyrighted work. With respect to inventions created by inventors who remain in the employ of CBS after the Closing, CBS promises to provide its full cooperation with any efforts by Purchaser to patent said inventions or enforce patents on said inventions, including instructing the employee promptly to review any draft patent application submitted by Purchaser and advise Purchaser as to the revisions necessary to make it a full and accurate disclosure of the invention and to execute all truthful and lawful oaths of inventorship or assignment deeds presented by Purchaser for purposes of patenting or protecting the invention. With respect to inventions created by inventors who are past employees of CBS or any of its Subsidiaries, CBS will, on request by Purchaser, use its commercially reasonable efforts to encourage the past employee to give Purchaser full cooperation in connection with efforts to patent said invention or enforce a patent on said invention. After a period of two years following the Closing Date, CBS or any of its Subsidiaries that render services under this
Section 5.10(c) shall be entitled to reasonable reimbursement from Purchaser for its time, as well as out-of-pocket expenses as provided for above, for such services rendered after the two-year period.

          SECTION 5.11. BULK TRANSFER LAWS.  Purchaser hereby waives compliance
                        ------------------
by Sellers with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser.

          SECTION 5.12. ADDITIONAL AGREEMENTS.  Subject to the provisions of
                        ---------------------
Section 5.4, each of Purchaser and CBS will use all reasonable efforts to facilitate and effect the implementation of the transfer of the Acquired Assets to Purchaser and the assumption of the Assumed Liabilities by Purchaser and, for such purpose but without limitation, each of Purchaser and CBS promptly will at and after the Closing execute and deliver or cause to be executed and delivered to the other party such assignments, deeds, bills of sale, assumption agreements, consents and other instruments of transfer or assumption as Purchaser or its counsel or CBS or its counsel may reasonably request as necessary or desirable for such purpose (it being understood that any such assignment, deed, bill of sale, assumption agreement, consent or other instrument of transfer or assumption shall not provide for any representations or warranties or any obligations or liabilities that are not otherwise expressly provided for in this Agreement). At any time and from time to time after the Closing Date at the request of Purchaser, and without further consideration, CBS will, and will cause the other

Sellers to, execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to Purchaser, the Acquired Assets, to put Purchaser in actual possession and operating control of the Business and to assist Purchaser in exercising all rights with respect thereto. Purchaser will cooperate with CBS with respect to the matters set forth in Item (xi) of Schedule 5.1(a), as provided therein.

          SECTION 5.13. CERTAIN UNDERSTANDINGS.  Purchaser acknowledges that
                        ----------------------
none of Sellers or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business, the Acquired Assets or other matters not included in this Agreement or the Schedules hereto (including, without limitation, the information, estimates, forecasts and projections contained in the Memorandum), and none of Sellers or any other Person will be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser's use of, any such information, including any information, documents or material made available to Purchaser in certain "data rooms" or in any other form in expectation of the transactions contemplated hereby. Purchaser acknowledges that, should the Closing occur, Purchaser will acquire the Acquired Assets without any representation or warranty as to merchantability or fitness for any particular purpose, in an "as is" condition and on a "where is" basis, except as otherwise expressly represented or warranted herein.

           SECTION 5.14. ALLOCATION; TAX MATTERS.
                         -----------------------

          (a) Schedule 5.14 sets forth the allocation of the consideration
hereunder for each of the Foreign Sold Subsidiaries for Tax purposes.   CBS and
Purchaser agree to use their best efforts to enter into an agreement (the "Allocation Agreement") as soon as practicable (but in any event no later than
 --------------------
150 days after the Closing Date) to allocate the Purchase Price, the Assumed Liabilities, and all other capitalizable costs among (i) the Acquired Assets and
(ii) the assets held by each U.S. Sold Subsidiary for all applicable Tax purposes, including Code Section 1060. To the extent permissible under applicable Tax Laws, all Assumed Liabilities arising out of the Steam Generator Settlement Agreements shall be treated as expenses of Purchaser, deductible by it as such Liabilities are paid in taxable periods after the Closing Date; all other Assumed Liabilities arising out of the Steam Generator Settlement Agreements shall be included in the costs capitalizable by Purchaser at the Closing. Purchaser shall initially prepare a statement setting forth a proposed computation and allocation of the aggregate purchase price (the "Computation"),
                                                                 -----------
and submit it to CBS no later than 60 days after the Closing Date. If, within 30 days of CBS's receipt of the Computation,

CBS shall not have objected in writing to such Computation, the Computation shall become the Allocation Agreement. If 60 days after CBS's receipt of the Computation, CBS and Purchaser have not adopted an Allocation Agreement, any disputed aspects of the Allocation Agreement shall be resolved within 90 days of CBS's receipt of the Computation by a law or accounting firm mutually acceptable to CBS and Purchaser (the "Neutral Auditors"), which shall resolve such dispute
                           ----------------
pursuant to, first, the terms of this Agreement and, second, the application of applicable Tax Laws to the relevant facts. The decision of the Neutral Auditors shall be final, and the costs, expenses and fees of the Neutral Auditors shall be borne equally by CBS and Purchaser. CBS and Purchaser shall report the Tax consequences of the transactions contemplated by this Agreement consistent with the terms of this Agreement and the Allocation Agreement.

          (b) After the Closing, from time to time, Purchaser and CBS shall agree upon revisions to the Allocation Agreement to reflect any adjustments to the consideration. Purchaser and CBS shall report the Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement and the Allocation Agreement, as it may be revised from time to time. Any disputes regarding such revisions shall be resolved by the Neutral Auditors.

          (c) Purchaser and CBS shall file and cause to be filed all Tax Returns and execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Agreement, as it may be revised from time to time. CBS shall prepare Internal Revenue Service Form 8594 pursuant to
Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the Allocation Agreement, as it may be revised from time to time, and deliver such form to Purchaser. Purchaser and CBS shall file, or cause the filing of, such form with each relevant taxing authority. Any disputes under this provision shall be resolved by the Neutral Auditors.

          (d) Irrespective of Article 8 or any other provision hereof, Sellers and Purchaser shall each bear and be liable for 50% of the transfer, documentary, sales, use, registration, stamp, value-added and other similar taxes (including all applicable real estate transfer taxes and real property gains taxes), including any penalties, interest and additions to tax, incurred in connection with the transactions contemplated hereby ("Transfer Taxes").
                                                          --------------
Sellers or Purchaser, as the case may be, shall pay the Transfer Taxes for which it is liable under applicable Law. Five days before any such payment of Taxes is due, the nonpaying party shall reimburse the paying party for 50% of such Taxes. CBS and Purchaser shall cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of any Transfer Tax Laws. To the extent legally able to do so, Purchaser shall deliver to CBS exemption certificates satisfactory in form and substance to CBS with respect to Transfer Taxes if such delivery would reduce the amount of Transfer Taxes that would otherwise be imposed. Any disputes under this provision shall be resolved by the Neutral Auditors within 30 days of the submission of such dispute.

          (e) CBS shall terminate and shall cause the termination by the Closing of any agreement or practice relating to Taxes between CBS or any of its Affiliates (other than any Investment), on the one hand, and any Investment, on the other hand. On and after the Closing Date, neither CBS or its Affiliates (other than any Investment), on the one hand, nor any Investment, on the other hand, shall have any further rights, obligations, or liabilities under any such agreement or practice, and no Investment shall have any obligation in respect of any agreement for practice relating to Taxes for any period prior to or including the Closing Date.

          (f) At the Closing, CBS shall deliver to Purchaser duly executed certificates certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

          (g) To the extent permitted by Law, Purchaser shall have the right to cause each Foreign Sold Subsidiary to carry back any item of income, loss, credit or deduction from any taxable period beginning after the Closing Date to any taxable period including or ending prior to the Closing Date to the extent Tax remains payable after all CBS Tax benefits have been taken into account.

          (h) CBS shall file any amended consolidated, combined or unitary Income Tax Returns that include the Business or any Sold Subsidiary for Pre-Closing Tax Periods which are required as a result of examination adjustments made by any taxing authority as finally determined. For those jurisdictions in which separate Income Tax Returns are filed by any Sold Subsidiary, any required amended returns for Pre-Closing Tax Periods resulting from such examination adjustments, as finally determined, shall be prepared by CBS and furnished to such Sold Subsidiary, for signature and filing at least ten days prior to the due date for filing such returns. Purchaser shall file all other amended Tax Returns relating to the Business.

          (i) (A) CBS shall file or cause to be filed the United States consolidated federal Income Tax Return of CBS and, where applicable, all other consolidated, combined or unitary state or local Income Tax Returns for the Pre-Closing Tax Periods of each Selling Subsidiary and each U.S. Sold Subsidiary and
(B) CBS shall also file and shall cause each

Selling Subsidiary and each Sold Subsidiary to file all other Tax Returns with respect to the Acquired Assets or the income or operations of the Business required to be filed (including any extensions) on or prior to the Closing Date. CBS shall prepare or shall cause to be prepared all Income Tax Returns required to be filed by any U.S. Sold Subsidiary on a separate return basis for Pre-Closing Tax Periods that have not been filed by the Closing Date and (x) CBS shall provide Purchaser with a copy of all such Tax Returns (or in the case of a Tax Return that includes assets or businesses not included in the Acquired Assets, those portions of such Tax Returns that relate to the Business) at least 30 days prior to the due date for filing such Tax Returns (including any extensions) and (y) after reviewing and approving such Tax Returns (which approval shall not be unreasonably withheld), Purchaser shall file or shall cause such Tax Returns to be filed. All such Tax Returns that may affect the future Tax payable by Purchaser or any Sold Subsidiary shall be prepared on a basis consistent with law and past practice. CBS shall pay or cause to be paid all Taxes shown as due on any such Tax Returns.

          (j) (i)   Purchaser shall timely prepare and file (or cause to be
prepared and filed) all Tax Returns required by Law for (A) all Taxes covering the Acquired Assets or the Sold Subsidiaries for all Straddle Periods and (B) all Income Taxes of the Foreign Sold Subsidiaries for all Pre-Closing Tax Periods, except as provided in Section 5.14(i). Purchaser shall provide CBS with a copy of such Tax Returns at least 30 days prior to the due date for filing such Tax Returns (including extensions), and after CBS's review and approval of such Tax Returns (which approval shall not be unreasonably withheld), Purchaser shall file or cause such Tax Returns to be filed. Not later than 5 days before the due date for the payment of Taxes with respect to such Tax Returns, CBS shall pay to Purchaser an amount equal to Sellers' Straddle Period Taxes determined in accordance with the method described in clause (iii) below.

              (ii) Purchaser shall prepare and file all Tax Returns for all Foreign Sold Subsidiaries for all Post-Closing Tax Periods and all Tax Returns other than Income Tax Returns for all Sold Subsidiaries for Pre-Closing Tax Periods that have not been filed by the Closing Date.

              (iii) For purposes of this Agreement, the Taxes allocable to Sellers' Straddle Period Tax Returns shall be:

          (A) In the case of any real or personal property Tax relating to the Acquired Assets or the Subsidiary Assets, an amount equal to the Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Sellers' Straddle Period and the denominator of which is the number of days in the entire Straddle Period; and

          (B) In the case of any other Tax, the amount that would be payable if the taxable year ended on the Closing Date.

          (k) CBS and Purchaser shall each provide the other with such assistance as may be reasonably requested (including making employees reasonably available to provide information or testimony) in connection with the preparation of any Tax Return, any Tax Controversy (as defined in Section 5.14(l)(ii)), or the determination of liability for Taxes with respect to the Acquired Assets or the income or operations of the Business. Purchaser shall complete CBS's standard tax packages relating to Tax Returns that CBS is responsible for filing pursuant to Section 5.14(i) and deliver them to CBS within 90 days of Purchaser's receipt from CBS and shall, and shall cause its Affiliates to, cooperate with CBS in preparing and pursuing any claims for refunds or credits of Taxes (including refunds or credits relating to investment tax credits, research credits and credits for prepayments of Income Taxes). At Purchaser's request and expense, CBS shall file claims prepared by Purchaser for refunds of Taxes (other than items described in Section 2.3(b)(ii) and (iii)) and promptly pay over the amount recovered to Purchaser (without any interest, other than interest paid by the applicable taxing authority with respect to such refund); provided, however, that Purchaser shall promptly reimburse CBS to the
         --------  -------
extent that such refund is reclaimed by a taxing authority (without any interest, other than interest due to the applicable taxing authority with respect to such reclamation). CBS and Purchaser each shall, and shall cause their Affiliates to, retain until seven years after the Closing Date all Tax Returns, schedules, work papers and other records that are owned by such Person immediately after the Closing and that relate to the Business or the Acquired Assets; after the end of such period, before disposing of any such Tax Returns, schedules, work papers or other records, each shall give notice to such effect to the other, and shall give the other, at the other's cost and expense, a reasonable opportunity to remove and retain all or any part of such Tax Returns, schedules, work papers or other records as the other may select.

               (l) (i) Purchaser shall, in the event that Purchaser receives notice (whether orally or in writing) of any examination, claim, proposed settlement, proposed adjustment or related matter with respect to any Taxes for which Purchaser may be indemnified hereunder (the "CBS Tax
                                                            -------
     Controversies") promptly notify CBS thereof, provided, however, that
     -------------                                --------  -------
     failure to give such notification shall not affect the indemnification provided hereunder except to the extent CBS shall have been actually prejudiced as a result of such failure (except that CBS shall not be liable for any interest or other expenses incurred during the period in which the Purchaser failed to give such notice). CBS shall be entitled at its sole discretion and expense to handle, control and compromise or settle the CBS Tax Controversies, and shall reasonably inform Purchaser of the progress of the CBS Tax Controversies, provided, however, that in the event Purchaser
                                --------  -------
     waives its rights to indemnification with respect to any CBS Tax Controversy relating to Taxes other than Income Taxes, Purchaser may assume at its expense, and have the sole discretion to handle, control, compromise, or settle, such controversy.

                (ii) CBS shall, in the event CBS receives notice (whether orally or in writing) of any examination, claim, proposed settlement, proposed adjustment or related matter with respect to Taxes attributable to the Business (other than CBS Tax Controversies) (the "Purchaser Tax
                                                       -------------
     Controversies," and together with the CBS Tax Controversies, the "Tax
     -------------                                                     ---
     Controversies"), promptly notify Purchaser thereof, provided, however that
     -------------                                       --------  -------
     failure to give such notification shall not affect the indemnification provided hereunder except to the extent Purchaser shall have been actually prejudiced as a result of such failure (except that the Purchaser shall not be liable for any interest or other expenses incurred during the period in which CBS failed to give such notice). Purchaser shall be entitled at its sole discretion and expense to handle, control and compromise or settle the Purchaser Tax Controversies, and shall reasonably inform CBS of the progress of the Purchaser Tax Controversies.

          (m) Purchaser acknowledges that CBS may, in its sole discretion, elect under Treasury Regulation (S) 301.7701-3(c) to treat one or more Selling Subsidiaries or Sold Subsidiaries that are foreign corporations as branches of the applicable Sellers for United States federal income tax purposes, such elections, if made, to be effective on or before the Closing Date and, where necessary, take reasonable actions to enable such elections to be made. Purchaser will not take or cause to be taken any Tax reporting position with respect to such Selling Subsidiaries or Sold Subsidiaries that is inconsistent with such elections.

          SECTION 5.15. SUPPLIES. Purchaser shall not use any signs or
                        --------
stationery, purchase order forms, packaging or other similar paper goods or supplies, or advertising and promotional materials, product, training and service literature and materials, or computer programs or like materials (collectively, the "Supplies"), that state or otherwise indicate thereon that
                    --------
the Business is a division or unit of CBS, or, except in compliance with any license agreement contemplated by Section 5.9(b), contain any trademarks, servicemarks, trade names or corporate or business names, derived from or including the words "Westinghouse Electric Corporation," "Westinghouse Electric Company," "Westinghouse,"

"WELCO" or "Circle W" (in logotype design or any other style or design) in whole or in part; provided, that to the extent any Supplies included in the Acquired Assets so indicate, Purchaser may, for a period of 90 days after the Closing Date, use such Supplies after first crossing out or marking over such statement or indication or trademark, servicemark, trade name or corporate or business name and otherwise clearly indicating on such Supplies that the Business is no longer a division or unit of CBS. Purchaser shall not reorder or produce any Supplies which state or otherwise indicate thereon that the Business is a division or unit of CBS or contain any such trademarks, servicemarks, trade names or corporate or business names.

          SECTION 5.16. TRANSFER OF ASSETS OF SOLD SUBSIDIARIES.  On or prior to
                        ---------------------------------------
the Closing Date, CBS shall cause the Sold Subsidiaries to transfer (and shall use its reasonable efforts to inform Purchaser of each such transfer prior thereto), without consideration, any Subsidiary Assets not relating primarily to the Business (including the assets set forth in Schedule 5.16) to CBS or Subsidiaries of CBS other than the Sold Subsidiaries or to any third party designated by CBS. After the Closing, Purchaser will cooperate with CBS to transfer without consideration at CBS's request any such Subsidiary Assets to CBS or Subsidiaries of CBS or to any third party designated by CBS and CBS shall reimburse Purchaser for its reasonable expenses and all Taxes incurred in connection therewith.

          SECTION 5.17. REMOVAL OF EXCLUDED ASSETS AND LIABILITIES FROM SOLD
                        ----------------------------------------------------
SUBSIDIARIES.  The parties acknowledge that the Excluded Assets and Excluded
------------
Liabilities are held by, or are obligations of, certain of the Sold Subsidiaries. Sellers will at the request of Purchaser use their reasonable best efforts either (i) to transfer the Acquired Assets held by any such Subsidiary directly to Purchaser (in which event Sellers will retain the Sold Subsidiary) or (ii) to transfer out of any such Subsidiary, or otherwise appropriately protect Purchaser from, any such Excluded Assets and Excluded Liabilities held by any such Subsidiary, and CBS shall reimburse Purchaser for its reasonable expenses and all Taxes incurred in connection therewith.

          SECTION 5.18. CREDIT SUPPORT.  Purchaser acknowledges that in the
                        --------------
course of the conduct of the Business, CBS and its Subsidiaries have entered into and expect to continue to enter into various arrangements (i) in which guarantees (including guarantees of performance under contracts or agreements), letters of credit or other credit arrangements, including surety and performance bonds, were issued by or for the account of CBS and its Subsidiaries or (ii) in which CBS and its Subsidiaries are the primary or secondary obligors on debt instruments or financing or other contracts or agreements, in any such case to support or facilitate business transactions of the Sold Subsidiaries. Such arrangements by such parties are hereinafter referred to as the "Credit Support Arrangements." Schedule 5.18 sets
                                ---------------------------
forth a list of all Credit Support Arrangements existing as of the date hereof. Not later than the Closing, Purchaser will (i) obtain replacement Credit Support Arrangements which will be in effect at the Closing or (ii) repay, or cause the repayment of, all debt and other obligations to which such Credit Support Arrangements relate (and cause the cancellation of such Credit Support Arrangements) or arrange for itself or one of its Subsidiaries (including the Sold Subsidiaries) to be substituted as the obligor thereon as of the Closing Date. CBS and its Subsidiaries will cooperate with Purchaser in arranging any such substitution, provided that neither CBS nor its Subsidiaries shall be required to expend any material sum in connection therewith.

          SECTION 5.19. NON-COMPETITION AND CONFIDENTIALITY.
                        -----------------------------------

          (a) For a period of five years from the Closing, CBS shall not, and shall cause each of the other Sellers and its other Affiliates not to, directly or indirectly, engage in any business that is in competition with the Business. Notwithstanding anything to the contrary contained in this Section 5.19, Purchaser hereby agrees that the foregoing covenant shall not be deemed breached as a result of (i) the ownership by CBS or any Affiliate of CBS of less than an aggregate of 5% of any class of capital stock of a person engaged, directly or indirectly, in a business that is in competition with the Business or less than 10% in value of any instrument of indebtedness of a person engaged, directly or indirectly, in a business that is in competition with the Business, (ii) the retention and conduct by CBS of the Process Control Business, the Power Generation Business and any other business in which it is currently engaged,
(iii) any action taken by CBS or any of its Affiliates pursuant to this Agreement or a Seller Ancillary Document, (iv) any action taken by CBS or any of its Affiliates or by any third party at the direction of CBS in connection with discharging its obligations under any guarantees (including guarantees of performance under contracts or agreements), assumption of obligations, letters of credit or other similar arrangements, including surety and performance bonds, in effect at the Closing Date or (v) the acquisition by CBS or any Affiliate of CBS of any person (A) which derives less than $10,000,000 in revenues from businesses in competition with the Business or (B) the predominant business of which is not in competition with the Business if after such acquisition CBS or its Affiliates uses reasonable best efforts to divest the business of such Person that is in competition with the Business within 270 days after the acquisition of such business.

          (b) For a period of ten years after the Closing, CBS agrees to, and to cause each of the other Sellers and its other Affiliates to, maintain the confidentiality of all confidential information with respect to the Business and the Acquired Assets, or learned by CBS or any Seller directly or indirectly from Purchaser, including information with respect to (A) prospective business activities, (B) sales figures, (C) profit or loss, gross margin or similar information, and (D) customers, clients, suppliers, sources of supply and customer lists (the "Confidential Information"), and shall
                                           ------------------------
not disclose any Confidential Information, except (i) in the event CBS or any of its Affiliates is required to disclose any of such information pursuant to applicable Law or by applicable legal process, (ii) to the extent such information becomes generally available to the public other than as a result of a disclosure by CBS or its Affiliates, (iii) to the extent such information was available to CBS or its Affiliates on a non-confidential basis prior to its disclosure to CBS or its Affiliates, or (iv) to the extent such information becomes available to CBS or its Subsidiaries on a non-confidential basis from a source other than CBS or its Affiliates, provided that such source is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation. In the event CBS or any of its Subsidiaries is required to disclose any of such information pursuant to applicable Law or by applicable legal process, CBS or its respective Subsidiary shall, to the extent practicable under the circumstances, inform Purchaser sufficiently in advance of such disclosure to afford Purchaser the opportunity to resist disclosure and shall use its reasonable commercial efforts to cooperate with Purchaser in efforts to minimize the amount of information to be disclosed and to seek to prevent its disclosure to third parties.

          (c) For a period of five years after the Closing, neither CBS nor Purchaser shall, directly or indirectly, knowingly solicit or encourage to leave the employment of CBS or Purchaser, any employee of Purchaser or the WELCO divisions of CBS, as the case may be.

          (d) If CBS or any other Seller breaches, or threatens to commit a breach of, any of the provisions of Section 5.19(a), (b) or (c) (the "Restrictive Covenants"), Purchaser shall have the following rights and remedies
 ---------------------
(upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights and remedies shall be independent of the other and severally enforceable and shall not be affected by the provisions of Article VIII, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Purchaser under Law or in equity:

          (i) The right to have the Restrictive Covenants specifically enforced (without posting any bond) by any court having equity jurisdiction, including the right to an entry against CBS of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to Purchaser and that money damages may not provide adequate remedy to Purchaser.

          (ii) The right and remedy to require CBS to account for and pay over to Purchaser all compensation, profits, monies, accruals, increments or other benefits derived or received by such person as a result of any transactions constituting a breach of any of the Restrictive Covenants, and such person shall account for and pay over such benefits to Purchaser.

          (e) If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (f) Notwithstanding the foregoing, nothing contained in the Agreement shall impair, impede, prevent, inhibit, limit or restrict CBS or any of its Affiliates (or any successor or assign of any of them) in any manner or respect whatsoever from (i) the continuing operation of (x) the Power Generation Business, or (y) the Process Control Business, provided the scope of each of such businesses is primarily related to the goods and services which it has typically provided under (x) and (y) or (ii) selling or otherwise transferring the Power Generation Business or the Process Control Business or any portion thereof to any Person, whether or not such Person or any of its Affiliates is engaged in a business competitive with the Business.

          (g) If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.

          SECTION 5.20. RELATED AGREEMENTS.  At or prior to the Closing, CBS and
                        ------------------
Purchaser agree to enter into the following agreements:

          (A)  TRANSITIONAL SERVICES.  CBS and Purchaser shall enter into an
               ---------------------
agreement in form and substance reasonably satisfactory to each of them (the

"Transitional Services Agreement"), whereby each party will provide to the other
 -------------------------------
party certain transitional services which are currently provided to such party by the other party for a period of twelve (12) to twenty-four (24) months after the Closing Date. The Transitional Services Agreement shall cover, at a minimum, the items set forth on Exhibit D.

          (B) BUSINESS SUPPLY AGREEMENT.  CBS and Purchaser shall enter into a
              -------------------------
supply agreement (the "Business Supply Agreement"), substantially on the terms
                       -------------------------
set forth in Exhibit A hereto (with respect to the Process Control Division).

          (C) FACILITIES.  Sellers and Purchaser shall enter into mutually
              ----------
acceptable arrangements relating to the use of (i) facilities and equipment by Business Employees currently located in Sellers' facilities other than the Premises and (ii) facilities and equipment by employees of CBS currently located in the Premises and who are not Business Employees.

          (D) FIELD SALES OFFICES.  Sellers and Purchaser shall enter into
              -------------------
mutually acceptable arrangements, including sublease arrangements and arrangements with respect to the provision and use of personnel and property, with respect to the conduct of the Process Control Business and Power Generation Business at the field sales offices included in the Premises.

          SECTION 5.21. BUSINESS RELATIONSHIPS WITH SELLERS.  CBS and Purchaser
                        -----------------------------------
acknowledge that the Business has had relationships with other businesses within Sellers, including performance obligations under Contracts, which have not been documented by a formal written agreement. In particular, the Business has been involved with the GESCO Businesses, the Process Control Business and the Power Generation Business. The parties agree that, except for specific provisions in this Agreement and the Seller Ancillary Documents which expressly provide for any different treatment, prior to the Closing, the parties will enter into arrangements, reasonably satisfactory to the parties, documenting any such pre-existing relationships, including any subcontract arrangements, which shall be maintained on such documented basis by Purchaser after the Closing.

          SECTION 5.22. SCIENCE AND TECHNOLOGY CENTER.  CBS operates a Science
                        -----------------------------
and Technology Center in Churchill, Pennsylvania ("STC"), which provides
                                                   ---
research and development support to CBS's industrial businesses, including the Business, the Power Generation Business and the GESCO Businesses. In addition, CBS has entered into a sublease arrangement with Northrop Grumman with respect to a portion of the STC premises and will enter into a sublease arrangement with Siemens Power Generation Corporation with respect to the portion of the STC premises utilized for the Power Generation Business. The Acquired Assets shall include, subject to the provisions of Section 2.2(c), Contracts owned by Sellers on the Closing Date and used or held for use primarily in the portion of the STC which primarily provides research and development support to the Business or to the performance of those programs ("STC Programs") (a) set forth in Schedule
                                    ------------
5.22 (which CBS represents reflects a list, that is true and complete in all material respects, of programs sponsored or being performed by the Energy Systems Business on behalf of itself or third parties as of the date hereof) or
(b) entered into or undertaken in the Ordinary Course of Business between the date of this Agreement and the Closing Date which relate primarily to the Business. The provisions of Section 5.5 shall be applicable to all STC Employees to the extent provided therein. For purposes of this Agreement, employees who as of the Closing Date primarily render services that provide research and development support to the Business or on behalf of any STC Programs (and such other employees located at STC as Seller and Purchaser may mutually agree) shall constitute the "STC Employees."

          On the Closing Date, CBS shall sublease to Purchaser a portion of the premises and the Fixtures and Equipment at the STC necessary to the effective operation of the Business and the STC Programs (which shall include the facilities (known as the "hot cells") to examine irradiated material from Nuclear Installations and all related Fixtures and Equipment), and an appropriate interest in the common areas at such premises pursuant to a mutually acceptable sublease containing the terms and conditions set forth in Schedule 5.22, as well as customary terms and conditions and such other terms and conditions as are reasonably acceptable to the parties. Purchaser and CBS agree that the terms of the sublease with respect to the premises shall not be materially more restrictive to Purchaser than the terms of the master lease with respect to the STC are to CBS. CBS agrees to provide Purchaser with a copy of the master lease with respect to the STC. On the Closing Date, subject to
Section 2.2(c), Purchaser shall assume all Liabilities associated with the STC Programs.

          SECTION 5.23. U.S.-CONTROLLED ENTITY.  For at least three (3) years
                        ----------------------
after the Closing, Purchaser (i) shall (for so long as it owns the Business or any interest therein) at all times be a U.S.-Controlled Entity, shall maintain a presence in the United States, and shall principally administer the business in the United States, and (ii) shall not transfer, convey, assign or sell any of its interest in the Business to a Person which is not a U.S.-Controlled Entity. Purchaser shall during such period take all actions necessary, as required to obtain and maintain an acceptable Foreign Ownership Control and Influence determination with the appropriate Governmental Authorities. Purchaser shall during such period take all steps reasonably necessary, as required, to comply with U.S. requirements with respect to the export of U.S. technology, and, upon request, to provide CBS with reasonable written assurance that such steps have been taken.

          SECTION 5.24. INSURANCE MATTERS.  CBS shall place its insurers on
                        -----------------
notice of all liability and workers' compensation claims which are made prior to the Closing and property losses to the Acquired Assets occurring prior to the Closing. Purchaser's rights under Section 2.2(a)(xviii) in respect of insurance shall be subject to any applicable policy deductibles set forth in Schedule 4.1(i) and co-payments provisions or any payment or reimbursement obligations of CBS or any of its Affiliates in respect thereof; and Purchaser shall be responsible for and be entitled to the benefit of any retrospective premium, cost or benefit associated with claims that are subject of the insurance proceeds referred to in Section 2.2(a)(xviii). Notwithstanding the above or the provisions of Section 2.2(a)(xviii), subject to the first sentence of Section 5.1, CBS may, in its sole discretion, liquidate, commute, settle, modify or amend any of its insurance policies in any respect. No later than thirty (30) days prior to the Closing, Purchaser shall have the right, and be given access to such workers compensation data, all at its expense, as may be necessary to conduct an actuarial reserve analysis.

          SECTION 5.25. GUARANTEE AGREEMENT.  Concurrent with the execution of
                        -------------------
this Agreement, the Guarantors are executing the Guarantee Agreement in the form of Exhibit E hereto (the "Guarantee Agreement").
                          -------------------

          SECTION 5.26. WAIVERS.  CBS shall use its commercially reasonable
                        -------
efforts to, and to cause its Sold Subsidiaries to, obtain from each director of each Sold Subsidiary waivers as of the Closing Date of any claim such director may have against Purchaser or the Sold Subsidiaries.

          SECTION 5.27. THIRD PARTY AGREEMENTS.  CBS has provided Purchaser with
                        ----------------------
a true and complete copy of the forms of (or term sheets relating to) shared technology agreements, business supply agreements and settlement support agreements to be entered into between CBS and the purchasers of the Power Generation Business and the Process Control Business (collectively, the "Third Party Agreements"). It is understood and agreed that if (a) any of the Third Party Agreements are entered into prior to the Closing substantially in the form so provided, Purchaser shall acquire CBS' rights and assume CBS' obligations thereunder (in each case to the extent rights and obligations relate to the Business and the Intellectual Property and Technology) and (b) if the Closing occurs prior to the execution of any of the Third Party Agreements, Purchaser shall enter into any such Third Party Agreement substantially in the form previously so provided with the purchaser of the applicable business. CBS shall afford Purchaser a reasonable opportunity to review and comment on the final form of the business supply agreement to be entered into with the purchaser of the Process Control Business to confirm that it is substantially on the terms set forth in Exhibit A hereto.

          SECTION 5.28.  [Intentionally omitted].

          SECTION 5.29.  YEAR 2000 MATTERS.  Prior to the Closing Date, the
                         -----------------
Sellers and the Sold Subsidiaries shall:

          (i) use commercially reasonable efforts to implement the Year 2000 Plan in accordance with its terms;

          (ii) provide to Purchaser copies of internal management reports on the status of implementation of the Year 2000 Plan;

          (iii) use commercially reasonable efforts to cause the PRISM payroll system to be operational and in compliance with the Year 2000 Plan; and

          (iv) notify all purchasers (not notified prior to the date hereof) of versions of the WDPF product that are prior to the 6.01 version that modifications are available to such product to address Year 2000 issues.

          SECTION 5.30. JOINT DEFENSE AGREEMENT.  Prior to the date hereof, CBS
                        -----------------------
and Purchaser have executed the Joint Defense Agreement attached as Exhibit F hereto.

          SECTION 5.31. WALTZ MILL SERVICE CENTER.  ESBU operates a Waltz Mill
                        -------------------------
Service Center in Madison, Pennsylvania which provides engineering and technical nuclear services to a variety of customers. CBS is currently implementing certain decontamination and decommissioning actions, pursuant to NRC approved plans, primarily in the test reactor and solid and liquid waste processing areas at the Center. On the Closing Date, CBS shall lease to Purchaser the Waltz Mill Service Center pursuant to a mutually acceptable "triple net" lease containing customary terms and conditions and such other terms and conditions as are reasonably acceptable to the parties. The Acquired Assets shall include all Fixtures and Equipment (other than any equipment primarily used in the decontamination and decommissioning of the test reactor) related to the Waltz Mill Service Center.

          SECTION 5.32. GUARANTEE AGREEMENT.  Purchaser shall use its best
                        -------------------
efforts to cause the condition precedent set forth in Section 6.3(c)(ii) to be satisfied on or prior to the date when all other conditions precedent to the Closing set forth in Article 6 have been satisfied or waived, or are capable of being satisfied. Purchaser shall, or shall cause its Affiliates to, pay all expenses incident to obtaining or maintaining a letter of credit or other financial instrument pursuant to Section 6.3(c)(ii).

                                   ARTICLE 6

                             CONDITIONS PRECEDENT

          SECTION 6.1.  CONDITIONS TO EACH PARTY'S OBLIGATION.  The obligation
                        -------------------------------------
of Purchaser to purchase the Acquired Assets and assume the Assumed Liabilities and the obligation of CBS to (and to cause the Selling Subsidiaries to) sell, assign, transfer, convey and deliver the Acquired Assets to Purchaser shall be subject to the satisfaction prior to the Closing of the following conditions:

          (A) CERTAIN WAITING PERIODS.  Any waiting period under the HSR Act and
              -----------------------
the Exon-Florio Amendment applicable to any of the transactions contemplated hereby shall have expired or been earlier terminated.

          (B) NO INJUNCTIONS OR RESTRAINTS.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

          (C) GOVERNMENTAL ACTION.  There shall not be any material pending
              -------------------
suit, action or proceeding by any Governmental Authority challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement in any material respect or seeking to obtain any damages from Sellers, Purchaser or the Sold Subsidiaries.

          (D) GOVERNMENTAL CONSENTS.  The consents and authorizations by or of
              ---------------------
Governmental Authorities set forth in Schedule 6.1(d) shall have been obtained and shall be in full force and effect.

          (E) CONSUMMATION OF THE GESCO ASSET PURCHASE AGREEMENT.  The
              --------------------------------------------------
transactions contemplated by the GESCO Asset Purchase Agreement shall have been consummated concurrently with the Closing on the Closing Date.


          SECTION 6.2.  CONDITIONS TO OBLIGATION OF PURCHASER.  The obligation
                        -------------------------------------
of Purchaser to purchase the Acquired Assets and assume the Assumed Liabilities is subject to the satisfaction at and as of the Closing of each of the following conditions, any and all of which may be waived in whole or in part by Purchaser:

          (A) REPRESENTATIONS AND WARRANTIES.  The representations and
              ------------------------------
warranties of CBS set forth in this Agreement (determined without regard to any materiality qualification or exception in any representation or warranty) shall be true and correct in all respects as of the date of this Agreement and, except for those made as of a particular date, as of the Closing as though made at and as of the Closing, except in each case for such failures of representations and warranties to be true and correct (i) as the result of changes permitted or contemplated by this Agreement and (ii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Purchaser shall have received a certificate signed by an authorized officer of CBS to such effect.

          (B) PERFORMANCE OF OBLIGATIONS OF CBS.  CBS  shall have performed or
              ---------------------------------
complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing, and Purchaser shall have received a certificate signed by an authorized officer of CBS to such effect.

          (C) MATERIAL PERMITS.  Purchaser and the Sold Subsidiaries shall have,
              ----------------
on the Closing Date, all permits, licenses, franchises and authorizations by or of Governmental Authorities required by Law for Purchaser to conduct the Business and to acquire and own the Acquired Assets, and such Permits shall be in full force and effect, except (i) where (assuming compliance by CBS with the provisions of Sections 5.3(c) and 5.4) the failure to have any such Permits or of any such Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

provided, however, that this condition shall be inapplicable to the extent
--------  -------
Purchaser shall have failed to comply with its obligations under Section 5.4 to use commercially reasonable efforts to obtain the consent of Governmental Authorities to the assignment of any Seller's or Sold Subsidiary's Permits or under Section 5.3(c) to secure its own permits, licenses, franchises, approvals, consents and authorizations by or of Governmental Authorities in lieu of any Permits held by any Seller or Sold Subsidiary.

          (D) CONVEYANCING DOCUMENTS.  Sellers shall have executed and delivered
              ----------------------
such deeds, bills of sale, assignments and other instruments, each in form and substance reasonably satisfactory to Purchaser, as shall be necessary or appropriate to convey the Acquired Assets in accordance with this Agreement.

          (E) OPINION OF CBS'S COUNSEL.  Purchaser shall have received an
              ------------------------
opinion or opinions dated the Closing Date of counsel to CBS, in form and substance reasonably satisfactory to Purchaser, with respect to the matters set forth in Schedule 6.2(e) hereto.

          SECTION 6.3.  CONDITIONS TO OBLIGATION OF CBS.  The obligation of CBS
                        -------------------------------
to (and to cause the Selling Subsidiaries to) sell, assign, transfer, convey, and deliver the Acquired Assets is subject to the satisfaction at and as of the Closing of each of the following conditions, any and all of which may be waived in whole or in part by CBS:

          (A)  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, and CBS shall have received a certificate signed by an authorized officer of Purchaser to such effect.

          (B)  PERFORMANCE OF OBLIGATIONS OF PURCHASER.  Purchaser shall have
               ---------------------------------------
performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing, and CBS shall have received a certificate signed by an authorized officer of Purchaser to such effect.

          (C)  GUARANTEE AGREEMENT.
               -------------------

          (i) The Guarantee Agreement shall be in full force and effect, and the Guarantors shall have complied in all material respects with all of their obligations thereunder.

          (ii) The condition precedent set forth in Section 17 of the Guarantee Agreement shall have been satisfied.

          (D)  OPINION OF PURCHASER'S COUNSEL.  CBS shall have received an
               ------------------------------
opinion or opinions dated the Closing Date of counsel to Purchaser and the Guarantors in form and substance reasonably satisfactory to CBS with respect to the matters set forth in Schedule 6.3(d) hereto.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1.  TERMINATION.
                        -----------

          (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (i)   by mutual written consent of CBS and Purchaser;

          (ii) by CBS if any of the conditions set forth in Sections 6.1 or 6.3 shall have become incapable of fulfillment, and shall not have been waived by CBS;

          (iii) by Purchaser if any of the conditions set forth in Sections 6.1 or 6.2 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

          (iv) by CBS or Purchaser (upon 10 days' written notice) if the Closing does not occur on or prior to March 31, 1999 (as extended as hereinafter provided, the "Termination Date");

provided, however, that (x) the party seeking termination pursuant to clause
--------  -------
(ii), (iii) or (iv) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement and (y) no termination pursuant to clause (iv) shall be effective if, as of the Termination Date, all conditions precedent to Closing set forth in Article 6 have been satisfied or waived on or before such date or are capable of being satisfied on such date, other than the conditions precedent set forth in Sections 6.1(a) and 6.1(d), and prior to the expiration of the ten-day period referred to in clause (iv), the non-terminating party notifies the terminating party in writing that it is extending the Termination Date; provided, that the
                                                            --------
Termination Date may not be extended beyond June 30, 1999.

          (b) In the event of termination by CBS, on the one hand, or Purchaser, on the other hand, pursuant to this Section 7.1, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (c) Purchaser shall return all documents and other material received from Sellers relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to CBS; and

          (d) all confidential information received by Purchaser with respect to the Business and the other operations of Sellers shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

          (e) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 7.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.2 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it from Sellers, (ii) this Agreement relating to expenses (including Sections 5.2(b), 5.7 and 5.14(d)),
(iii) Section 5.8 relating to finder's fees and broker's fees, (iv) this Section
7.1 and (v) Article 9. Nothing in this Section 7.1 shall be deemed to release either party from any Liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

          SECTION 7.2.  AMENDMENTS AND WAIVERS.  This Agreement may not be
                        ----------------------
amended except by an instrument in writing signed on behalf of each of the parties hereto. Purchaser, on the one hand, or CBS, on the other hand, may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.


                                   ARTICLE 8

                                INDEMNIFICATION

      SECTION 8.1.  INDEMNIFICATION BY CBS.
                    ----------------------

          (a) Notwithstanding anything in the Novation Agreements to the contrary, CBS hereby agrees to indemnify Purchaser and its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Losses, as incurred (payable quarterly upon written request), to the extent arising from, relating to or otherwise in respect of:

          (i) any breach of any representation or warranty of CBS contained in any Section of this Agreement (other than the representations and warranties contained in Sections 4.1(j)(B) (to the extent related to Business-Related Environmental Liabilities) and 4.1(n)) determined (except in respect of (A) of Sections 4.1(c)(i), 4.1(c)(ii), 4.1(d)(ii), 4.1(j)(A)(xv), 4.1(j)(C), 4.1(l), 4.1(s)(ii)(A) and 4.1(t) and Section 2(a)
     of Annex S and (B) representations and warranties relating to the "material" impairment of the ability of a party to perform its obligations under this Agreement) without regard to any materiality qualification or exception in any representation or warranty giving rise to the claim for indemnity hereunder;

          (ii) any breach of any covenant of any of Sellers contained in this Agreement or in any Seller Ancillary Document;

          (iii) any Liability of any Seller which is not an Assumed Liability and any Liability of any Sold Subsidiary which is an Excluded Liability;

          (iv) any Indebtedness that is not included on the Statement of Net Assets;

          (v) (A) any breach of any representation or warranty contained in Sections 4.1(j)(B) (to the extent related to Business-Related Environmental Liabilities) or 4.1(n) and (B) any Business-Related Environmental Liability (other than those Environmental Liabilities assumed by Purchaser pursuant to Sections 2.3(a)(vii) and 2.3(a)(xvi));

          (vi) the matters set forth in the first paragraph of Schedule 8.1(a)(vi); or

          (vii) subject to Purchaser's obligations under Section 8.2(x), all cash expenditures paid by Purchaser to third parties during the period described in Section 8.5(e) in respect of any Decontamination and Decommissioning Liabilities with respect to facilities or equipment located on the Premises on the Closing Date (other than Decontamination and Decommissioning Liabilities which arise from, relate to or are otherwise in respect of (v) modifications after the Closing Date to facilities or equipment, (w) the addition of new facilities or equipment constructed or installed on the Premises after the Closing Date, (x) operations conducted at any such facilities after the Closing Date (which were not conducted at such facilities prior to the Closing Date), (y) any action, omission or failure to act by Purchaser relating to the termination of service, decommissioning or demolition of facilities or equipment on the Premises, which, but for such action, omission or failure to act, would not have occurred at such time and (z) the acceleration into the applicable period described in Section 8.5(e) of costs, Losses, Liabilities and Environmental Liabilities which, but for such acceleration, would have been incurred after such period (any such Decontamination and Decommissioning Liabilities referred to in clauses (v) through (z) being referred to herein as "Purchaser's D&D")).

provided, however, that
--------  -------

          (A) CBS shall not have any Liability under clause (i) above unless the aggregate of all Losses relating thereto for which CBS would, but for this clause (A), be liable under clause (i) above exceeds $40,000,000, and then only to the extent of any such excess;

          (B) CBS shall not have any obligation to pay, in respect of Losses indemnifiable pursuant to clause (i) above, an amount in excess of $800,000,000 in the aggregate;

          (C) for purposes of calculating Losses under clauses (i) and (ii) above and determining the aggregate of all Losses pursuant to clause (A) of this proviso, CBS shall not have any Liability for any Loss in respect of such breaches if the aggregate amount of such Loss relating to a single claim (or group of claims relating to the same facts or circumstances, event or transaction) does not exceed $15,000;

          (D) CBS shall not have any Liability under this Section 8.1 and Annex S to the extent the Liability arises as a result of the operation of the Business or the Acquired Assets after the Closing or any action taken or omitted to be taken by Purchaser or any of its Affiliates;

          (E) CBS shall not have any Liability in respect of any Losses under clause (v) above except to the extent the aggregate of all such Losses for which CBS, but for this clause (E), would be liable exceeds $25,000,000, in which case, (w) for aggregate Losses of more than $25,000,000, but less than $50,000,000, CBS shall pay 50% of such Losses, (x) for aggregate Losses of $50,000,000 or more but less than $100,000,000, CBS shall pay 75% of such Losses,
              (y) for aggregate Losses of $100,000,000 or more but less than $200,000,000, CBS shall pay 50% of such Losses and (z) for aggregate Losses of $200,000,000 or more, CBS shall pay 100% of all other such Losses;

          (F) for purposes of calculating Losses under clause (v) above and determining the aggregate of all Losses pursuant to clause (E) of this proviso, CBS shall not have any liability if the aggregate amount of such Loss relating to a single claim (or group of claims relating to the same facts or circumstances, event or transaction) does not exceed $1,000,000;

          (G) CBS shall not have any Liability under clause (vi) above except to the extent the aggregate of all Losses relating thereto for which CBS would, but for this proviso, be liable under clause (vi) above exceeds $16,000,000 (subject to reduction as provided in Schedule 8.1(a)(vi)), and then (x) each of CBS and Purchaser shall be liable for fifty percent (50%) of the first $20,000,000 in aggregate Losses in excess of such amount and (y) CBS shall be liable for one hundred percent (100%) of any such Losses in excess of $36,000,000 (subject to reduction as provided in Schedule 8.1(a)(vi)); and

          (H) CBS shall not have any Liability in respect of any Losses under clause (vii) above except to the extent that the aggregate of all such Losses for which CBS would, but for this clause (H), be liable under such clause (vii) exceed $155,000,000.

          With respect to Losses for which CBS has Liability pursuant to Sections 8.1(a)(v) or (vii) and to the extent that such Liability involves the implementation of a Remedial Action, (i) in no event shall CBS's Liability extend to Remedial Action that seeks to meet or address cleanup criteria applicable to real property other than criteria applicable to real property used for purposes substantially consistent with the purposes for which the Premises were used by the Business prior to the Closing and (ii) CBS shall have the right at its sole cost and expense to review and provide Purchaser with written comments in advance of (A) the Purchaser's selection of consultants and contractors designated to perform the Remedial Action and (B) the development of the scope of work for, and type of, the Remedial Action to be implemented. Purchaser shall review and reasonably and in good faith consider CBS's comments. Purchaser shall provide all plans, reports and submissions to any Governmental Authority regarding any such Remedial Action in draft form to CBS a reasonable time prior to transmission of such items to such Governmental Authority and Purchaser shall review and in good faith consider any of CBS's comments on such plans, reports and submissions. CBS and its representatives shall have the opportunity to be present and participate at any meetings with Governmental Authorities.

          Notwithstanding any other limitation in this Section 8.1, with respect to the Waltz Mill Service Center, CBS shall, at its sole cost and expense, implement all remedial measures, including removal and decontamination activities, as may be required by and are in accordance with approvals received or to be received from the NRC (the "Plans") (x) in those areas of the Waltz Mill Service Center identified in the Plans as "Retired Facilities" and (y) which are associated with the termination of the TR-2 NRC License, which Plans are incorporated herein by reference. CBS shall have the responsibility and sole and exclusive authority to negotiate with and respond to the NRC (and any other Governmental Authority) with respect to any issues which may arise during implementation of the Plans, including, but not limited to, dose assessment and surveying issues. CBS shall continue to be obligor with respect to responsibility and liability for implementing the Plans and shall so advise the NRC. Purchaser shall have the right, at its sole cost and expense, to review and provide CBS with written comments in a reasonable time prior to transmission of plans, reports and submissions to the NRC or any other Governmental Authority and CBS shall review and in good faith consider any of Purchaser's comments on such plans, reports and submissions. Any dispute between CBS and Purchaser with respect to such plans, reports and submissions shall be addressed in the manner set forth in Section 8.8 of this Agreement (Arbitration of Certain Environmental Liabilities). Notwithstanding any leasehold interest Purchaser may have in the Waltz Mill Services Center Facilities, Purchaser shall afford CBS, its agents, employees, contractors, subcontractors and other representatives reasonable access to the Waltz Mill Service Center from and after the Closing, until such time as the Plans have been completed and NRC has approved completion of the Plans. Such access shall also include access to electrical, water, and other utilities as may be required by CBS to implement the Plans. Such access shall include, but not be limited to, the laboratory, boiler room, health physics area, engineering and electrical room.

          Notwithstanding the foregoing, from and after the time, if any, as clause (E)(z) or (H) of the third preceding paragraph becomes applicable or could reasonably be expected to become applicable prior to completion of any specific Remedial Action, all determinations with respect to Remedial Actions (including those contemplated by the first sentence of the immediately preceding paragraph) shall be made jointly by CBS and Purchaser acting reasonably and in good faith. All such determinations shall be made (1) with a view towards achieving solutions that involve reasonable and customary Remedial Actions that can be implemented efficiently and cost-effectively, (2) with due regard to avoiding undue interference with the ongoing business operations of Purchaser (or its successor in interest) at the Premises and (3) in accordance with Environmental Laws. If, in such circumstances, (X) CBS and Purchaser do not agree as to whether Remedial Action or any significant portion of a Remedial Action is required by an Environmental Law, the parties shall submit such dispute to arbitration pursuant to Section 8.8 or (Y) CBS and Purchaser do not agree with respect to the scope of work for, and the type of, the Remedial Action to be implemented, each of CBS and Purchaser shall submit to the other a written proposal with respect thereto; if the parties are unable to agree how to proceed, either party may submit such dispute to arbitration pursuant to Section 8.8.

          (b) Notwithstanding anything to the contrary contained in this Article 8 or Annex S, CBS and Purchaser have agreed to allocate responsibility for certain Assumed Liabilities pursuant to specific provisions of this Agreement. It is the intent of the parties that such provisions be the sole and exclusive means for recovery of amounts that otherwise might constitute Losses indemnifiable by CBS under this Article 8. Accordingly, CBS shall not have any Liability under clause (i) of Section 8.1(a) for any breach of representation or warranty by CBS contained in the Agreement (other than those contained in
Section 2 of Annex S) if the claim for breach of representation or warranty relates to any Assumed Liability (including Business-Related Environmental Liabilities) for which CBS and Purchaser have expressly allocated responsibility pursuant to the provisions listed in Schedule 8.1(b); provided that nothing in
                                                      --------
this Section shall eliminate, diminish or otherwise affect Purchaser's obligations under Sections 3 and 4 of Annex S.


          (c) Purchaser acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (except as provided in Section 5.14 and except as provided in Annex S with respect to Steam Generator Liabilities) shall be pursuant to the indemnification provisions set forth in this Section 8.1. In furtherance of the foregoing, Purchaser hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action it may have against Sellers, their Affiliates and their respective officers, directors, employees, stockholders, agents and representatives arising under or based upon any Law, Environmental Law or otherwise (except pursuant to the indemnification provisions set forth in this Article 8).

          SECTION 8.2.  INDEMNIFICATION BY PURCHASER.  Without limiting
                        ----------------------------
Purchaser's rights under Section 8.1 and Annex S, Purchaser hereby agrees to indemnify Sellers, their Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Losses, as incurred, (payable quarterly upon written request), to the extent arising from, relating to or otherwise in respect of:

          (i) any breach of any representation or warranty of Purchaser contained in this Agreement;

          (ii) any breach of any covenant of Purchaser contained in this Agreement or in any Purchaser Ancillary Document;

          (iii)  any Assumed Liabilities;

          (iv)   all Liabilities of the Sold Subsidiaries;

          (v)    all Indebtedness included in the Statement of Net Assets;

          (vi) any Liability under the WARN Act or similar statute to the extent arising from the actions of Purchaser after the Closing;

          (vii) any Liability under any Credit Support Arrangement following the Closing;

          (viii) any Liability relating to the performance or failure to perform under any Contracts, Intellectual Property or Technology assigned to Purchaser pursuant to Sections 5.4(b) or 5.4(c) (in the case of Section 5.4(c), to the extent Purchaser is provided the benefits of any Contract, Intellectual Property or Technology);

          (ix) the operation of the Business or the Acquired Assets, or any actions or omissions of Purchaser, its Affiliates, agents, contractors or subcontractors in connection therewith, after the Closing, including all Liabilities which arise from, relate to or are otherwise in respect of Purchaser's D&D (as defined in Section 8.1(a)(vii)); or

          (x) the termination, cessation, or alteration of Purchaser's activities at the Waltz Mill Service Center site, but only to the extent that such termination, cessation, or alteration gives rise to incremental Decontamination and Decommission Liabilities associated with a change in site use classification by a Governmental Authority from industrial to non-industrial. Any dispute between CBS and Purchaser with respect to the Losses described in this clause (x) shall be addressed in the manner set forth in Section 8.8.

          SECTION 8.3. CHARACTERIZATION OF INDEMNIFICATION PAYMENTS. All amounts
                       --------------------------------------------
paid by CBS or Purchaser, as the case may be, under this Article 8 shall be treated as adjustments to the Purchase Price for all Tax purposes.

          SECTION 8.4.  LOSSES NET OF INSURANCE; TAX LOSS AND BENEFITS; NO
                        --------------------------------------------------
CONSEQUENTIAL DAMAGES.
---------------------

          (a)   The amount of any Loss shall be:

          (i) net of any amounts recovered or recoverable by the indemnified party under insurance policies or Government Contracts (it being understood that if any amount is recovered or recoverable by Purchaser under any insurance policy or Government Contract, it shall not be subject to indemnification by CBS under this Article 8) with respect to such Loss;

          (ii) (A) increased to take account of any net Tax cost incurred by the indemnified party by reason of the receipt of any indemnity payment being treated for Tax purposes as other than an adjustment to the Purchase Price (grossed-up for such increase) and (B) reduced to take account of any net Tax benefit realized by the indemnified party in respect of the taxable year in which such Loss is incurred or paid and, with respect to a Tax benefit arising in a year subsequent to the year in which the Loss is paid or incurred, the indemnified party shall pay to the indemnifying party the amount of such Tax benefit at the time such Tax benefit is actually realized, arising from the incurrence or payment of any such Loss; and

          (iii) to avoid double-counting as to any matter, determined after giving effect to any reserves on the books of the Business as of the Closing Date in respect of such matter if and to the extent such reserve was reflected in the Statement of Working Capital or the Balance Sheet;

     provided that this clause (iii) shall not apply in determining the amount
     --------
     of any Loss for purposes of clause (v), (vi) or (vii) of Section 8.1(a) or Sections 3 and 4 of Annex S.

          (b) In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage or expense. Notwithstanding anything to the contrary contained herein, no indemnification shall be provided for under this Article 8 in respect of any indirect, special, consequential or "business interruption" damages.

          (c) Purchaser shall use its commercially reasonable efforts consistent with past practice in relation to the Energy Systems Business to pursue any and all rights to reimbursement, recovery or indemnification for Losses pursuant to any Government Contract prior to bringing any claim against CBS under this
Article 8.

          (d) Notwithstanding anything to the contrary in this Agreement and the GESCO Asset Purchase Agreement, neither CBS nor Purchaser shall have any Liability for Losses indemnifiable under Article 8 of either agreement to the extent such party has previously been indemnified with respect to such Losses pursuant to Article 8 of the other agreement.

          SECTION 8.5.  TERMINATION OF INDEMNIFICATION.
                        ------------------------------

          The obligations to indemnify and hold harmless any party, (a) pursuant to clause (a)(i) of Section 8.1 and clause (a)(i) of Section 8.2, shall terminate when the applicable representation or warranty terminates pursuant to
Section 9.3; provided, however, that such obligations to indemnify and hold
             --------  -------
harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice pursuant to Section 5.14(l), 8.6 or 8.7 (stating in reasonable detail the basis of such claim) to the party to be providing the indemnification; (b) pursuant to clause (a)(v)(B) of Section 8.1, shall terminate on the eighth anniversary of the Closing Date; (c) pursuant to clause (a)(vi) of Section 8.1 shall terminate on the fourth anniversary of the Closing Date; (d) pursuant to Section 3(b) of Annex S, shall terminate on the fourth anniversary of the Closing Date; (e) pursuant to clause (a)(vii) of
Section 8.1 shall terminate as to any equipment or facility on the earliest of
(i) the tenth anniversary of the Closing Date, (ii) the expiration or voluntary or involuntary termination of an NRC Permit or Permit issued by a foreign Governmental Authority after the Closing Date giving rise to Decontamination and Decommissioning Liabilities, and (iii) the discontinuance or closedown of a facility after the Closing Date giving rise to Decontamination and Decommissioning Liabilities; and (f) pursuant to the other clauses of Sections
8.1 and 8.2 and Annex S shall not terminate.

          SECTION 8.6.  PROCEDURES RELATING TO THIRD PARTY CLAIMS (OTHER THAN
                        -----------------------------------------------------
TAX CONTROVERSIES AND ENVIRONMENTAL LIABILITIES).
------------------------------------------------

          (a) In order for a Person (the "indemnified party"), to be entitled to
                                          -----------------
any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the indemnified party (other than a Tax Controversy or Environmental Liability, procedures for which are specified in Section 5.14(l) in the case of Tax Controversies and Section 8.9 in the case of Environmental Liabilities) (a "Third Party Claim"), such indemnified
                                           -----------------
party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of notice of the Third Party Claim; provided, however, that
                                                      --------  -------
failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure, including loss of any rights of subrogation (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. If the indemnifying party so elects to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party chooses to defend or prosecute any Third Party Claim, the indemnified party will agree to any settlement, compromise or discharge of such Third Party Claim which the indemnifying party may recommend, which involves no order for non-monetary relief, will not result in the indemnified party being bound by principles of res judicata or collateral estoppel in defending other similar claims and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim or, if such settlement, compromise or discharge does not require full payment of such liability, the indemnified party shall have the right to consent to such settlement, compromise or discharge, which consent may not be unreasonably withheld. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

          SECTION 8.7.  PROCEDURES RELATING TO NON-THIRD PARTY CLAIMS. In order
                        ---------------------------------------------
for an indemnified party to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, Tax Controversy or Environmental Liability being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under this Agreement, except to the extent that the indemnifying party shall have been actually prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 30 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under this Agreement, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under this Agreement and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, subject to Section 9.8, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

          SECTION 8.8.  ARBITRATION OF CERTAIN ENVIRONMENTAL LIABILITIES.
                        ------------------------------------------------

          Any dispute as to the scope of work or the type of Remedial Action, whether a cost or Loss is a Decontamination and Decommissioning Liability or the matters concerning the Waltz Mill Service Center described in Sections 8.1(a) and 8.2(x) shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association.

Any party may commence arbitration hereunder by delivering notice to the other party or parties to the dispute, claim or controversy. The arbitration panel shall consist of three arbitrators. Within 10 days after delivery of the notice of commencement of arbitration referred to above, the Purchaser and CBS shall each appoint one arbitrator, and the two arbitrators so appointed shall within 10 days of their appointment designate a third arbitrator within ten days of their appointment. If the arbitrators designated by the parties to the arbitration are unable or fail to agree upon the third arbitrator, the third arbitrator shall be designated by the American Arbitration Association under its rules. The arbitrators will be bound by the substantive law of the State of New York, but will not be bound by the laws of evidence and procedure customary in courts of law. The arbitrators shall be required to submit a written statement of their findings and conclusions. The award of the arbitrators shall be final, binding and conclusive on the parties; provided that, where a remedy for breach is prescribed hereunder or limitations on remedies are prescribed, the arbitrators shall be bound by such restrictions. Judgment upon the award may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be conducted in New York, New York. Unless otherwise determined by the arbitrator (which determination shall be final and binding on the Purchaser and CBS), each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be shared equally by the Purchaser, on the one hand, and CBS involved in such arbitration, on the other hand.

          SECTION 8.9.  PROCEDURES RELATING TO CLAIMS CONSTITUTING AN
                        ---------------------------------------------
ENVIRONMENTAL LIABILITY.
-----------------------

          (a) After the Closing, each of Purchaser and CBS shall notify (the

"Notifying Party") the other in writing, and in reasonable detail, of any claim
 ---------------
in respect of, arising out of or involving a claim made by any Person against the Notifying Party constituting an Environmental Liability or a breach of the representations and warranties contained in Section 4.1(j)(B) (to the extent related to Business-Related Environmental Liabilities) or Section 4.1(n) (a "Shared Claim"), within 10 business days after receipt by the Notifying Party of
 ------------
written notice of the Shared Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the other party shall have been actually prejudiced as a result of such failure (except that the other party shall not be liable for any expenses incurred during the period in which the Notifying Party failed to give such notice). Thereafter, each party shall deliver to the other party, promptly after such party's receipt thereof, copies of all notices and documents (including court papers) received by the such party relating to the Shared Claim.

          (b) Subject to the provisions of Sections 8.1(a) with respect to Remedial Actions, during the period from the date hereof to the Closing Date, Purchaser and CBS shall negotiate in good faith and enter into one or more agreements governing defense of Shared Claims, it being agreed that any such agreement shall provide that:

          (i) Purchaser and CBS will each be entitled to participate in the defense of any Shared Claim; provided, however, that if CBS shall have one
                                  --------  -------
     hundred percent of the liability in respect thereof pursuant to Section 8.1(a)(v) such claim shall be treated as a Third Party Claim under Section 8.6;

          (ii) Purchaser and CBS will each cooperate in the defense or prosecution of any Shared Claim, including the retention and (upon request) the provision to the requesting party of records and information which are reasonably relevant to such Shared Claim, and making employees (including any Business Employees familiar with such Shared Claim) available on a mutually convenient basis to provide additional information and explanation of any such records and information;

          (iii) Purchaser and CBS will consult with each other and shall mutually agree on any significant strategic decisions in respect of any Shared Claim;

          (iv) Purchaser and CBS will consult with each other and shall mutually agree on any settlement, compromise or discharge of any Shared Claim;

          (v) neither Purchaser nor CBS shall admit any liability with respect to, or settle, compromise or discharge, any Shared Claim without the other party's prior written consent (which consent shall not be unreasonably withheld); and

          (vi) appropriate and mutually agreeable arrangements with respect to day-to-day administration of any Shared Claim shall be provided for in such agreements.

          SECTION 8.10. STEAM GENERATOR MATTERS.  Annex S is incorporated herein
                        -----------------------
as if fully set forth herein.

          SECTION 8.11. SUBROGATION.  (a)  Without limiting Purchaser's
                        -----------
indemnification obligations pursuant to Section 8.2, in connection with any defense in respect of, arising out of or involving a claim by any Person against Sellers or any of their Affiliates, Sellers and their Affiliates shall be subrogated to the rights of Purchaser under any Contracts included in the Acquired Assets (including rights to indemnification and reimbursement).

          (b) To the extent that Purchaser has refrained from, delayed, or abandoned pursuing any rights to reimbursement, recovery or indemnification for Losses pursuant to any Contract with respect to any Losses subject to indemnification by Purchaser pursuant to Section 8.2, Sellers or their Affiliates shall have the right, at their election, to commence or assume a claim or course of action in Purchaser's name with respect to any of Purchaser's rights subrogated hereunder.


                                   ARTICLE 9

                              GENERAL PROVISIONS

          SECTION 9.1.  NOTICES.  All notices and other communications hereunder
                        -------
shall be in writing (including telecopy or similar writing) and shall be sent, delivered or mailed, addressed or telecopied:

          (a)  if to Purchaser, to:

               WGNH Acquisition, L.L.C.

               c/o Morrison Knudsen Corporation
               Attention:  Corporate Secretary
               720 Park Boulevard
               Boise, ID 83712
               Telecopy No.:  (208) 386-5298

               c/o British Nuclear Fuels plc
               Alvin J. Shuttleworth
               Company Secretary and Group Legal Director
               Risley, Warrington
               Cheshire WA3 6AS
               England
               Telecopy No.:  011-441-925-832058
               with a copy to:

               Sutherland, Asbill & Brennan LLP
               1275 Pennsylvania Avenue, N.W.
               Washington, D.C. 20004
               Attention:  Mark D. Herlach, Esq.
               Telecopy No.:  (202) 637-3593

          (b)  if to CBS, to:

               Office of General Counsel
               CBS Corporation
               Westinghouse Building
               11 Stanwix Street
               Pittsburgh, PA  15222
               Telecopy No.:  (412) 642-5224

               with copies to:

               Office of General Counsel
               CBS Inc.
               51 West 52nd Street
               New York, New York  10019
               Telecopy No.:  (212) 975-3744

               and

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Attention:  Howard Chatzinoff, Esq.
               Telecopy No.:  (212) 310-8007

Each such notice or other communication shall be given (i) by hand delivery,
(ii) by nationally recognized courier service or (iii) by telecopy, receipt confirmed. Each such notice or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 9.1 (or in accordance with the latest unrevoked direction from such party) and (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.1 (or in accordance with the latest unrevoked direction from such party), and confirmation is received.

          SECTION 9.2.  INTERPRETATION.  The Exhibits, Annexes and Schedules are
                        --------------
part of this Agreement as if fully set forth in this Agreement. When a reference is made in this Agreement to a Section, Exhibit, Annex or Schedule, such reference shall be to a Section of, or an Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of any indemnification provision in this Agreement, the word "expenses" shall mean out-
                                                       --------
of-pocket expenses, and shall not include any allocations of internal salaries and other expenses. Whenever the words "included," "includes" or "including" are
                                        --------    --------      ---------
used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the word "material" is used in this Agreement
                                          --------
(except when used with respect to the Purchaser), it shall mean material to the Business or financial condition of the Business, taken as a whole. Whenever reference is made to "knowledge" with respect to any Seller, it shall mean the
                      ---------
actual knowledge of the Persons named in Schedule 9.2. Any matter set forth in any Schedule shall be deemed set forth in all other Schedules to the extent relevant.

          SECTION 9.3.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
                        -----------------------------------------------------
The representations and warranties contained in this Agreement (including the representation and warranty contained in the penultimate sentence of Section 4.1(h)) shall survive the Closing solely for purposes of Article 8 and shall terminate at the close of business 18 months following the Closing Date; provided, however, that (i) the representations and warranties contained in
--------  -------
Sections 4.1(a), 4.1(b), 4.1(f) and 4.1(g) (but only to the extent Section 4.1(g) relates to matters of title) shall survive indefinitely; (ii) the representations and warranties contained in Section 4.1(c)(i) shall survive until the fourth anniversary of the Closing Date; (iii) the representations and warranties contained in Section 4.1(m) and Section 4.1(j)(B) shall survive until the close of business 30 months following the Closing Date; and (iv) the representations and warranties contained in Section 4.1(o), to the extent that such representations and warranties relate to Income Taxes, shall terminate on the Closing Date. The covenants contained in this Agreement, except as otherwise expressly provided, shall survive the Closing indefinitely; provided, however,
                                                            --------  -------
that the covenants contained in Sections 5.1, 5.2, 5.3(a) and 5.3(b) shall terminate on the Closing Date.

          SECTION 9.4.  SEVERABILITY.  If any provision of this Agreement (or
                        ------------
any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of


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

competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

          SECTION 9.5.  COUNTERPARTS.  This Agreement may be executed in two or
                        ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by telecopy) to the other party.

          SECTION 9.6.  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.  Except
                        ----------------------------------------------
as expressly otherwise agreed in writing by the parties hereto, this Agreement, the Guarantee Agreement, the Novation Agreements and the Confidentiality Agreements (a) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings, negotiations and discussions, whether written and oral, among the parties with respect to the subject matter hereof, and there are no warranties, representations or other agreements between the parties hereto in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Guarantee Agreements, and the Confidentiality Agreements and
(b) except as provided in Article 8, are not intended to confer upon any Person other than the parties hereto (and the Selling Subsidiaries) and their successors and permitted assigns any rights or remedies hereunder.

          SECTION 9.7.  GOVERNING LAW.  This Agreement shall be governed by, and
                        -------------
construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

          SECTION 9.8.  MEDIATION; CONSENT TO JURISDICTION.
                        ----------------------------------

          (a) Except as provided in Section 8.8, any dispute among the parties arising out of or in connection with this Agreement or any other agreement, instrument or other document delivered pursuant to this Agreement, or any alleged breach hereof or thereof (other than (i) a dispute arising under or with respect to Section 5.19 or the confidentiality obligations set forth in the second penultimate sentence of Section 5.2(a) or (ii) a dispute in respect of which there is a reasonable likelihood of irreparable harm (as to which a party may seek a temporary restraining order or injunctive relief)) shall be submitted for discussion and possible resolution by senior officers or designated spokesperson of each such party.


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

          (b) If within a period of 15 days after submission of a matter in accordance with clause (a) hereof the respective senior officers and designated spokespersons are unable to agree upon a resolution, any party may within 15 days after the aforesaid 15-day period elect to utilize a non-binding resolution procedure whereby each party presents its case at a hearing held in New York, New York before a neutral advisor, who shall be selected from the CPR Institute For Dispute Resolution. The parties shall bear their respective costs incurred in connection with this procedure including the fees and expenses of the neutral advisor. Prior to the hearing, the parties and the neutral advisor shall use their reasonable best efforts to agree on a set of ground rules for the hearing. At the closing of the hearing, the senior executive officers of the respective parties shall meet and attempt to resolve the matter. Only after the foregoing procedure has been exhausted shall either party resort to litigation as the final adjudication of the dispute.

          (c) Each of Purchaser and CBS irrevocably submits to the non-exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York located in the Borough of Manhattan in the City of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Purchaser and CBS further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 9.1 or, in the case of Purchaser, to its agent for service of process shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of Purchaser and CBS irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York, New York County, or (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 9.9.  PUBLICITY.  From the date of this Agreement through the
                        ---------
Closing, neither CBS, on the one hand, nor Purchaser, on the other hand, shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.
If one party provides a copy of its proposed press release or public announcement to the other party, and the other party does not object or comment on the proposal within forty-eight hours of receipt, such failure to comment will be treated as consent to publication by the recipient. If such release or announcement is required


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

by Law or the rules or regulations of a national securities exchange in the United States, the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of its issuance. The parties will agree on an appropriate procedure to implement the requirements of this Section 9.9.

          SECTION 9.10. ASSIGNMENT.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except that, so long as any such assignment would not delay or impede the consummation of the transactions contemplated hereby, Purchaser may assign to one or more Purchaser Affiliates the right to acquire part or all of the business and assets of the Business hereunder, together with the other rights of Purchaser hereunder with respect thereto; provided, however, that any such assignment shall not release
                 --------  -------
Purchaser from any Liability hereunder (including any Liability under Article 8) or enlarge or enhance Purchaser's rights or affect any limitations on CBS's Liability under Article 8. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          SECTION 9.11. WAIVER OF JURY TRIAL; TRIAL COSTS.   Each of Purchaser
                        ---------------------------------
and the Sellers, for themselves and their respective Affiliates, hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of Purchaser and the Sellers or their respective Affiliates pursuant to this Agreement in the negotiation, administration, performance or enforcement thereof. The party in whose favor a final judgment is rendered shall be entitled to reasonable costs and reasonable attorneys' fees.


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

          IN WITNESS WHEREOF, CBS and Purchaser have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                    CBS CORPORATION


                    By:   /s/ Fredric G. Reynolds
                       ---------------------------------
                    Name:  Fredric G. Reynolds
                    Title: Executive Vice President,
                           Chief Financial Officer

                    WGNH ACQUISITION, LLC


                    By:  /s/ Stephen G. Hanks
                       ----------------------------
                    Name: Stephen G. Hanks.
                    Title:


                    By:  /s/ J. J. Taylor
                       ---------------------------------
                    Name: J. J. Taylor
                    Title:


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




                            EXHIBITS AND SCHEDULES



        THE REGISTRANT AGREES TO PROVIDE THE SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST, WITH COPIES OF THE EXHIBITS AND SCHEDULES HERETO.





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